STOCK PURCHASE AND MERGER AGREEMENT


                                  by and among

                             AMERICAN SKIING COMPANY



                                       and


                                TRIPLE PEAKS LLC




                         ------------------------------

                                January 24, 2002
                         ------------------------------

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I CERTAIN DEFINITIONS.................................................1
         1.01     Certain Definitions.........................................1
         1.02     Other Capitalized Terms.....................................6

ARTICLE II CALCULATION OF PURCHASE PRICE AND PAYMENT..........................8
         2.01     Sale and Purchase of Shares.................................8
         2.02     Payments in Respect of Real Estate.........................10
         2.03     Payment of Purchase Price at the Closing...................10
         2.04     Purchase Price Adjustments.................................10
         2.05     Working Capital and EBITDA Adjustments.....................11
         2.06     Form of Transaction........................................13

ARTICLE III REPRESENTATIONS AND  WARRANTIES OF THE SELLER....................13
         3.01     Organization and Qualification.............................13
         3.02     Title to the Shares.  .....................................14
         3.03     Capitalization.............................................14
         3.04     Subsidiaries...............................................14
         3.05     Binding Obligation.........................................14
         3.06     No Defaults or Conflicts...................................14
         3.07     No Governmental Authorization or Consent Required..........15
         3.08     Financial Statements; Undisclosed Liabilities..............15
         3.09     Intellectual Property......................................15
         3.10     Compliance with the Laws...................................16
         3.11     Contracts..................................................16
         3.12     Litigation.................................................16
         3.13     Approvals..................................................17
         3.14     Labor Matters..............................................17
         3.15     Employee Benefit Plans.....................................17
         3.16     Brokers....................................................18
         3.17     Environmental Compliance...................................18
         3.18     Insurance..................................................18
         3.19     Real Property..............................................18
         3.20     Tax Matters................................................19
         3.21     Reservation Accounts.......................................20
         3.22     NO OTHER REPRESENTATIONS...................................20
         3.23     CONDITION OF THE BUSINESS..................................21

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................21
         4.01     Organization of the Purchaser..............................21
         4.02     Capitalization.............................................21
         4.03     Power and Authority........................................22

         4.04     No Conflicts...............................................22
         4.05     Purchaser Financial Statements; Undisclosed Purchaser
                     Liabilities.............................................23
         4.06     Title to Properties........................................23
         4.07     Securities Laws Matters....................................23
         4.08     Litigation.................................................24
         4.09     Compliance with the Laws; Approvals........................24
         4.10     Taxes......................................................24
         4.11     Brokers....................................................24
         4.12     Availability of Funds......................................24
         4.13     INDEPENDENT INVESTIGATION..................................25

ARTICLE V EMPLOYEES AND EMPLOYEE-RELATED MATTERS.............................25
         5.01     Employment Matters.........................................25
         5.02     Benefit Plans..............................................25
         5.03     Hotel Employees.  .........................................26

ARTICLE VI CLOSING 26
         6.01     The Closing................................................26
         6.02     Extension of Closing Date..................................26

ARTICLE VII CONDITIONS TO OBLIGATIONS OF  THE PURCHASER TO CONSUMMATE THE
        TRANSACTION..........................................................26
         7.01     Representations and Warranties; Compliance with Covenants..27
         7.02     No Closing Condition Material Adverse Effect...............27
         7.03     No Injunction..............................................27
         7.04     Approvals..................................................27
         7.05     Release of Liens...........................................27
         7.06     Shares.....................................................28
         7.07     FIRPTA Affidavit...........................................28
         7.08     Resignations...............................................28
         7.09     Charter Documents and Corporate Records....................28
         7.10     Cash on Hand Amount........................................28
         7.11     Related Documents..........................................28
         7.12     KeyBank consent............................................28

ARTICLE VIII CONDITIONS TO OBLIGATIONS OF  THE SELLER TO CONSUMMATE THE
                TRANSACTION..................................................28
         8.01     Representations and Warranties; Compliance with Covenants..29
         8.02     No Purchaser Material Adverse Effect.......................29
         8.03     No Injunction..............................................29
         8.04     Approvals..................................................29
         8.05     Related Documents..........................................29
         8.06     No Default.................................................29

ARTICLE IX COVENANTS.........................................................30
         9.01     Regulatory Filings, etc....................................30

                                       ii
         9.02     Injunctions................................................30
         9.03     Access to Information......................................30
         9.04     No Extraordinary Actions by the Seller.....................31
         9.05     Commercially Reasonable Efforts; Further Assurances; Related
                        Documents............................................32
         9.06     Notice to KIC..............................................32
         9.07     Use of Names; Name Change..................................33
         9.08     Confidentiality; Publicity.................................33
         9.09     Transition Services........................................34
         9.10     Access to Records after the Closing........................34
         9.11     Schedules..................................................34
         9.12     Delivery of Interim Financial Statements...................35
         9.13     Indemnification............................................35
         9.14     Indebtedness...............................................35
         9.15     Trademark Transfer.........................................35
         9.16     Alternative Transactions...................................35
         9.17     Purchaser's Organizational Documents.......................35
         9.18     Real Estate Purchase.......................................36
         9.19     Hotel Related and Other Agreements; Hotel Employer.........36
         9.20     Reservation Deposits.......................................36
         9.21     Fraudulent Conveyance......................................36

ARTICLE X SURVIVAL AND INDEMNIFICATION.......................................37
         10.01    Survival...................................................37
         10.02    Indemnification by the Seller..............................37
         10.03    Indemnification by the Purchaser...........................37
         10.04    Limitations on Indemnification; Exclusive Remedy...........38
         10.05    Defense of Claims..........................................38
         10.06    Losses Net of Insurance, etc...............................39
         10.07    Off-Set....................................................39

ARTICLE XI TAX MATTERS.......................................................40
         11.01    Tax Indemnification........................................40
         11.02    Tax Refunds................................................41
         11.03    Preparation and Filing of Tax Returns and Payment of Taxes.41
         11.04    Accounting and Tax Records.................................42
         11.05    Tax Cooperation............................................42
         11.06    Tax Audits.................................................42
         11.07    Tax Treatment of Indemnification Payment...................43

ARTICLE XII TERMINATION......................................................43
         12.01    Termination................................................43
         12.02    Other Agreements; Material To Be Returned..................45
         12.03    Liquidated Damages.........................................45
         12.04    Obligations Shall Cease....................................46

ARTICLE XIII MISCELLANEOUS...................................................47
         13.01    Complete Agreement.........................................47
         13.02    Waiver, Discharge, etc.....................................47
         13.03    Fees and Expenses..........................................47
         13.04    Amendments.................................................47
         13.05    Notices....................................................47
         13.06    Governing Law; Waiver of Jury Trial; Consent to
                        Jurisdiction.........................................48
         13.07    Headings...................................................49
         13.08    Interpretation.............................................49
         13.09    Exhibits and Schedules.....................................49
         13.10    Successors.................................................49
         13.11    Third Parties..............................................50
         13.12    Severability...............................................50
         13.13    Counterparts; Effectiveness................................50

EXHIBITS

Exhibit A                Form of CORIS License Agreement
Exhibit B                Form of Escrow Agreement
Exhibit C                Terms of Joint Promotional Agreement
Exhibit D                Form of Letter of Credit
Exhibit E                Purchase Money Note
Exhibit F                Purchase Money Security Agreement
Exhibit G                Subordination Agreement
Exhibit H                Terms of Preferred Interests

SELLER SCHEDULES



1.01                     Knowledge of the Seller
3.03(a)                  Capitalization
3.08(a)                  Financial Statements
3.09(a)                  Intellectual Property
3.11                     Material Contracts
3.12                     Litigation
3.15(a)                  Employee Benefit Plans
3.17                     Environmental Compliance
3.19(a)(1)               Owned Real Property
3.19(a)(2)               Real Property Leases
3.19(c)                  U.S. Forest Service Properties
3.19(d)                  Space Lease
5.01                     Employment Matters
5.04                     Hotel Employees
7.05                     Contract Liens
9.04(a)                  Extraordinary Actions
9.07(a)                  Seller Trade Names
9.07(b)                  Purchaser Trade Names
9.14                     Certain Indebtedness
9.15                     Certain Trademarks and Trade Names
9.19                     Certain Contracts
12.01(g)                 Senior Lenders

PURCHASER SCHEDULES



4.02(a)                  Executive Summary
4.05(a)(i)               Purchaser Financial Statements
4.05(a)(ii)              Purchaser Pro Forma Balance Sheet
4.05(b)                  Liabilities
4.08                     Litigation

                       STOCK PURCHASE AND MERGER AGREEMENT

                  STOCK PURCHASE AND MERGER AGREEMENT, dated as of January 24, 2002 (this "Agreement"), by and among American Skiing Company, a Delaware corporation (the "Seller"), and Triple Peaks LLC, a Colorado limited liability company (the "Purchaser"), for the sale and purchase of all of the issued and outstanding capital stock of Steamboat Ski & Resort Corporation, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, the Seller is the beneficial and record owner of all of the issued and outstanding shares of common stock, par value $.01 per share, of the Company (the "Shares");

                  WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, all of the Shares upon the terms and subject to the conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the parties hereby agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

                   1.01 Certain Definitions. As used in this Agreement, unless the context requires otherwise, the following terms shall have the meanings indicated:

                  "Affiliate" of any specified Person means any other Person, existing or future, directly or indirectly Controlling, Controlled by or under common Control with the specified Person.

                  "Alternative Transaction" means an acquisition of beneficial ownership of all or substantially all of the assets of, or any material interest in, the Company (whether in a stand-alone transaction or together with other assets of, or interests in, any other entities) pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, joint venture or other similar transaction (including any single or multi-step transaction or series of related transactions) with respect to the Company.

                   "Approvals" means franchises, licenses, permits, certificates of occupancy and other required approvals, authorizations and consents, including the U.S. Forest Service Permit.

                  "Business" means the alpine ski and snowboard resort operated by the Company known as the Steamboat ski area located in the Medicine Bow/Routt National Forest, Routt County, Colorado, but excluding the management of the Hotel and the retail portions of the Hotel.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the States of Colorado, Maine or Vermont are authorized or required by law or executive order to close.

                  "Closing" means the closing of the transactions contemplated by this Agreement.

                  "Closing Condition Material Adverse Effect" means a material adverse effect upon, and relating specifically and exclusively to, the Company's ability to continue the operation of the Business taken as a whole. Without limiting the foregoing, "Closing Condition Material Adverse Effect" shall not include any change, effect, condition, event or circumstance arising out of, or attributable to (i) general economic conditions, changes, effects, events or circumstances, (ii) changes, effects, conditions, events or circumstances that generally affect the ski, resort or hospitality industries, (iii) any change, effect, condition, event or circumstance affecting the Seller or any of its Affiliates other than the Company (provided, however, that Closing Condition Material Adverse Effect shall include the bankruptcy of the Seller) notwithstanding that such change, effect, condition, event or circumstances may have an effect on the terms and conditions on which inventory or other assets are purchased by the Company, (iv) any bankruptcy or insolvency of, or any other event affecting the service of, any airline conducting business at any airport servicing the Resort, or any reduction in or elimination of service by any such airline (or any announcement that any such reduction or elimination is to occur), (v) any acts of terrorism or acts of war, whether occurring within or outside the United States, or any effect of any such acts on general economic or other conditions, or (vi) changes arising from the consummation of the transactions contemplated hereby or the announcement of the execution of this Agreement.

                  "Closing Date" means the date on which the Closing actually occurs pursuant to Article VI.

                  "COBRA" means the Consolidated Omnibus Budget Reconciliation Act, as amended.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Contract" means any note, bond, mortgage, indenture, deed of trust, license agreement, franchise, contract, agreement, Lease (including any Real Property Lease), instrument or guarantee (including any amendments, modifications, extensions or replacements thereof).

                  "Control" means the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of securities, by contract or otherwise.

                   "CORIS License Agreement" means a duly executed license agreement substantially in the form attached as Exhibit A hereto.

                  "Environmental Claims" means any written claims, notices of noncompliance or violation and legal proceedings by any Person alleging potential liability arising under any Environmental Law.

                  "Environmental Laws" means any United States federal, state, local or municipal statute, law, rule, regulation, ordinance, code and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Agency.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agreement" means a duly executed escrow agreement substantially in the form attached as Exhibit B hereto.

                  "Financial Statements" means (a) the unaudited balance sheet and statements of income and cash flow of the Company as of July 29, 2001, 2000, and 1999, respectively, prepared in accordance with GAAP (but excluding any footnotes or related notes) and (b) the unaudited balance sheet and statements of income and cash flow of the Company as of October 31, 2001, in each case, as contained in Schedule 3.08(a).

                  "GAAP" means United States generally accepted accounting principles in effect as of the date hereof.

                  "Governmental Agency" means any governmental body or other regulatory or administrative agency or commission.

                   "Hotel" means the Steamboat Grand Hotel at Steamboat, Colorado, located at the Resort.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Interim Period" means (a) with respect to Income Taxes, the portion of any taxable year or period ending on the Closing Date and (b) with respect to RMS Taxes, the portion of any taxable year or period ending on July 29, 2001.

                  "Joint Promotional Agreement" means an agreement to be entered into on or prior to the Closing Date, by and among the Company and the Grand Summit Resort Properties, Inc., an indirect wholly owned subsidiary of the Seller ("GSRP"), providing for cooperative cross-marketing and affinity programs, the principal terms of which are set forth on Exhibit C hereto.

                  "Judgment" means any judgment, ruling, writ, injunction, order, arbitral award or decree.

                  "Knowledge of the Seller" means the actual knowledge of those officers of the Seller listed on Schedule 1.01(a) hereto as of the date hereof.

                  "Law" means any Judgment, law, statute, rule or regulation of any Governmental Agency.

                  "Lease" means any lease, sublease, easement, license, right-of-way or similar interest in real or personal property.

                  "Letter of Credit" means an irrevocable letter of credit in the amount of $5,000,000 issued by KeyBank National Association substantially in the form attached as Exhibit D hereto.

                  "Lien" means any lien, encumbrance, security interest, charge, mortgage, title defect or imperfection, encroachment, option or pledge of any nature whatsoever.

                  "Litigation" means any arbitration, action, suit, claim, proceeding, investigation or written inquiry by or before any Governmental Agency, court or arbitrator.

                  "Material Adverse Effect" means a material adverse effect upon the results of operations, properties, assets or condition of the Business taken as a whole; provided, however, that "Material Adverse Effect" shall not include any change, effect, condition, event or circumstance arising out of or attributable to (i) changes, effects, conditions, events or circumstances that generally affect the ski, resort or hospitality industries and that do not materially and disproportionately affect the Business as compared to other ski resorts, (ii) general economic conditions, changes, effects, events or circumstances, or (iii) changes arising from the consummation of the transactions contemplated hereby or the announcement of the execution of this Agreement.

                  "Multiemployer Plan" means an employee pension benefit plan, as defined in Section 3(37) of ERISA, to which the Seller contributes.

                  "Off-Set Escrow Agreement" means a duly executed escrow agreement providing that principal amounts owing in respect of the Preferred Interests and the Purchase Money Note may be deposited into escrow if a claim by the Purchaser pursuant to Section 2.05(f) or Article X or XI is pending and the Preferred Interests have not yet been repurchased and the Purchase Money Note remains outstanding.

                  "Permitted Exceptions" means (i) Liens disclosed on any balance sheet included in the Financial Statements or securing liabilities reflected therein; (ii) Liens for taxes, assessments and similar charges that are not yet due and payable or are being contested in good faith; (iii) mechanic's, materialman's, carrier's, repairer's and other similar Liens arising or incurred in the ordinary course of business; (iv) non-monetary Liens which would not have a Material Adverse Effect; (v) any Liens arising out of the agreements set forth on Schedule 7.05 (provided, however, that such Liens shall be released on or prior to the Closing in accordance with Section 7.05); (vi) Liens that would be disclosed by an accurate survey or physical inspection of the Real Property; (vii) applicable zoning regulations and ordinances, and building, health and other applicable laws or ordinances; (viii) all Space Leases; and (ix) any exceptions to title set forth in the title reports listed on Schedule 3.19(a)(1).

                  "Person" means an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a joint venture, a Governmental Agency or another entity.

                  "Pre-Closing Periods" means any Interim Periods and (a) with respect to Income Taxes, any taxable years or periods that end on or prior to the Closing Date and (b) with respect to RMS Taxes, any taxable years or periods that end on or prior to July 29, 2001.

                  "Purchaser Financial Statements" means the audited consolidated balance sheet and statements of income, cash flow and stockholders' equity (together with the notes thereto) of Okemo Mountain, Inc. ("Okemo"), and The Sunapee Difference, LLC ("Sunapee"), as of April 30, 2001, 2000, and 1999, respectively, prepared in accordance with GAAP, as contained in Schedule 4.05(a)(i).

                  "Purchaser Material Adverse Effect" means a material adverse effect upon (a) the results of operations, properties, assets or condition of the Purchaser, Okemo and Sunapee taken as a whole or (b) the ability of the Purchaser to purchase the Shares, pay the Purchase Price and duly execute and deliver (or cause to be executed and delivered) the Related Documents; provided, however, that "Purchaser Material Adverse Effect" shall not include any change, effect, condition, event or circumstance arising out of or attributable to (i) changes, effects, conditions, events or circumstances that generally affect the ski, resort or hospitality industries and that do not materially and disproportionately affect the Purchaser, Okemo and Sunapee as compared to other ski resorts, (ii) general economic conditions, changes, effects, events or circumstances, or (iii) changes arising from the consummation of the transactions contemplated hereby or the announcement of the execution of this Agreement.

                  "Purchaser Pro Forma Balance Sheet" means the unaudited pro forma balance sheet of the Purchaser and its Subsidiaries on a consolidated basis after giving effect to the transactions contemplated by this Agreement and the contribution to the Purchaser of the equity interest of the owners of the Okemo ski resort in Ludlow, Vermont and the Sunapee ski resort in Newbury, New Hampshire, as of the Closing Date, prepared in accordance with GAAP, as contained in Schedule 4.05(b)(ii).

                  "Related Documents" means (i) an agreement reasonably acceptable to the Buyer and the Seller, which shall provide for equal access between the Hotel and the Resort to the telephone switching systems of the Resort and the assignment to GSRP (or a designated affiliate of GSRP) of the DirectNet software used at the Hotel, (ii) the Preferred Equity Documentation (including the Purchaser's Organizational Documents), (iii) the Purchase Money Documentation, (iv) the Escrow Agreement and the Off-Set Escrow Agreement, (v) the Joint Promotional Agreement, (vi) the CORIS License Agreement and (vii) all other agreements and instruments described in this Agreement that are to be executed and delivered at or prior to the Closing in connection with the transactions contemplated hereby.

                  "Resort" means the ski resort at Steamboat, Colorado operated by the Seller as part of the Business.

                  "Seller Disclosure Schedule" means the disclosure letter prepared by the Seller, dated as of the date hereof, and delivered by the Seller to the Purchaser.

                  "Subsidiary" of any specified Person means any other Person
(i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other Person are owned or Controlled, directly or indirectly, by such specified Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or Control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, limited liability company, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other Person is owned or Controlled, directly or indirectly, by such specified Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or Control exists.

                  "Taxes" means (a) all federal and state net income taxes, together with any interest, penalties and additions imposed thereon by any federal or state taxing authority on the Company (i) with respect to any taxable year or period ending on or before the Closing Date and (ii) with respect to taxable years or periods beginning before the Closing Date and ending after the Closing Date, which are allocable to the portion of such taxable year or period ending on the Closing Date (collectively, "Income Taxes") and (b) all room, meals and sales taxes imposed on the Company (i) with respect to any taxable year or period ending on or before July 29, 2001 and (ii) with respect to taxable years or periods beginning before July 29, 2001 and ending after July 29, 2001, which are allocable to the portion of such taxable year or period ending on July 29, 2001 (collectively, "RMS Taxes").

                  "Tax Returns" means all returns and reports, information returns, or payee statements (including elections, declarations, filings, forms, statements, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

                  "WARN Act" means the Worker Adjustment and Retraining Notification Act, as amended.

                  "Working Capital" means the excess of the Company's cash on hand (excluding any amounts in the Reservation Accounts as of the Closing Date), inventory, accounts receivable and prepaid expenses, less accounts payable, accrued liabilities and deferred revenues.

                   "WPA" means Walton Ponds Apartments, Inc., a Delaware corporation and a majority owned subsidiary of the Company.

                   1.02 Other Capitalized Terms. The following capitalized terms are defined in the following Sections of this Agreement:

Term                                                               Section
----                                                               -------
Adjustment Payment Date                                            2.05(f)
Agreement                                                          Preamble
Arbiter                                                            2.01(c)
Cash on Hand Amount                                                7.10
Company                                                            Preamble
Company Plans                                                      3.15(a)
Confidentiality Agreement                                          9.08
Contest                                                            11.06(b)
Conveyed Properties                                                9.18
CPA-Determined Differences                                         2.05(d)(ii)
CPA Firm                                                           2.05(d)(ii)
Delayed Closing Date                                               6.02
Delay Notice                                                       6.02
Deposit                                                            2.01(b)
Differences                                                        2.05(d)(ii)
Disagreement Notice                                                2.03(c)
EBITDA                                                             2.05(a)(ii)
Employees                                                          5.01
Equity Equivalents                                                 4.02(a)
Escrow Agent                                                       2.01(b)
Estimated EBITDA Amount                                            2.05(a)(ii)
Estimated Working Capital Amount                                   2.05(a)(ii)
FCC                                                                3.07
Final Adjustment Certificate                                       2.05(b)
Final EBITDA Amount                                                2.05(b)
Final Working Capital Amount                                       2.05(b)
GSRP                                                               7.08
Hotel Management Agreement                                         9.19
Indemnifiable Losses                                               10.02(a)
Indemnified Party                                                  10.02(a)
Indemnifying Party                                                 10.05(a)
Insurance Losses                                                   10.02(b)
Insurance Policies                                                 3.18
Intellectual Property                                              3.09(a)
Intellectual Property Rights                                       3.09(b)
Interim Financial Statements                                       9.12
KeyBank Consent                                                    4.04
KIC                                                                9.06
KIC Interest                                                       9.06
Leased Property                                                    3.19(a)
Mandatory Redemption Date                                          2.01(d)
Market Terms                                                       2.01(c)
Material Contract                                                  3.11
New U.S. Forest Service Permit                                     7.04
Off-Set Escrow                                                     10.07(a)

Owned Real Property                                                3.19(a)
Preferred Interests                                                2.01(d)
Purchase Money Documentation                                       2.01(c)
Purchase Money Note                                                2.01(c)
Purchase Money Security Agreement                                  2.01(c)
Purchase Price                                                     2.01
Purchaser                                                          Preamble
Purchaser Indemnitees                                              10.02
Purchaser LLC Agreement                                            2.01(d)
Purchaser Plans                                                    5.02
Purchaser Trade Names                                              9.07(b)
Purchaser's Organizational Documents                               2.01(d)
Real Property                                                      3.19(a)
Real Property Leases                                               3.19(a)
Representatives                                                    9.03
Reservation Accounts                                               3.21
Reservation Deposits                                               3.21
Reservation Withdrawal Amount                                      9.20
Resolved Objections                                                2.05(d)(i)
Review Period                                                      2.05(c)
Scheduled Closing Date                                             6.02
Schedule(s)                                                        Article III
Securities Act                                                     4.04(a)
Seller                                                             Preamble
Seller Indemnities                                                 10.03
Seller Trade Names                                                 9.07(a)
Space Leases                                                       3.19(d)
Subscription Agreement                                             2.01(d)
U.S. Forest Service Permit                                         3.19(c)
U.S. Forest Service Properties                                     3.19(c)
WPA Stockholders' Agreement                                        9.06


                                   ARTICLE II

                    CALCULATION OF PURCHASE PRICE AND PAYMENT

                   2.01 Sale and Purchase of Shares.


                   (a) At the Closing, upon the terms and subject to the conditions of this Agreement, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller all of the Shares. The aggregate purchase price for the Shares shall be $87,500,000 (the "Purchase Price"). The Purchase Price shall be adjusted as further provided herein and in Sections 2.04, 2.05, 2.06, 9.06 and 9.20.

                   (b) Deposit. Simultaneously with the execution of this Agreement, the Purchaser shall deposit $5,000,000 in immediately available funds (the "Deposit") with the firm of Salmon & Nostrand pursuant to the Escrow Agreement, dated as of the date hereof, by and among the Purchaser, the Seller, Salmon & Nostrand and TransNation Land America, Inc. (the "Escrow Agent"). Pursuant to the Escrow Agreement, if the Board of Directors of the Seller approves this Agreement, then within one Business Day after receipt of notice of such approval Salmon & Nostrand shall either (i) deliver (x) the Deposit to the Escrow Agent to be held in accordance with the Escrow Agreement, and (y) any interest accrued on the Deposit to the Purchaser or (ii) if the Purchaser shall have delivered the Letter of Credit to the Seller, return the Deposit and any interest accrued thereon to the Purchaser. At the Closing, (A) if the Deposit has been delivered to the Escrow Agent, the Deposit shall be applied to the Purchase Price and any interest accrued thereon shall be disbursed to the Purchaser or (B) if the Letter of Credit shall have been delivered to the Seller, the Seller shall draw upon the Letter of Credit in full (the Purchaser hereby agreeing that the Seller shall not be obligated to consummate the Closing unless and until the issuer of the Letter of Credit shall have paid the proceeds of the Letter of Credit to the Seller). If the Purchaser shall default in its obligations under this Agreement, the Deposit and any interest accrued thereon shall be disbursed to the Seller or, if the Letter of Credit shall have been delivered to the Seller, the Seller shall have the right to draw upon the Letter of Credit in full, with the Deposit and the interest accrued thereon or the proceeds of the Letter of Credit, as the case may be, constituting liquidated damages as provided in Section 12.03(a).

                   (c) Purchase Money Loan Financing The parties agree that, as further provided in Section 2.03, $4,500,000 of the Purchase Price shall be payable in the form of a secured promissory note (the "Purchase Money Note") issued by the Purchaser in favor of the Seller. The Purchase Money Note shall be in the form attached as Exhibit E hereto and shall be secured by a Guarantee and Security Agreement in the form attached as Exhibit F hereto (the "Purchase Money Security Agreement" and together with the Purchase Money Note and the Purchase Money Security Agreement, the "Purchase Money Documentation"). The Purchase Money Documentation shall be subject to the terms of the Subordination Agreement in the form attached hereto as Exhibit G.

                   (d) Purchase Money Equity. The parties further agree that, as further provided in Section 2.03, $3,000,000 of the Purchase Price shall be payable in the form of non-assessable, fully paid and validly issued preferred units in the Purchaser (the "Preferred Interests"), issued by the Purchaser to the Seller pursuant to the limited liability company agreement of the Purchaser (the "Purchaser LLC Agreement") and a subscription agreement with respect to the Preferred Units (the "Subscription Agreement"). The terms and conditions of the Preferred Interests shall be set forth in the Purchaser LLC Agreement and shall in any event include the terms and conditions set forth on Exhibit H hereto. The form and substance of the Purchaser LLC Agreement, the Subscription Agreement and all other organizational documents of the Purchaser and any other agreements by and among the members, or otherwise relating to the equity, of the Purchaser (collectively, the "Purchaser's Organizational Documents" and together with the Subscription Agreement, the "Preferred Equity Documentation") shall be subject to the approval of the Seller, which approval shall not be unreasonably withheld provided that the Purchaser LLC Agreement contains the terms and conditions set forth on Exhibit H. The Purchaser LLC Agreement and the Subscription Agreement shall in any event contain customary warranties, representations and covenants for the benefit of the Seller.

                   2.02 Payments in Respect of Real Estate. The parties acknowledge (i) that at or prior to the Closing, and as further provided in
Section 9.18, certain parcels of real estate more particularly described in
Section 9.18 shall be transferred to the Company or the Purchaser Designee by an Affiliate of Seller and (ii) that up to $7,500,000 of the Purchase Price (allocated on a pro rata basis as between the portion of the Purchase Price payable in cash and pursuant to the issuance of the Preferred Interests and the Purchase Money Note), as determined by the Seller in its discretion, shall be attributable to the value of such real estate. The Purchaser and the Seller agree (a) to execute and deliver one or more Purchase Money Notes and Purchase Money Security Agreements and (b) to amend the Subordination Agreement, in each case, as may be reasonably necessary to effect the foregoing allocation; provided, however, that, after giving effect to this sentence, the aggregate amount of the all Preferred Interests does not exceed $3,000,000 and the aggregate amount of all Purchase Money Notes does not exceed $4,500,000.

                   2.03 Payment of Purchase Price at the Closing. At the Closing, (a) either (i) the Deposit shall be applied to the Purchase Price and delivered by the Escrow Agent to the Seller or (ii) if the Letter of Credit shall have been delivered to the Seller, the Seller shall draw upon the Letter of Credit, in each case, as provided in Section 2.01, (b) $4,500,000 of the Purchase Price shall be paid by the delivery of the Purchase Money Note to the Seller, (c) $3,000,000 of the Purchase Price shall be paid by the issuance of the Preferred Interests and (d) the balance of the Purchase Price (as adjusted pursuant to Sections 2.04, 2.05, 2.06, 9.06 and 9.20) shall be paid by the Purchaser to the Seller by wire transfer of immediately available funds to one or more accounts of the Seller, which accounts the Seller shall specify to the Purchaser at least two (2) Business Days prior to the Closing Date.

                   2.04 Purchase Price Adjustments.

                   (a) The Purchase Price shall be reduced by the sum of (i) $1,600,000, representing the agreement of the Seller and the Purchaser as to certain liabilities of the Company, (ii) any amounts payable pursuant to Section
9.14 that have not been paid by the Seller or the Company on or prior to the Closing, and (iii) the Reservation Withdrawal Amount to be credited against the Purchase Price pursuant to Section 9.20.

                   (b) The Purchase Price shall be increased by the sum of (i) an amount equal to the product of (x) $24,306 and (y) the number of calendar days that shall elapse between February 11, 2002 and the earlier of the Closing Date and March 7, 2002 (inclusive), (ii) an amount equal to the product of (x) $40,000 and (y) the number of calendar days, if any, that shall elapse between and including March 8, 2002 and the earlier of the Closing Date and March 15, 2002 (inclusive), (iii) an amount equal to the product of (x) $50,000 and (y) the number of calendar days, if any, that shall elapse between and including March 16, 2002 and the Closing Date and (iv) the Cash on Hand Amount (without giving effect to any increase thereof by the Reservation Withdrawal Amount pursuant to Section 2.04(a)).

                   2.05 Working Capital and EBITDA Adjustments. The Purchase Price shall be adjusted as follows:


                   (a) (i) Working Capital Adjustment. No later than the fourth Business Day prior to the Closing Date, the Seller shall prepare and deliver to the Purchaser an officer's certificate, certifying as to the estimated Working Capital as of the close of business on the day preceding the Closing Date (the "Estimated Working Capital Amount"), which certificate shall be accompanied by a statement of the Estimated Working Capital prepared from the books and records of the Company in accordance with GAAP and in a manner consistent with the preparation of the Financial Statements. The Purchase Price payable at the Closing shall be increased, on a dollar for dollar basis, to the extent the Estimated Working Capital Amount is greater than $0, and decreased on a dollar for dollar basis, to the extent the Estimated Working Capital is less than $0.

                   (ii) EBITDA Adjustment. In the event that the Closing Date shall be later than February 11, 2002, then no later than the fourth Business Day prior to the Closing Date, the Seller shall prepare and deliver to the Purchaser an officer's certificate, certifying as to the Company's estimated cumulative earnings before interest, tax, depreciation and amortization (but (x) calculated after deducting interest and amortization on the indebtedness evidenced by the Contracts set forth on Schedule 9.14 and (y) calculated without taking into account non-recurring items of income and expenses) ("EBITDA"), and attaching a statement thereof, prepared from the books and records of the Company in accordance with GAAP and in a manner consistent with the preparation of the Financial Statements, for the period from February 11, 2002 to the close of business on the day preceding the Closing Date (the "Estimated EBITDA Amount"). The Purchase Price shall be reduced on a dollar-for-dollar basis by the Estimated EBITDA Amount.

                   (iii) The Seller agrees that it shall consult with the Purchaser in good faith in determining the Estimated Working Capital Amount and the Estimated EBITDA Amount; provided, however, that the estimates of such amounts delivered by the Seller to the Purchaser pursuant to Sections 2.05(a)(i) and (iii) shall control for purposes of determining the adjustments to the Purchase Price to be affected as of the Closing Date, in each case, without limiting the further provisions of this Section 2.05.

                   (b) As soon as practicable, but in any event within 60 days after the Closing Date, the Purchaser shall cause to be prepared and delivered to the Seller a statement (the "Final Adjustment Certificate") certifying the amount of the Company's (i) Working Capital as of the close of business on the day preceding the Closing Date (the "Final Working Capital Amount") and (ii) if applicable, EBITDA for the period from February 11, 2002 to the close of business on the day preceding the Closing Date (the "Final EBITDA Amount"), in each case, prepared from the books and records of the Company in accordance with GAAP and in a manner consistent with the preparation of the Financial Statements. The Final Adjustment Certificate shall certify the amount payable by the Seller to the Purchaser, or by the Purchaser to the Seller, pursuant to
Section 2.05(e).

                   (c) Upon receipt of the Final Adjustment Certificate, the Seller shall have the right during the succeeding 30-day period (the "Review Period") to examine the Final Adjustment Certificate, and all books and records used to prepare such Final Adjustment Certificate. If the Seller objects that the Final Working Capital Amount and, if applicable, the Final EBITDA Amount was not calculated correctly, it shall so notify the Purchaser in writing (such notice, a "Disagreement Notice") on or before the last day of the Review Period, setting forth a specific description of the Seller's objection and the amount of the adjustment to the Final Working Capital Amount and, if applicable, the Final EBITDA Amount which the Seller believes should be made. If no Disagreement Notice is delivered within the Review Period, the Final Adjustment Certificate shall be deemed to have been accepted by the parties hereto. The Purchaser will, and will cause the Company to, provide the Seller full access to the books, ledgers, files, reports and operating records of the Company and the then current employees of the Company, and will fully cooperate in reviewing the Final Adjustment Certificate.

                   (d) Dispute Resolution.

                   (i) In the event that a Disagreement Notice is delivered in accordance with Section 2.05(c), the Purchaser and the Seller shall attempt to resolve the objections set forth therein within 30 days of receipt of such Disagreement Notice. The objections set forth in the Disagreement Notice that are resolved by the Purchaser and the Seller in accordance with this Section 2.05(d)(i) shall collectively be referred to herein as the "Resolved Objections." The Final Working Capital Amount and, if applicable, the Final EBITDA Amount shall be adjusted to reflect any Resolved Objections.

                   (ii) If the Purchaser and the Seller are unable to resolve all the objections set forth in the Disagreement Notice within such 30-day period, they shall jointly appoint Ernst & Young LLP (or any successor thereof) within five days of the end of such 30-day period (the "CPA Firm"). The CPA Firm, acting as experts and not as arbitrators, shall review the objections set forth in the Disagreement Notice that are not Resolved Objections (collectively, the "Differences"). The CPA Firm shall determine, based on the requirements set forth in this Section 2.03 and only with respect to Differences submitted to the CPA Firm, whether and to what extent the Final Working Capital Amount and, if applicable, the Final EBITDA Amount requires adjustment so as to be calculated in accordance with this Agreement. The CPA Firm shall be instructed to make its determination within 15 days after its appointment. The Purchaser and the Seller shall each pay 50% of the fees and disbursements of the CPA Firm. The Purchaser and the Seller shall, and the Purchaser shall cause the Company to, provide to the CPA Firm full cooperation. The CPA Firm's resolution of the Differences shall be conclusive and binding upon the parties, except in the case of manifest error. The Differences as resolved by the CPA Firm in accordance with this
Section 2.05(d)(ii) shall collectively be referred to herein as the "CPA-Determined Differences." The Final Working Capital Amount and, if applicable, the Final EBIDTA Amount shall be adjusted to reflect any CPA-Determined Differences.

                   (e) To the extent that the Final Working Capital Amount and, if applicable, the Final EBITDA Amount set forth in the Final Adjustment Certificate (after taking into account any Resolved Objections and

CPA-Determined Differences) differs from the Estimated Working Capital Amount and, if applicable, the Estimated EBITDA Amount, the adjustment to the Purchase Price initially made pursuant to Section 2.03(a) shall be recalculated by the parties in accordance with Section 2.05(a)(i) and, if applicable, Section 2.05(a)(ii).

                   (f) On the fifth day following (or, if not a Business Day, on the next Business Day) the latest to occur of (such fifth day, the "Adjustment Payment Date") (x) the 30th day following receipt by the Purchaser of the Final Adjustment Certificate, (y) the resolution by the Purchaser and the Seller of all objections set forth in the Disagreement Notice, if any, and (z) the resolution by the CPA Firm of all Differences, if any, the recalculation required by Section 2.05(e) shall be made and the Purchaser shall pay to the Seller the amount of any increase in the Purchase Price beyond that received by the Seller at the Closing, or the Seller shall pay to the Purchaser the excess amount of Purchase Price initially received by the Seller at the Closing. Such payment shall be made by wire transfer of immediately available funds to a bank account or accounts designated by the Seller to the Purchaser or by the Purchaser to the Seller, as the case may be.

                   2.06 Form of Transaction. The Seller and the Purchaser agree that no later than five Business Days after the date hereof, the Purchaser may provide written notice to the Seller requesting that the transactions contemplated by this agreement be structured as a merger of SSRC with a wholly-owned subsidiary of the Purchaser in accordance with the General Corporation Law and, if applicable, the Limited Liability Company Act of the State of Colorado. Upon receipt of a notice pursuant to this Section 2.06, the Purchaser and the Seller shall cooperate in good faith to amend this Agreement in for the sole purpose of effecting the transactions contemplated hereby pursuant to a merger, provided that such amendment shall in no event have the effect of adding to this Agreement any warranties, representations, covenants or conditions to this Agreement (except those which relate solely to the mechanics of closing the transactions contemplated by this Agreement as a merger rather than a sale of stock).

                                  ARTICLE III

                               REPRESENTATIONS AND
                            WARRANTIES OF THE SELLER

                  Except as set forth on the disclosure schedules contained in the Seller Disclosure Schedule (each, a "Schedule" and collectively, the "Schedules"), the Seller represents and warrants to the Purchaser as follows:

                   3.01 Organization and Qualification. The Seller has previously delivered to or made available to the Purchaser complete and correct copies of the certificate of incorporation and by-laws of the Company and WPA. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and carry on its business as presently owned or conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not result in a Material Adverse Effect. The Company is in good standing as a foreign corporation and is duly licensed or qualified to transact business in the State of Colorado.

                   3.02 Title to the Shares. As of the Closing Date the Seller shall own beneficially and of record, free and clear of any Lien, or shall own of record and have full power and authority to convey free and clear of any Lien, the Shares, and, upon delivery of and payment for the Shares at the Closing as herein provided, the Seller will convey to the Purchaser good and valid title thereto, free and clear of any Lien.

                   3.03 Capitalization.

                   (a) Schedule 3.03(a) sets forth the authorized, issued and outstanding capital stock of each of the Company and WPA. Except as set forth on
Schedule 3.03(a), there are no shares of capital stock or other equity securities of the Company or WPA issued, reserved for issuance or outstanding and no outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever to which the Company or WPA is a party or may be bound requiring the issuance or sale of shares of any capital stock of the Company or WPA. The Seller has previously provided to the Purchaser a true and complete copy of the WPA Stockholders' Agreement as in effect as of the date hereof.

                   (b) All of the issued and outstanding shares of capital stock of the Company or WPA are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof. (c) Notwithstanding anything to the contrary contained herein, the Seller makes no representation or warranty, expressed or implied, with respect to any interest in WPA not owned directly by the Company.

                   3.04 Subsidiaries. Except for WPA, the Company does not directly or indirectly own or have any investment in the capital stock of, or other propriety interest in, any Person.

                   3.05 Binding Obligation. Subject to the board approval contemplated by Section 12.01(f), (a) the Seller has all requisite corporate authority and power to execute and deliver this Agreement, (b) this Agreement has been duly and validly authorized by all required corporate action on the part of the Seller and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement and (c) this Agreement has been duly executed and delivered by the Seller and, assuming that this Agreement constitutes a valid and binding obligation of the Purchaser, constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (ii) general principles of equity.

                   3.06 No Defaults or Conflicts. The execution and delivery of this Agreement by the Seller and the performance by the Seller of its obligations hereunder (a) will not result in any violation of the certificate of incorporation or by-laws of the Seller; (b) assuming that the required consents under the Material Contracts (as defined in Section 3.11) are obtained, will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under any Material Contract to which either the Company or the Seller is a party or by which it may be bound or to which a material portion of its properties may be subject; and (c) will not violate any existing applicable Law or Judgment of any Governmental Agency having jurisdiction over the Seller or the Company or any of their respective properties; provided, however, that no representation or warranty is made in the foregoing clauses (b) or (c) with respect to matters that would not result in a Material Adverse Effect.

                   3.07 No Governmental Authorization or Consent Required. Except for compliance with any applicable requirements of the HSR Act, the Federal Communications Commission (the "FCC") and the U.S. Forest Service Permit, no authorization or approval or other action by, and no notice to or filing with, any Governmental Agency will be required to be obtained or made by the Seller or the Company in connection with the due execution and delivery by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby; provided, however, that no representation and warranty is made with respect to authorizations, approvals, notices or filings with any Governmental Agency that, if not obtained or made, would not result in a Material Adverse Effect. The parties agree that the failure to obtain all Approvals required pursuant to the HSR Act and by the U.S. Forest Service shall constitute a Closing Condition Material Adverse Effect.

                   3.08 Financial Statements; Undisclosed Liabilities.

                   (a) The Financial Statements fairly present, in all material respects, the financial position of the Company, the results of its operations and cash flows as of the dates and for the periods indicated therein, subject to normal year-end audit adjustments and the absence of related notes. The Financial Statements have been, in all material respects, accurately derived from the books and records of the Company.

                   (b) To the Knowledge of the Seller, the Company does not have any liabilities other than (a) liabilities reflected in the Financial Statements or liabilities not required to be so reflected, (b) liabilities accruing after July 29, 2001 in the ordinary course of business or in accordance with this

Agreement, (c) liabilities otherwise reflected herein or in the Seller Disclosure Letter, or (d) other liabilities that would not have a Material Adverse Effect.

                   3.09 Intellectual Property.

                   (a) Schedule 3.09(a) sets forth, as of the date hereof, trademarks, trade names, service marks, copyright, patents and domain names which are registered to the Company or for which applications for registration are currently pending in the name of the Company (the "Intellectual Property") and all material intellectual property license agreements to which the Company is a party.

                   (b) (i) The Company owns the Intellectual Property and owns, or possesses adequate licenses or other valid rights to use, all United States patents, trademarks (registered or unregistered), trade names, service marks, copyrights and applications and registrations therefor, trade secrets and other intellectual property, whether or not subject to statutory registration or protection, which are material to the conduct of the Business as of the date hereof (together with the Intellectual Property, the "Intellectual Property Rights"), (ii) the validity of the Intellectual Property Rights and the title or rights to use thereof of the Company is not being challenged in any litigation to which the Company is a party, nor to the Knowledge of the Seller, is any such litigation threatened, and (iii) to the Knowledge of the Seller, no Person is materially infringing upon or violating any of the Intellectual Property Rights in each case, except as where such occurrence or event would not have a Material Adverse Effect.

                   (c) The Company has valid licenses or other rights to use all material computer software programs which are used exclusively to operate the Business as currently conducted, except where the failure to have such ownership, licenses or rights would not have a Material Adverse Effect.

                   3.10 Compliance with the Laws. The Business is not being conducted in violation of any Law, except such violations which would not result in a Material Adverse Effect.

                   3.11 Contracts. Schedule 3.11 lists or describes, as of the date hereof, and the Purchaser has been furnished copies of all Contracts of the Company, which (collectively, the "Material Contracts") (a) involve payments or other consideration in excess of $50,000 in any year (exclusive of any group sales contracts); (b) are financing documents, loan agreements, security agreements, or agreements providing for the guarantee of the obligations of any party; (c) are contracts and other agreements with any current or former officer or director; (d) are contracts and other agreements with any labor union or association relating to any current or former employee; (e) provide for any partnership, joint venture or other similar arrangement; (f) relate to the acquisition or disposition within the past two (2) years of any material asset having a book value in excess of one hundred thousand dollars ($100,000) (whether by merger, sale of stock or sale of assets) other than the purchase and sale of inventory, equipment and other personal property in the ordinary course of business; or (g) are otherwise material or not made in the ordinary course of business. As of the date hereof, with respect to all such Contracts listed or described on Schedule 3.11, neither the Company nor, to the Knowledge of the Seller, any other party to any Material Contract is in breach thereof or default thereunder, except for such breaches and defaults as to which requisite waivers or consents have been obtained or which would not result in a Material Adverse Effect.

                   3.12 Litigation. Except as disclosed in Schedule 3.12, as of the date hereof and except for any claims, actions or legal proceeding as to which the Company maintains adequate insurance coverage, there are no claims, actions or legal proceedings pending or, to the Knowledge of the Seller, threatened against the Company or any material portion of its properties or assets before any Governmental Authority against or involving the Company that
(a) would be expected to result in a Material Adverse Effect or (b) would result in a material and adverse effect on the Seller's ability to consummate the transactions contemplated by this Agreement. As of the date hereof, the Company has not received written notice that the Company is subject to any material order, judgment, injunction or decree of any Governmental Authority.

                   3.13 Approvals. The Company has in full force and effect the Approvals necessary for the operation of the Business as of the date hereof (not including for this purpose any Approvals necessary for any development or construction activity on any Real Property), except where the absence thereof would not result in a Material Adverse Effect. There has occurred no default under any Approval which would result in a Material Adverse Effect.

                   3.14 Labor Matters. The Company is in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the WARN Act, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or social security taxes and similar tax, other than such noncompliance that would not result in a Material Adverse Effect.

                   3.15 Employee Benefit Plans.

                   (a) Schedule 3.15(a) contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of ERISA, excluding Multiemployer Plans), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA under which any employee or former employee of the Company has any present or future right to benefits or under which the Company has any present or future liability related to the operation of the Business. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans."

                   (b) With respect to each Company Plan, the Purchaser has been furnished access to a current and complete copy (or, to the extent no such copy exists, a description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent IRS determination letter, if applicable; (iii) any summary plan description, and
(iv) for the most recent plan year (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorneys' responses to any auditor's request for information.

                   (c) (i) Each Company Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws except where the failure to be in compliance would not result in a Material Adverse Effect; (ii) each Company Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS as to its qualification, and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification;
(iii) for each Company Plan that is a "welfare plan" within the meaning of
Section 3(1) of ERISA, the Company does not and will not have any liability or obligation under any plan which provides medical or death benefits with respect to current or former employees of the Company beyond their termination of employment (other than coverage mandated by Law); (iv) to the Knowledge of the Seller, no event has occurred that would subject the Company to any Tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Laws, other than taxes, liens, fines, penalties or other liabilities that would not result in a Material Adverse Effect; and (v) to the Knowledge of the Seller, no "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code, other than any such transaction which subject to an administrative or statutory exemption) has occurred with respect to any Company Plans.

                   (d) The Company does not sponsor or contribute to any Company Plans that are subject to Title IV of ERISA.

                   3.16 Brokers. Other than Credit Suisse First Boston Corporation, no broker, finder or similar intermediary has acted for or on behalf of the Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Seller or any action taken by it. The Seller shall pay all amounts owing to Main Street Advisors, Inc. (which is acting as a financial advisor to the Seller) and Credit Suisse First Boston Corporation in connection with the transactions contemplated hereby.

                   3.17 Environmental Compliance. Except as would not result in a Material Adverse Effect, (i) the operations of the Company with respect to the Business are in compliance with all applicable Environmental Laws; (ii) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws in connection with the operation of the Business, and is in compliance with their respective requirements; (iii) there are no pending or, to the Knowledge of the Seller, threatened Environmental Claims against the Company that relate to the operation of the Business. This Section
3.17 is the exclusive representation and warranty of the Seller with respect to Environmental Claims and obligations under Environmental Laws.

                   3.18 Insurance. All material insurance policies (the "Insurance Policies") of the Company with respect to the Business are in full force and effect and all premiums due and payable thereon have been paid in full. As of the date hereof, there are no pending material claims under any Insurance Policy as to which the respective insurers have denied coverage.

                   3.19 Real Property.

                   (a) Schedule 3.19(a)(1) is a complete and accurate list of all real property owned by the Company or which will be owned by the Company on the Closing Date (the "Owned Real Property"). Schedule 3.19(a)(2) is a complete and accurate list of all leases, subleases, licenses and other agreements (collectively, the "Real Property Leases") under which the Company uses or occupies any real property (the land, buildings and other improvements covered by the Real Property Leases being herein called the "Leased Property" and together with the Owned Real Property and the U.S. Forest Service Properties, the "Real Property"). The Company has delivered to the Purchaser copies of the Real Property Leases which are true and correct in all material respects. Each Real Property Lease is in full force and effect and neither the Company nor, to the Knowledge of the Seller, any other party to such Real Property Lease is in material breach thereof or default thereunder, except for such breaches and defaults as to which requisite waivers or consents have been obtained or which would not result in a Material Adverse Effect. The Real Property is all of the real property that the Company owns or occupies (or will own or occupy on the Closing Date).

                   (b) The Company owns or will, on the Closing Date, own fee title to the Owned Real Property and good and valid leasehold interests in the Leased Real Property, subject only to Permitted Exceptions. The foregoing representation (A) shall not be construed in any event to relate to the fee interest in any Leased Real Property and (B) shall be deemed deleted from this Agreement with respect to any matter covered by a title insurance policy held or obtained by the Company.

                   (c) Schedule 3.19(c) lists all property (the "U.S. Forest Service Properties") subject to the permit issued to the Company by the U.S. Forest Service on November 12, 1997, as amended (the "U.S. Forest Service Permit"). The Company has made available to the Purchaser or its representatives a copy of the U.S. Forest Service Permit that is true, correct and complete in all material respects, subject to any modifications to the fees or other amounts payable thereunder which may have been imposed by any applicable Law. The interest of the Company, as permitted under the U.S. Forest Service Permit, is subject to no Liens other than Permitted Exceptions.

                   (d) Schedule 3.19(d) sets forth all material leases, subleases and licenses (collectively, the "Space Leases") granting to any Person other than the Company any right to the possession, use, occupancy or enjoyment of the Real Property or any portion thereof. Each Space Lease is valid, binding and in full force and effect, and neither the Company nor, to the Knowledge of the Seller, any other party to such Space Lease is in material breach thereof or default thereunder, except for such breaches and defaults as to which requisite waivers or consents have been obtained or which would not result in a Material Adverse Effect.

                   (e) The Company has not received notice of and, to the Knowledge of the Seller, there is no pending, threatened or contemplated condemnation proceeding affecting the Real Property or any part thereof, nor any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

                   3.20 Tax Matters.

                   (a) All material Tax Returns required to be filed by or with respect to the Company on or before the date hereof have been properly prepared and timely filed and all amounts shown thereon to be due have been paid. All material Tax Returns required to be filed by or with respect to the Company after the date hereof and on or before the Closing Date shall be properly prepared and timely filed, in a manner consistent with prior years (except where any inconsistency is required by applicable laws and regulations) and applicable laws and regulations.

                   (b) The Company has not waived any statute of limitations in respect of any material Taxes or agreed to any extension of time with respect to a material Tax deficiency.

                   (c) With respect to all material federal and state Tax Returns of the Company, (i) no audit is in progress and no extension of time (other than automatic extensions of time) is in force with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; and
(ii) there is no unassessed deficiency proposed or threatened in writing against the Company.

                   (d) The Company has not agreed to and is not required to make any adjustments pursuant to Section 481(a) of the Code by reason of a change in accounting method or otherwise for any Tax period for which the applicable federal statute of limitations has not yet expired.

                   (e) The Company has not filed any consent under Section 341(f) of the Code.

                   (f) There are no material Liens for Taxes upon the assets or properties of the Company, except for statutory Liens for current Taxes not yet due and except for Taxes, if any, as are being contested in good faith.

                   3.21 Reservation Accounts. As of the date hereof, all amounts received on account of deposits received by the Seller's "central reservations" service for (i) reservations at hotels or other lodging facilities, and (ii) airline reservations (collectively, the "Reservation Deposits") are, to the extent the same are payable or may become payable to the operator of a hotel or lodging facility or to an airline, on deposit in bank accounts maintained by the Seller for such purpose (the "Reservation Accounts").

                   3.22 NO OTHER REPRESENTATIONS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE SELLER SPECIFICALLY CONTAINED IN THIS AGREEMENT, NEITHER THE SELLER NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO EITHER THE TRANSACTIONS CONTEMPLATED HEREBY OR THE CONDITION (FINANCIAL OR OTHERWISE) OF, OR ANY OTHER MATTER INVOLVING, THE BUSINESS, THE COMPANY OR THE SELLER. IN ADDITION, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, NONE OF THE SELLER, THE COMPANY NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO THE PURCHASER, INCLUDING IN ANY "DATA ROOMS," IN CONNECTION WITH ANY MANAGEMENT PRESENTATIONS, OR IN CONNECTION WITH ANY OTHER MATTER (INCLUDING, WITHOUT LIMITATION, THE PROVISION OF ANY BUSINESS OR FINANCIAL ESTIMATES AND PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS OR FORECASTS)).

                   3.23 CONDITION OF THE BUSINESS. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE III AND WITHOUT LIMITING THE PROVISIONS OF SECTION 3.22, AND SUBJECT TO THE PROVISIONS OF 9.04, THE COMPANY IS BEING SOLD with its assets and the business in their "as is" condition, AND THE SELLER AND THE COMPANY MAKE NO OTHER REPRESENTATIONS OR WARRANTIES, WHATSOEVER, EXPRESS OR IMPLIED, RELATING TO SUCH ASSETS, INCLUDING ANY REPRESENTATION OR WARRANTY (a) as to THE FUTURE SALES OR PROFITABILITY OF THE BUSINESS as it will BE CONDUCTED BY THE PURCHASER OR (b) ARISING BY STATUTE OR OTHERWISE IN LAW, FROM A COURSE OF DEALING OR USAGE OF TRADE. ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED BY THE SELLER.

                                   ARTICLE IV

                               REPRESENTATIONS AND
                           WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to the Seller as follows:

                   4.01 Organization of the Purchaser. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted and as contemplated by this Agreement.

                   4.02 Capitalization.

                   (a) The Executive Summary attached hereto as Schedule 4.02(a), together with the terms of the Preferred Interests set forth on Exhibit H, sets forth the capital structure of the Purchaser as of the Closing Date. Except as set forth on Schedule 4.02(a), there shall be no other equity securities of the Purchaser issued, reserved for issuance or outstanding and no outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), appreciation rights, calls or commitments of any character whatsoever (collectively, the "Equity Equivalents") to which the Purchaser is a party or may be bound requiring the issuance or sale of any interests in the Purchaser.

                   (b) On the Closing Date, all of the issued and outstanding limited liability company interests in the Company shall be duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof.

                   (c) On the Closing Date, (i) all of the Subsidiaries of the Purchaser (other than WPA) shall be as set forth in Schedule 4.02(a) and the Purchaser shall own 100% of the equity interests in such Subsidiaries and (ii) except as set forth in Schedule 4.02(a), there shall be no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any limited liability interests or other securities of, or any proprietary interest in, any of such Subsidiaries, and there shall be no outstanding security of any kind convertible into or exchangeable for such interests, securities or proprietary interest. Neither the Purchaser nor any of its Subsidiaries, owns or, as of the Closing Date, shall own any interest, or has a right to acquire any interest, in any Person that is not a Subsidiary.

                   (d) The Preferred Interests (a) will be duly authorized, validly issued, fully paid and non-assessable, and (b) will be free of any Liens other than as a result of any action by the Seller or its Affiliates. The issuance of the Preferred Interests will not be subject to any preemptive rights or rights of first refusal applicable to the Purchaser that have not been properly waived or complied with.

                   4.03 Power and Authority. The Purchaser has the requisite power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. All action on the part of the Purchaser necessary to approve or to authorize the execution and delivery of this Agreement and the performance by the Purchaser of the transactions contemplated hereby has been duly taken. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (ii) general principles of equity.

                   4.04 No Conflicts. Except as may be required under the HSR Act and except for the consent of KeyBank National Association (the "KeyBank Consent") for, by and as agent for other lenders, under the current credit agreement between such lenders and Okemo and Sunapee, neither the execution or delivery by the Purchaser of this Agreement nor the performance by the Purchaser of the transactions contemplated hereby (including the transactions contemplated by Schedule 4.02(a)), shall:

                   (a) conflict with or result in a breach of any provision of the certificate of formation or limited liability company agreement of the Purchaser;

                   (b) violate any Law applicable to the Purchaser or by which the Purchaser or any of its properties is bound, which violation would result in a Purchaser Material Adverse Effect;

                   (c) require any consent, approval, authorization or other order or action of, or notice to, or declaration, filing or registration with, any Person; or

                   (d) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any Contract to which the Purchaser is a party or by which it may be bound or to which a material portion of its properties may be subject; in each case, other than such of the foregoing matters, which, or the absence of which, would not result in a Purchaser Material Adverse Effect.

                   4.05 Purchaser Financial Statements; Undisclosed Purchaser Liabilities.

                   (a) The Purchaser Financial Statements fairly present, in all material respects, the financial position of Okemo and Sunapee, the results of their respective operations and cash flows as of the dates and for the periods indicated therein, subject to normal year-end audit adjustments and the absence of related notes. The Purchaser Financial Statements have been, in all material respects, accurately derived from the books and records of the applicable Purchaser Subsidiary.

                   (b) As of the Closing Date, the Purchaser shall not have any liabilities other than (i) liabilities reflected in the Purchaser Pro Forma Balance Sheet or liabilities not required to be so reflected, (ii) liabilities accruing after the Closing Date in the ordinary course of business and (iii) liabilities reflected on Schedule 4.05(b).

                   4.06 Title to Properties. Each of the Purchaser and its Subsidiaries shall, on the Closing Date, own good and marketable title (or, in the case of personal property, good title) to the property and assets described as being owned by the Purchaser and the Purchaser's Subsidiaries in Schedule 4.02(a). Such property and assets shall not be subject to monetary liens other than (i) liens securing the financings shown in the Purchaser Pro Forma Balance Sheet or other financings permitted by the Purchase Money Note, (ii) the liens created by the Purchase Money Security Agreement and (iii) liens for taxes not yet due and payable and mechanics' liens for amounts owing in the ordinary course of business and permitted under the terms of the Purchaser's senior debt documents. As of the Closing Date, Okemo and Sunapee shall own the Okemo ski resort and the Sunapee ski resort, respectively.

                   4.07 Securities Laws Matters.

                   (a) The Purchaser is purchasing the Shares for its own account for investment and not for resale or distribution in any transaction that would be in violation of the securities laws of the United States of America or any state thereof. The Purchaser is an "accredited investor" as that term is defined in Rule 501 of the Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                   (b) The Purchaser acknowledges and agrees that the Shares have not been registered under the Securities Act or any applicable state securities law and that the Shares may not be offered or sold in the United States or to a U.S. person unless the Shares being acquired by the Purchaser are first registered under the Securities Act and under any applicable state securities law, or an exemption from the foregoing registration requirements is identified and complied with.

                   (c) The Purchaser bears the sole obligation and responsibility to comply with all applicable state and federal securities laws regarding resale of the Shares.

                   (d) The Purchaser understands that the Shares to be purchased hereunder are being offered and sold to the Purchaser in reliance upon specific exemptions from the registration requirements of the United Sates federal and state securities laws and that the Seller and the Company are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions. The Purchaser shall remain solely responsible to satisfy itself as to the full observance by this offer and sale of the Shares to the Purchaser of the laws of any jurisdiction, and the Purchaser has done so.

                   4.08 Litigation. Except as disclosed in Schedule 4.08 and except for any claims, actions or legal proceedings as to which the Purchaser, Okemo, Sunapee and their respective Subsidiaries maintain adequate insurance, there are no claims, actions or legal proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, Okemo or Sunapee or any of their respective Subsidiaries or any material portion of their respective properties or assets before any Governmental Authority against or involving any such Persons that would be expected to result in a Purchaser Material Adverse Effect. None of such Persons has received written notice that it or any other such Person is subject to any material order, judgment, injunction or decree of any Governmental Authority.

                   4.09 Compliance with the Laws; Approvals.

                   (a) The business and operations of the Purchaser, Okemo, Sunapee and their respective Subsidiaries are not being conducted in violation of any Law, except such violations which would not result in a Purchaser Material Adverse Effect.

                   (b) The Purchaser, Okemo, Sunapee and their respective Subsidiaries have in full force and effect the Approvals necessary for the operation of their respective businesses as contemplated by Schedule 4.02(a), except where the absence thereof would not result in a Purchaser Material Adverse Effect. There has occurred no default under any Approval which would result in a Material Adverse Effect.

                   4.10 Taxes. Each of the Purchaser, Okemo, Sunapee and their respective Subsidiaries has filed all Tax returns and reports required to be filed by it and has paid, or established adequate reserves for, all Taxes required to be paid by it and no deficiencies for any Taxes have been proposed, asserted or assessed against such Person, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Section 4.10, "Taxes" shall include all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

                   4.11 Brokers. The Purchaser has not retained any broker or finder, and no broker or finder has acted on behalf of the Purchaser, in connection with this Agreement or the transactions provided for hereby.

                   4.12 Availability of Funds. The Purchaser has or, as of the Closing, will have cash available or existing borrowing facilities or unconditional, binding funding commitments, true and complete copies of which have been provided to the Seller, that are sufficient to enable it to consummate the transactions contemplated by this Agreement and the Related Documents.

                   4.13 INDEPENDENT INVESTIGATION. THE PURCHASER HEREBY ACKNOWLEDGES AND AFFIRMS THAT IT HAS CONDUCTED AND COMPLETED ITS OWN INVESTIGATION, ANALYSIS AND EVALUATION OF THE COMPANY, THE ASSETS OF THE COMPANY AND THE BUSINESS, THAT IT HAS MADE ALL SUCH REVIEWS AND INSPECTIONS OF THE RESULTS OF OPERATIONS, CONDITION (FINANCIAL AND OTHERWISE) AND PROSPECTS OF THE BUSINESS, SUCH ASSETS AND THE COMPANY AS IT HAS DEEMED NECESSARY OR APPROPRIATE, THAT IT HAS HAD THE OPPORTUNITY TO REQUEST ALL INFORMATION IT HAS DEEMED RELEVANT TO THE FOREGOING FROM THE COMPANY AND THE SELLER AND HAS RECEIVED RESPONSES IT DEEMS ADEQUATE AND SUFFICIENT TO ALL SUCH REQUESTS FOR INFORMATION, AND THAT IN MAKING ITS DECISION TO ENTER INTO THIS AGREEMENT AND TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY IT HAS RELIED SOLELY ON (A) ITS OWN INVESTIGATION, ANALYSIS AND EVALUATION OF THE BUSINESS AND (B) THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER CONTAINED IN THIS AGREEMENT.

                                   ARTICLE V

                     EMPLOYEES AND EMPLOYEE-RELATED MATTERS

                   5.01 Employment Matters. The Seller shall be responsible for all retention payments payable to the employees listed in Schedule 5.01 in the event they are terminated by the Company in connection with the transactions contemplated hereby, but only to the extent such amounts are payable pursuant to employment agreements entered into with such employees prior to the Closing. The Purchaser agrees that for a period of at least one (1) year after the Closing Date, the compensation and benefits under the Purchaser's benefit plans of the employees of the Company (the "Employees") will be at least comparable to the aggregate compensation and benefits under the Company's compensation benefit plans immediately prior to the Closing Date. Without limiting the generality of the foregoing, the Purchaser agrees that the Purchaser shall, for a period of at least one (1) year after the Closing Date, (i) maintain the Steamboat Health Plan or (ii) establish a new plan that shall be at least equivalent to such plan as in effect immediately prior to the Closing Date. Nothing herein shall limit the right of Purchaser to (i) amend or terminate any particular compensation or benefit plan in accordance with its terms or (ii) terminate any Employee's employment subject to any contractual or legal rights such Employee may otherwise have.

                   5.02 Benefit Plans. For all purposes of any employee welfare benefit plans and the employee pension benefit plans of the Purchaser or its Affiliates in which Employees participate after the Closing Date ("Purchaser Plans") the Purchaser shall credit Employees for prior service with the Seller and its Affiliates. The Purchaser shall allow Employees with vacation earned for 2001 and 2002 but unused as of the Closing Date to use such vacation in accordance with the Company's policy as in effect as of the date hereof. The Purchaser shall (a) cause the Purchaser Plans that are group health plans to cover Employees and dependents of Employees who are covered under the Company's group health plan as of the Closing Date; (b) credit deductible payments and co-insurance payments made in 2002 by Employees under the Company's group health plans on or prior to the Closing Date towards deductibles and stop losses in effect for Purchaser Plans that are group health plans with respect to 2002; (c) waive all pre-existing condition clauses in Purchaser Plans that are group health plans for Employees; and (d) waive eligibility waiting periods for Employees for any Purchaser Plans. For purposes of the preceding sentence, "group health plan" shall have the meaning prescribed in Section 5000(b)(1) of the Code.

                   5.03 Hotel Employees. Notwithstanding anything in this Agreement to the contrary, the Seller may offer employment to, and hire, the Employees of the Hotel whose names are set forth on Schedule 5.03.

                                   ARTICLE VI

                                     CLOSING

                   6.01 The Closing. The Closing, unless the parties otherwise agree, shall be held at 10:00 a.m. on the day (the "Scheduled Closing Date") which is the later of (i) March 7, 2002 or (ii) two (2) Business Days following the satisfaction of the condition set forth in Sections 7.04 and 8.04 hereof, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York; provided, however, that the Closing Date may be extended by the Purchaser pursuant to and in accordance with Section 6.02; provided, further, that at the Purchaser's request, to be made by written notice provided to the Seller not more than 10 Business Days after the date hereof, the Closing shall be held at the aforesaid time and on the aforementioned date at the offices of the Purchaser's lender or its counsel in Boston, Massachusetts (the location of which office shall be identified in the Purchaser's notice). The parties agree that the Closing shall be deemed to be effective as of 12.01 a.m. on the Closing Date.

                   6.02 Extension of Closing Date. If the Scheduled Closing Date would, pursuant to Section 6.01, occur prior to April 4, 2002, the Purchaser may elect to delay the Closing one or more times by providing written notice (the "Delay Notice") to the Seller at least two (2) Business Days prior to the then Scheduled Closing Date, which notice shall specify the new Closing Date (such date, the "Delayed Closing Date"); provided however, that in no event may the Delayed Closing Date be later than April 4, 2002, time being of the essence as to such date. If the Scheduled Closing Date shall, under Section 6.01, occur on a date after March 7, 2002, then time shall be of the essence as to such date.

                                  ARTICLE VII

                          CONDITIONS TO OBLIGATIONS OF
                   THE PURCHASER TO CONSUMMATE THE TRANSACTION

                  The obligations of the Purchaser to be performed at the Closing shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

                   7.01 Representations and Warranties; Compliance with Covenants. Subject to the provisions of Section 7.05, the representations and warranties of the Seller contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except for those representations and warranties that are expressly limited by their terms to dates or times other than the Closing Date, which representations and warranties need only be true and correct as of such other date or time), except where the failure to be true and correct would not, individually or in the aggregate with all other such failures, have a Closing Condition Material Adverse Effect. The Seller shall have performed and complied with all covenants and agreements required hereby to be performed or complied with by the Seller on or prior to the Closing Date except where the failure to comply would not have a Material Adverse Effect. The Seller shall have delivered to the Purchaser a certificate, dated the date of the Closing and signed by an officer of the Seller, to the foregoing effect.

                   7.02 No Closing Condition Material Adverse Effect. Since the date hereof, there shall have occurred no change, effect, condition, event or circumstance which would, individually or in the aggregate, have a Closing Condition Material Adverse Effect

                   7.03 No Injunction. No Judgment shall have been rendered in any Litigation which has the effect of enjoining the consummation of the transactions contemplated by this Agreement.

                   7.04 Approvals. All Approvals required under the HSR Act necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained, and all applicable waiting periods thereunder shall have expired or been terminated. The U.S. Forest Service shall
(a) either have (i) approved the sale of the Shares to the Purchaser or (ii) issued to the Company a new permit (in contemplation of the consummation of the transactions contemplated by this Agreement) for the use of the U.S. Forest Service Properties comparable in all material respects to the U.S. Forest Service Permit (but subject to the modifications referred to in Section 3.19(c)) (the "New U.S. Forest Service Permit") and (b) permitted the collateral assignment of the U.S. Forest Service Permit or the New U.S. Forest Service Permit to the Purchaser's senior lenders in the form required by the U.S. Forest Service; provided, however, that the failure by the Purchaser's lenders to accept such form shall not constitute a failure of this condition. For the avoidance of doubt, the Purchasers acknowledges and agrees that no Approvals not described in this Section 7.04 shall constitute conditions to the obligations of the Purchaser to consummate the transactions contemplated hereby.

                   7.05 Release of Liens. On or prior to Closing, the Seller shall have effected (i) the release of any Liens arising pursuant to the terms of any of the Contracts set forth on Schedule 7.05 and (ii) the release of the Company from all liability and obligations under such Contracts, and at the Closing Seller shall deliver to Purchaser documents evidencing such releases. In the event that at the Closing any Lien shall exist that (a) is not a Permitted Exception (b) would result in the failure of the conditions of the Purchaser to consummate the transactions contemplated hereby as set forth in Section 7.01 and
(c) can be removed immediately by the payment of money, the Purchaser shall be obligated to consummate the Closing, notwithstanding the existence of such Lien, so long as the Seller shall immediately apply such portion of the Purchase Price as may be necessary to discharge such Lien.

                   7.06 Shares. The Seller shall be prepared to deliver to the Purchaser certificates in definitive form representing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer.

                   7.07 FIRPTA Affidavit. The Purchaser shall have received an affidavit from the Seller, sworn to under penalty of perjury, setting forth the Seller's name, address and federal tax identification number and stating that the Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

                   7.08 Resignations. On the Closing Date, the Seller shall cause to be delivered to the Purchase duly signed resignations (together with general releases), effective immediately after the Closing, of all directors and officers of the Company and WPA, and shall take such other action as is necessary to accomplish the foregoing.

                   7.09 Charter Documents and Corporate Records. On the Closing Date, the Seller shall provide the Purchaser with certified copies of the certificate of incorporation and by-laws, or comparable instruments, the minute books and stock transfer records, or comparable records, of the Company and WPA, as in effect on the Closing Date.

                   7.10 Cash on Hand Amount. The Seller shall have caused the Company, as of the Closing Date, to maintain cash on hand in the amount of $90,000 (the "Cash on Hand Amount") to permit the Company to continue its daily operations as of and immediately following the Closing Date.

                   7.11 Related Documents. The Seller shall have executed and delivered, or shall have cause to have been executed and delivered, to the Purchaser the Related Documents which this Agreement provides or contemplates will be delivered (or cause to be executed and delivered) by the Seller.

                   7.12 KeyBank consent. For the avoidance of doubt and notwithstanding anything to the contrary contained in this agreement, the KeyBank consent shall not constitute a condition to the Purchaser's obligation to consummate the transactions contemplated by this Agreement and the Related Documents and the failure to obtain the KeyBank Consent shall not affect the Seller's right to the liquidated damages contemplated pursuant to Section 12.03(a).

                                  ARTICLE VIII

                          CONDITIONS TO OBLIGATIONS OF
                    THE SELLER TO CONSUMMATE THE TRANSACTION

                  The obligations of the Seller to be performed at the Closing shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

                   8.01 Representations and Warranties; Compliance with Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for those representations and warranties that are expressly limited by their terms to dates or times other than the Closing Date, which representations or warranties need only be true and correct in all material respects as of such other date or time. The Purchaser shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date (including without limitation those set forth in Section 9.06). The Purchaser shall have delivered to the Seller a certificate, dated the date of the Closing and signed by an officer of the Purchaser, to the foregoing effect.

                   8.02 No Purchaser Material Adverse Effect. Since the date hereof, there shall have occurred no change, effect, condition, event or circumstance which would, individually or in the aggregate, have a Purchaser Material Adverse Effect.

                   8.03 No Injunction. No Judgment shall have been rendered in any Litigation which has the effect of enjoining the consummation of the transactions contemplated by this Agreement.

                   8.04 Approvals. All Approvals required under the HSR Act necessary for the consummation of the transaction contemplated by this Agreement shall have been obtained, and all applicable waiting periods thereunder shall have expired or been terminated.

                   8.05 Related Documents.

                   (a) The Purchaser shall have executed and delivered to the Seller (or cause to be executed and delivered) all Related Documents which this Agreement provides or contemplates will be executed and delivered (or caused to be executed and delivered) by the Purchaser (including the UCC-1 Financing Statements evidencing the Seller's security interests in the Collateral (as defined in the Purchase Money Security Agreement)), an opinion of the Seller's counsel with respect to the Purchase Money Documentation and the Purchaser's Organizational Documents in form and substance reasonably satisfactory to the Seller and such other related documentation as is reasonably requested by the Seller's counsel.

                   (b) The credit agreement and related documents to be entered into by and among the Purchaser, its Subsidiaries and KeyBank National Association (or any other senior secured lender of the Purchaser) shall be in form and substance reasonably satisfactory to the Seller and, in any event, shall not provide for borrowings by the Purchaser and the Subsidiaries in excess of the principal amounts set forth on Schedule 4.02(a).

                   8.06 No Default. No event or circumstance shall have occurred that would give rise to (or which with the giving of notice or the lapse of time or both would give rise to) an Event of Default (as defined in the Purchase Money Note).

                                   ARTICLE IX

                                    COVENANTS

                   9.01 Regulatory Filings, etc. As soon as practicable after the date hereof, the parties hereto shall make all filings with the appropriate Governmental Agencies of the information and documents (a) required or contemplated by the HSR Act and the Federal Communications Act, as amended, and make application for all required Approvals thereunder, with respect to the transactions contemplated by this Agreement and (b) required to obtain from the U.S. Forest Service its consent to the transfer of the Shares to the Company or the issuance of the New U.S. Forest Service Permit; provided, however, that in any event the filings contemplated by the HSR Act and required to obtain the consent of the U.S. Forest Service or the New U.S. Forest Service Permit shall be made no later than five (5) Business Days following the date hereof. The Seller and the Purchaser shall keep each other apprised of the status of any communications with, and inquiries or requests for information from, such Governmental Agencies, including the U.S. Forest Service. The Seller and the Purchaser shall each use their respective commercially reasonable best efforts to comply as expeditiously as possible in good faith with all lawful requests of the Governmental Agencies for additional information and documents pursuant to such Laws and to secure the aforesaid approval of the U.S. Forest Service or the issuance of the New U.S. Forest Service Permit on or prior to the Closing Date.

                   9.02 Injunctions. If any court having jurisdiction over any of the parties hereto issues or otherwise promulgates any restraining order, injunction, decree or similar order which prohibits the consummation of any of the transactions contemplated hereby or by any Related Document, the parties hereto shall use their respective commercially reasonable efforts in good faith to have such restraining order, injunction, decree or similar order dissolved or otherwise eliminated as promptly as possible and to pursue the underlying Litigation diligently and in good faith. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 9.02 shall limit the respective rights of the parties to terminate this Agreement pursuant to Section 12.01 or shall limit or otherwise affect the respective conditions to the obligations of the parties set forth in Articles VII and VIII hereof.

                   9.03 Access to Information. Between the date of this Agreement and the Closing Date, each party shall, and shall cause its respective Affiliates (to the extent reasonably required) to, upon reasonable request by the other party, provide such other party and its employees, counsel, accountants and other representatives and advisors (collectively, the "Representatives") full access, during normal business hours on reasonable notice (and at such other times as such other party reasonably requests) and under reasonable circumstances, to any and all premises, properties, Contracts, commitments, books and records and other information (a) in the case of the Purchaser, of or relating to the Purchaser and its Subsidiaries and (b) in the case of the Company, exclusively of or relating to the Company or WPA and to the officers, employees and agents of the Company or WPA; provided, however, that such access may be limited to the location at which the relevant information is normally maintained and shall not unreasonably interfere with the operations of the party granting such access.

                   9.04 No Extraordinary Actions by the Seller. In each case except as (w) disclosed on Schedule 9.04(a), (x) consented to or approved by the Purchaser (which consent or approval shall not be unreasonably withheld, conditioned, delayed), (y) contemplated by this Agreement or the Related Documents from the date hereof until the Closing or (z) in connection with any Alternative Transaction, the Seller shall:

                   (a) cause the Company to conduct the Business in the ordinary course and substantially in accordance with its past policies and procedures (it being agreed that (i) changes in the terms pursuant to which the Company purchases inventory and other assets from its vendors, as described in the definition of "Material Adverse Effect," shall not constitute a breach of this
Section 9.04(a) and (ii) subject to Sections 7.10 and 9.20, the Company may from time to time transfer all or any portion of its cash on hand, or cash held by WPA, to any of its Affiliates or to any creditor);

                   (b) not permit either the Company or WPA to amend its certificate of incorporation or by-laws;

                   (c) not permit either the Company or WPA to issue, deliver, sell or authorize or propose the issuance, delivery, sale or purchase of any shares of its capital stock or any class of securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities;

                   (d) not subject any of the assets of the Company to any Lien other than Permitted Exceptions;

                   (e) not, and shall cause the Company not to, sell, transfer or otherwise dispose of or agree to dispose of, or acquire or agree to acquire, any material assets in each case, except in the ordinary course of the Business;

                   (f) except in the ordinary course of business, not, and shall cause the Company not to cancel, terminate or materially amend any Material Contract;

                   (g) not, and shall cause the Company not to, enter into any employment agreements or amend any Company Plan, except (i) as required to comply with changes in applicable law, (ii) in the ordinary course of business consistent with past business practices and (iii) for such incentive and/or retention arrangements as the Seller may determine are necessary to secure the continued employment of employees of the Company at least through the Closing Date;

                   (h) maintain insurance at presently existing levels for the Company so long as such insurance is available on commercially reasonable terms; and

                   (i) cause the Company to pay its trade payables such that on the Closing Date its trade payables shall generally be on the terms of "net 30 days" except as may otherwise customary or agreed upon as between the Company and any trade creditor.

                   9.05 Commercially Reasonable Efforts; Further Assurances; Related Documents.

                   (a) Upon the terms and subject to the conditions hereof, the Seller and the Purchaser each agree to use their respective commercially reasonable efforts in good faith to take or cause to be taken all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions set forth in Articles VII and VIII are satisfied and to consummate and make effective the transactions contemplated by this Agreement and the Related Documents insofar as such matters are within their respective control.

                   (b) Except as otherwise expressly provided for in this Agreement, the Purchaser and the Seller shall provide such information and cooperate fully with each other in making such applications, filings and other submissions which may be required or reasonably necessary in order to obtain all approvals, consents, authorizations and waivers as may be required from any Person in connection with the transactions contemplated by this Agreement and the Related Documents.

                   (c) Except as otherwise expressly provided for in this Agreement, the Purchaser and the Seller shall promptly take all actions necessary to make each filing, including any supplemental filing, which either of them may be required to make with any Governmental Agency as a condition to or consequence of the consummation of the transactions contemplated by this Agreement or any Related Document.

                   (d) Prior to the Closing, the Purchaser and the Seller shall negotiate the Off-Set Escrow Agreement in good faith.

                   (e) On or prior to the Closing Date, the Purchaser and the Seller shall execute and deliver (or cause to be executed and delivered) each of the Related Documents, including the documents referred to in Section 8.05.

                   9.06 Notice to KIC. Prior to the Closing Date, but in no event less than twenty (20) days prior to the Closing Date, the Seller shall cause the Company to deliver notice to Kamori International Corporation, a Delaware corporation ("KIC"), owner of 14.99 shares of the common stock of WPA (the "KIC Interest"), of its intention and desire to sell its entire interest in WPA to the Purchaser in accordance with the terms of that certain Stockholders' Agreement, dated as of November 30, 1999, by and among the Company, KIC and WPA (the "WPA Stockholders' Agreement"). In the event that KIC shall elect to exercise any of its rights pursuant to the WPA Stockholders' Agreement in connection with the transactions contemplated hereby on or following the Closing Date, the Purchaser shall cause the Company to purchase the entire KIC Interest from KIC in accordance with the terms and conditions of the WPA Stockholders' Agreement (irrespective of whether such purchase is made at or following the Closing) and shall be solely responsible for providing all funds necessary to enable the Company to effect such purchase. In the event that the Company shall have paid any amount to KIC pursuant to the WPA Stockholders' Agreement as a result of or in connection with the consummation of the transactions contemplated hereby, the Purchase Price payable at the Closing shall be increased on a dollar-for-dollar basis by the amount of such payment.

                   9.07 Use of Names; Name Change.

                   (a) Except as provided in the Joint Promotional Agreement, as soon as reasonably practicable after the Closing (and in no event later than sixty (60)days after the date hereof), the Purchaser shall cause the Company to cease to use any written materials, including, without limitation, labels, packing materials, letterhead, advertising materials and forms, which include the words identified on Schedule 9.07(a) (collectively, the "Seller Trade Names"); provided, however, that the Company may use inventory, checks, application forms, product literature and sales literature (but not letterhead, business cards or the like), trail maps, signs and the like, each as in existence as of the Closing Date until the earlier of the exhaustion of such materials or the close of the 2001-2002 ski season. Except as specifically provided herein or in the Joint Promotional Agreement, the Purchaser agrees that it shall not hereafter permit the Company to adopt or use any trade name, trademark or service mark incorporating any of the Seller Trade Names or any trade name, trademark or service mark likely to indicate endorsement or sponsorship by, or any connection with, the Seller or any of their Affiliates, including the name of mark "American Skiing" or any name or mark similar thereto.

                   (b) Except as provided in the Joint Promotional Agreement, as soon as commercially reasonably practicable after the Closing (and in no event later than sixty (60 days after the date hereof), the Seller shall cease to use any written materials, including labels, packing materials, letterhead, advertising materials and forms, which include the words identified on Schedule 9.07(b) (collectively, the "Purchaser Trade Names"); provided, however, that the Seller and its Affiliates may use inventory, checks, application forms, product literature, sales literature (but not letterhead, business cards or the like), trail maps, signs and the like, each as in existence as of the Closing Date until the earlier of the exhaustion of such materials or the close of the 2001-2002 ski season. Except as specifically provided herein or in the Joint Promotional Agreement, the Seller agrees that it shall not hereafter adopt or use any trade name, trademark or service mark incorporating any of the Purchaser Trade Names or any trade name, trademark or service mark likely to indicate endorsement or sponsorship by, or any connection with, the Purchaser or any of its Affiliates.

                   9.08 Confidentiality; Publicity. Each party shall hold, and shall use its commercially reasonable efforts to cause its employees and agents to hold, in strict confidence all information concerning the other party or its Affiliates furnished to it by such other, all in accordance with the Confidentiality Agreement previously executed and delivered by the parties in connection with the transactions contemplated hereby (the "Confidentiality Agreement"), which shall remain in full force and effect and shall survive any termination of this Agreement for a period of two (2) years. Any release to the public of information with respect to the matters contemplated by this Agreement (including any termination of this Agreement) shall be made only in the form and manner approved jointly by the Seller and the Purchaser and reasonably satisfactory to counsel to the Seller, provided that if Seller is required by law to make any disclosure concerning such matters, the Seller shall discuss in good faith with the other party the form and content of such disclosure prior to its release (but such release shall not require the prior approval of the Purchaser).

                   9.09 Transition Services. Without limiting the agreements set forth in Sections 9.10, 11.04 and 11.05, for a period of six (6) months following the Closing Date, the Seller shall and the Purchaser shall, and shall cause the Company to, cooperate in good faith to effect an orderly transition in the operation of the Business, provided, that neither party shall be required to expend any funds or enter into any contractual commitments in performing its obligations under this Section 9.09.

                   9.10 Access to Records after the Closing. The Seller and the Purchaser recognize that subsequent to the Closing they may have information and documents which relate to the Company, the Business, its employees, its properties and Taxes and to which the other party may need access subsequent to the Closing. Each party shall (and, in the case of the Purchaser, shall cause the Company to) provide the other party and its Representatives full access, during normal business hours on reasonable notice (and at such other times as such other party reasonably requests) and under reasonable circumstances, to all such information and documents, and to furnish copies thereof, which such other party reasonably requests. The Purchaser and the Seller agree that prior to the destruction or disposition of any such books or records pertaining to the Company at any time within five (5) years (or, in any matter involving Taxes, until the later of the expiration of all applicable statutes of limitations (including extensions thereof) or the conclusion of all litigation (including exhaustion of all appeals relating thereto) with respect to such Taxes) after the Closing Date, each party shall (and, in the case of the Purchaser, shall cause the Company to) provide not less than thirty (30) calendar days prior written notice to the other of any such proposed destruction or disposal. If the recipient of such notice desires to obtain any such documents, it may do so by notifying the other party in writing at any time prior to the scheduled date for such destruction or disposal. Such notice must specify the documents which the requesting party wishes to obtain. The parties shall then promptly arrange for the delivery of such documents. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by the requesting party. Notwithstanding any provision of this Agreement or the Related Documents to the contrary, in no event shall the Seller or its Affiliates be required to provide the Purchaser with access to or copies of the Seller's or its Affiliates' Tax Returns. For the avoidance of doubt, nothing in this Section 9.10 shall limit or otherwise modify the rights and obligations set forth in Section 11.04.

                   9.11 Schedules.

                   (a) Prior to Closing, the Seller may modify or update any of the Schedules (but not any Exhibit or Related Document) to reflect events or changes in circumstances occurring after the date hereof; provided, however, that the Seller may not modify or update any particular Schedule to the extent such event or change in circumstance constitutes or is the result of a breach by the Seller of any covenant contained in Section 9.04. In the event that any
Schedule is so modified or updated by the Seller and the Purchaser nevertheless proceeds with the Closing, then the updated or modified Schedule shall be deemed to be the final Schedule for the purposes of determining whether any representation or warranty made hereunder by the Seller is untrue or misleading and whether the Purchaser is entitled to indemnification hereunder.

                   (b) The Purchaser shall deliver to the Seller the Schedules referred to in Article IV hereof no later than 5:00 p.m. EST on January 28, 2002; provided, however, that Schedule 4.05(b)(ii) containing the Purchaser Pro Forma Balance Sheet may be delivered to the Seller no later than 5:00 p.m. EST on February 13, 2002; provided, further, that, when delivered, the Purchaser Pro Forma Balance Sheet shall not reflect any liabilities other than Debt (as defined in the Purchase Money Note) permitted pursuant to the Purchase Money Note or trade payables arising in the ordinary course of business consistent with past practice.

                   9.12 Delivery of Interim Financial Statements.

                   As promptly as practical and in any event no later than March 14, 2002 (provided that the Closing shall have not occurred as of such date), the Seller shall provide to the Purchaser the unaudited balance sheet and statements of income and cash flow of the Company as of January 27, 2002 (the "Interim Financials"), certified by the chief financial officer of the Company. The Interim Financials shall fairly present, in all material respects, the financial position of the Company, the results of its operations and cash flows as of the dates and for the periods indicated therein, subject to normal year-end adjustments and the absence of related notes.

                   9.13 Indemnification. The Purchaser acknowledges the indemnification provisions contained in the certificates of incorporation of each of the Company and WPA and shall cause the Company and WPA to honor and enforce such provisions to the full extent of such provisions following the Closing with respect to matters that occurred prior to the Closing Date.

                   9.14 Indebtedness. At the Closing, the Seller shall, or shall cause the Company to pay (or shall, as provided in Section 7.05, obtain a release of the Company with respect to), all amounts owing by the Company or WPA in respect of indebtedness for borrowed money (including capital leases) and guarantees in respect thereof other than in respect of the Contracts set forth on Schedule 9.14.

                   9.15 Trademark Transfer. On or prior to the Closing, the Seller shall cause the Company to transfer the trademarks and trade names set forth on Schedule 9.15 (including all rights, liabilities and obligations in respect thereof) to an Affiliate of the Seller other than the Company or WPA.

                   9.16 Alternative Transactions. The Purchaser acknowledges and agrees that the Seller and its Affiliates (including the Company) and their respective representatives may (i) initiate, solicit or encourage any inquiry or the submission of any proposals by one or more third parties for a bona fide proposal, whether in writing or otherwise, by a third party to effect an Alternative Transaction or (ii) engage in negotiations or discussions with, or furnish any information or data to, any third party relating to an Alternative Transaction.

                   9.17 Purchaser's Organizational Documents. Prior to the Closing Date the Purchasers shall provide the Seller and Seller's counsel with a reasonable opportunity to review and comment upon Purchaser's Organizational

Documents and shall not finalize such agreements without Seller's prior written consent (which consent shall not, subject to the provisions of Section 2.01(d), be unreasonably withheld, conditioned or delayed).

                   9.18 Real Estate Purchase. On or prior to the Closing, the Seller shall cause fee title to the parcels of real estate designated as the "Snowflower Parcel" and the "Tennis Meadows Parcel" in Schedule 3.19(a)(i) (the "Conveyed Properties") to be conveyed to (i) the Company or (ii) the Purchaser Designee, by special warranty deed, free and clear of all Liens other than Permitted Exceptions. Following such conveyance, the Conveyed Properties shall not be conveyed to any other Person.

                   9.19 Hotel Related and Other Agreements; Hotel Employer. Notwithstanding anything to the contrary contained in this Agreement, on or prior to the Closing, the Seller shall cause each of the following to occur: (i) the termination of that certain lease between GSRP, as lessor, and the Company, as lessee, dated September 3, 1998, covering the commercial core of the Hotel;
(ii) the assignment by the Company to GSRP or another Affiliate of Seller of that certain management agreement between the Steamboat Grand Resort Hotel Condominium Association, Inc. and the Company dated September 15, 2000 (the "Hotel Management Agreement") and all management agreements between the Company and owners of quarter-share units at the Hotel (and the Seller shall provide to the Company an indemnity, in form and substance reasonably satisfactory to the Purchaser, indemnifying the Company with respect to all liabilities arising under the Hotel Management Agreements and such management agreements and occurring prior to the Closing Date); (iii) the termination by the Company (and the hiring by GSRP) of those employees of the Company who perform services primarily for the benefit of the Hotel or the retail space at the Hotel and (iv) the assignment by the Company to an Affiliate of the Seller (other than the Company or WPA) of those agreements and other items identified on Schedule 9.19 (and the Seller shall provide to the Company an indemnity in form and substance reasonably satisfactory to the Purchaser indemnifying the Company with respect to all liabilities arising under such agreements and occurring prior to the Closing Date).

                   9.20 Reservation Deposits. Notwithstanding anything to the contrary contained in this Agreement, the Seller shall not be permitted to withdraw funds from the Reservation Accounts, to the extent such funds are or may become payable to airlines, the operators of hotels or other lodging facilities or other third parties; provided, however, that such withdrawal may be made if (a) at the Closing (i) the Seller certifies to the Purchaser as to the aggregate amount so withdrawn (the "Reservation Withdrawal Amount") and (ii) the Purchaser receives a credit against the Purchase Price equal to such aggregate withdrawals, or (b) such amounts are to airlines, the operators of hotels or other lodging facilities or other third parties to which such amounts are owing.

                   9.21 Fraudulent Conveyance. The Purchaser and the Seller acknowledge and agree that the consummation of the transactions contemplated hereby shall not result in a fraudulent conveyance pursuant to the Federal Bankruptcy Code and the Uniform Fraudulent Conveyance Act.

                                   ARTICLE X

                          SURVIVAL AND INDEMNIFICATION

                   10.01 Survival. The representations and warranties contained in Articles III and IV hereof shall terminate twelve (12) months following the Closing Date, except with respect to claims asserted in writing prior to the end of such 12-month period; provided, however, that the indemnification obligations set forth in Article XI shall survive until the expiration of the applicable statute of limitations. The agreements of the Seller and the Purchaser contained in this Agreement shall not survive beyond the Closing, except for those agreements which by their terms require or may require action following the Closing or are expressly limited to other dates or times, which shall survive only to such dates or times.

                   10.02 Indemnification by the Seller. Subject to the terms and limitations set forth herein, the Seller shall indemnify, defend and hold harmless the Purchaser and each of its respective past, present and future directors, officers, employees, agents and representatives (together, the "Purchaser Indemnitees") from and against:

                   (a) any and all losses, liabilities, obligations, claims, suits, damages, civil and criminal penalties and fines, costs and expenses, Taxes, levies, imposts, duties, deficiencies, assessments, charges, penalties, and interest, including any reasonable attorneys' fees, relating to, resulting from or arising out of any breach of any representation, warranty, covenant or undertaking by the Seller contained in this Agreement or any Related Document other than in respect of any such breach of which the Purchaser had knowledge as of the Closing Date ("Indemnifiable Losses"); provided, however, that a breach of Sections 3.08 and 9.12 in respect of the Interim Financials and the unaudited balance sheet of the Company as of October 31, 2001, shall constitute an Indemnifiable Loss only if, and only to the extent that, the Seller shall have since July 30, 2001, also failed to cause the Company to operate in the ordinary course business substantially consistent with its past policies and procedures; and

                   (b) any insurance deductible in respect of obligations, liabilities or losses that (i) are covered by insurance, (ii) in the case of liability insurance only (and without limiting any indemnification hereunder in respect of losses covered by casualty or other property insurance), arise out of litigation or other legal proceedings (including any future litigation or proceedings) against the Company, and (iii) relate exclusively to the Company's conduct of the Business, or loss covered by casualty or other property insurance and occurring, prior to the Closing Date ("Insurance Losses").

                   10.03 Indemnification by the Purchaser. Subject to the terms and limitations set forth herein, the Purchaser shall indemnify, defend and hold harmless the Seller, each of its Subsidiaries and Affiliates, and each of their respective past, present and future directors, officers, employees, agents and representatives (together, the "Seller Indemnitees"), from and against any and all Indemnifiable Losses relating to, resulting from or arising out of any breach of any representation, warranty, covenant or undertaking of the Purchaser contained in this Agreement or any Related Document.

                   10.04 Limitations on Indemnification; Exclusive Remedy.

                   (a) Notwithstanding anything to the contrary in this Agreement (but subject to the last sentence of this Section 10.04(a)), the Seller shall not be liable for any Indemnifiable Losses arising out of or based upon a breach or alleged breach of the representations and warranties in Article III or in any Related Document and the Purchaser shall not be liable for any Indemnifiable Losses arising out of or based upon a breach or alleged breach of the representations and warranties in Article IV or in any Related Document, in either case unless all Indemnifiable Losses arising out of all such Indemnifiable Losses shall exceed $750,000 in the aggregate, and then only to the extent of such excess. Further, with respect to Indemnifiable Losses arising out of or based upon breaches or alleged breaches of the representations and warranties in Article III, Article IV or in any Related Document, neither the Seller nor the Purchaser, as the case may be, shall be entitled to indemnification in an aggregate amount in excess of $5,000,000. For the avoidance of doubt, the limitations set forth in this Section 10.04(a) shall not apply to any claim by the Purchaser in respect of Insurance Losses or in respect of the Tax matters identified in Article XI.

                   (b) Following the Closing, in the absence of fraud on the part of the Seller or the Purchaser, as the case may be, the provisions of Articles X and XI shall be the exclusive remedy for any breach or alleged breach of any representation and warranty contained in Article III or Article IV of this Agreement or in any Related Document. In furtherance of the foregoing, each party hereby waives, and agrees to cause its Affiliates to waive, any and all rights, claims and causes of action they may have against any other party or any Affiliate, Representative, director or officer thereof arising under or based upon any statutory or common law or otherwise (except pursuant to the indemnification provisions set forth in Article X and XI) to the extent relating to this Agreement or the Related Agreements or the transactions contemplated hereby or thereby.

                   (c) To the extent that the Seller or the Purchaser shall have any obligation to indemnify and hold harmless any Purchaser Indemnitee or Seller Indemnitee hereunder, such obligation shall not include lost profits or other consequential, special, punitive, incidental or indirect damages (and the injured party shall not recover for such amounts) arising in connection with or otherwise related to the transactions contemplated by this Agreement.

                   10.05 Defense of Claims.

                   (a) If a Purchaser Indemnitee or Seller Indemnitee, as the case may be (an "Indemnified Party"), shall receive notice of the assertion of any claim with respect to which a party required to provide indemnification hereunder (an "Indemnifying Party") may be obligated under this Agreement to provide indemnification, such Indemnified Party shall give such Indemnifying Party prompt notice thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve any Indemnifying Party of its obligations under this Article X, except to the extent that such Indemnifying Party is actually materially prejudiced by such failure to give notice. Such notice shall describe the claim in reasonable detail, and, if practicable, shall indicate the estimated amount of the Indemnifiable Loss that has been or may be sustained by such Indemnified Party.

                   (b) An Indemnifying Party, at such Indemnifying Party's own expense and through counsel reasonably chosen by such Indemnifying Party, may elect to defend any third party claim; and if it so elects, it shall, within twenty (20) Business Days after receiving notice of such third party claim (or sooner, if the nature of such third party claim so requires), notify the Indemnified Party of its intent to do so, and such Indemnified Party shall cooperate in the defense of such third party claim. After notice from an Indemnifying Party to an Indemnified Party of its election to assume the defense of a third party claim, such Indemnifying Party shall not be liable to such Indemnified Party under this Article X for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that such Indemnified Party shall have the right to employ one counsel (and any necessary local counsel) to represent such Indemnified Party and all other Persons entitled to indemnification in respect of such claim hereunder (which counsel shall be reasonably acceptable to the Indemnifying Party) if, in the opinion of counsel reasonably acceptable to the Indemnifying Party, a conflict of interest between such Indemnified Party and such Indemnifying Party exists in respect of such claim, and in that event (i) the reasonable fees and expenses of one such separate counsel (and any necessary local counsel) for all Indemnified Parties shall be paid by such Indemnifying Party and (ii) each of such Indemnifying Party and such Indemnified Party shall have the right to direct its own defense in respect of such claim. If any Indemnifying Party elects not to defend against a third party claim, or fails to timely notify an Indemnified Party of its election, such Indemnified Party may defend, compromise and settle such third party claim; provided, however, that no such Indemnified Party may, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise any third party claim or consent to the entry of any Judgment. The Indemnifying Party may defend, compromise and settle any third party claim on such terms as it deems appropriate; provided, however, that no Indemnifying Party may, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise any third party claim or consent to the entry of any Judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written unconditional release from all liability in respect of such third party claim.

                   10.06 Losses Net of Insurance, etc. The amount of any loss, liability, cost or expense for which indemnification is provided under this
Article X shall be net of any amounts actually recovered by the Indemnified Party under an insurance policy with respect to such loss, liability, cost or expense and shall be reduced to take account of the aggregate Tax benefit(s) realized by the Indemnified Party arising from the incurrence or payment of any such loss, liability, cost or expense.

                   10.07 Off-Set. The parties agree to the following in connection with the Seller's obligations under Section 2.05 and Articles X and
XI:

                   (a) In the event that the Purchaser shall have made a claim pursuant to Section 2.05 or a claim for indemnification pursuant to Articles X or XI on or prior to the first anniversary of the Closing Date and, as of any date on which payment is to be made pursuant to the Preferred Interests (or, following redemption of the Preferred Interests, pursuant to the Purchase Money
Note), such claim shall remain outstanding, the Purchaser may, in lieu of making such payment to the Seller, deposit such payment into an escrow (the "Off-Set Escrow"), to be established pursuant to the Off-Set Escrow Agreement, to the extent (and only to the extent) such payment, together with all other amounts then on deposit in the Off-Set Escrow, does not exceed the aggregate amount of all such claims then in dispute. The amounts that may be paid by the Purchaser into the Seller's Escrow or deemed redeemed (or, in the case of the Purchase Money Note, reduced) pursuant to this Section 10.07 shall not exceed $3,000,000 in the aggregate.

                   (b) In the event any such claim for indemnification shall be resolved in favor of the Purchaser, either by settlement or by a final judgment of a court of competent jurisdiction that is not subject to further appeal then, to the extent such claim is not paid out of the Seller Escrow or otherwise by the Seller, the Preferred Interests (or if the Preferred Interests shall have been redeemed as of such time, the principal amount outstanding pursuant to the Purchase Money Note as of such time, if any) shall, if the Purchaser so elects, be deemed redeemed (or reduced, as the case may be) by the amount of such claim, as so resolved (it being understood that any such resolved claim shall be satisfied first out of monies on deposit in the Off-Set Escrow and only thereafter by the redemption of Preferred Interests or the reduction of the principal amounts of the Purchase Money Note) and shall be deemed satisfied by virtue of such reduction.

                                   ARTICLE XI

                                   TAX MATTERS

                   11.01 Tax Indemnification.

                   (a) From and after the Closing Date, the Seller shall be responsible for, shall pay or cause to be paid, and shall indemnify, defend and hold harmless the Purchaser and the Company and reimburse the Purchaser and the Company for all Taxes to the extent that such Taxes have not been paid; provided, however, that the Seller shall have no obligation to pay, indemnify or reimburse the Purchaser for any amounts that the Purchaser pays without the prior approval of the Seller (or independent accounting firm determination, as the case may be, pursuant to Section 11.03(b)).

                   (b) For purposes of this Section 11.01, in order to apportion appropriately any Taxes relating to any taxable year or period that includes an Interim Period, the parties hereto shall, to the extent permitted under applicable law, elect with the relevant Tax authority to treat for all purposes the Closing Date or July 29, 2001, as the case may be, as the last day of the taxable year or period of the Company. In any case where applicable law does not permit the Company to treat the Closing Date or July 29, 2001, as the case may be, as the last day of the taxable year or period, the portion of any Taxes that are allocable to the portion of the Interim Period ending on the Closing Date or July 29, 2001, as the case may be, shall be deemed equal to the amount that would be payable if the taxable year or period ended on the Closing Date or July 29, 2001, as the case may be.

                   (c) Subject to Section 11.06 and the limitations contained in
Section 11.03(b), payment of any amount by the Seller under this Section shall be made within ten (10) days following written notice by the Purchaser or the Company that it is required to pay such amounts to the appropriate Tax authority; provided, however, that the Seller shall not be required to make any payment to the Purchaser hereunder earlier than five (5) Business Days before it is due to the appropriate Tax authority.

                   (d) All matters relating in any manner to Tax indemnification obligations and payments shall be governed exclusively by this Article XI.

                   (e) Notwithstanding any other provision of this Agreement, the Seller shall have no obligation to pay, indemnify or reimburse the Purchaser or any other person for any Taxes to the extent that such Taxes arise as a result of the transactions contemplated in this Agreement being structured as a merger pursuant to Section 2.06 of this Agreement. For the purposes of this
Section 11.01(e), "Taxes" shall mean all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

                   11.02 Tax Refunds. The Purchaser shall pay to the Seller all refunds or credits of Taxes received by the Purchaser or the Company after the Closing Date and attributable to Taxes paid by the Company (or any predecessor of the Company) with respect to a Pre-Closing Period, net of any Taxes imposed on such refund amount, and adjusted to reflect any Tax benefit received by the Purchaser in connection with the accrual or payment of amounts pursuant to this
Section 11.02.

                   11.03 Preparation and Filing of Tax Returns and Payment of Taxes.

                   (a) The Seller shall be responsible for the preparation and filing of all Tax Returns with respect to the Company for all Taxes. All such Tax Returns shall be prepared and filed in a manner that is consistent with the prior practice of the Company (including, without limitation, prior Tax elections and accounting methods or conventions made or utilized by the Company), except as required by a change in the applicable law or regulations. The Purchaser shall, or shall cause the Company to, pay all amounts shown to be due on such Tax Returns.

                   (b) The Purchaser shall prepare and timely file or cause the Company to prepare and timely file all Tax Returns required to be filed after the Closing Date other than Tax Returns described as the responsibility of the Seller in Section 11.03(a). All such Tax Returns with respect to Pre-Closing Periods shall be prepared and filed in a manner that is consistent with the prior practice of the Company (including prior Tax elections and accounting methods or conventions made or utilized by the Company), except as required by a change in the applicable law or regulations. The Purchaser shall deliver all such Tax Returns with respect to Pre-Closing Periods to the Seller for the Seller's review at least ten (10) Business Days prior to the due date of any such Tax Return. If the Seller disputes any item on such Tax Return, it shall notify the Purchaser of such disputed item (or items) and the basis for its objection. The parties shall act in good faith to resolve any such dispute prior to the date on which the Tax Return is required to be filed. If the parties cannot resolve any disputed item, the item in question shall be resolved by an independent accounting firm mutually acceptable to the Seller and the Purchaser. The fees and expenses of such accounting firm shall be borne equally by the Seller and the Purchaser.

                   11.04 Accounting and Tax Records.

                   (a) The Purchaser acknowledges that the Seller and its Affiliates shall, from time to time after the Closing Date, require access to certain accounting and Tax records and information held by the Company to the extent such records and information pertain to events occurring on or prior to the last day of the Tax period which includes the Closing Date; therefore, from and after the Closing Date, the Purchaser and the Company shall (i) use their reasonable best efforts to properly retain and maintain such records for ten
(10) years and shall thereafter provide the Seller with at least sixty (60) days written notice prior to any destruction, abandonment or disposition of all or any portion of such records, (ii) transfer such records to the Seller upon its written request prior to any such destruction, abandonment or disposition and
(iii) allow the Seller and its Affiliates and their respective agents and representatives, at times and dates reasonably and mutually acceptable to the parties, to from time to time inspect, review and make copies of such records as the Seller may deem necessary or appropriate.

                   (b) Notwithstanding anything in this Agreement to the contrary, the Purchaser shall have no right to review any Tax Returns other than pro forma Tax Returns of the Company.

                   11.05 Tax Cooperation.

                   (a) The Seller and the Purchaser agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records), and assistance relating to the Company as is reasonably requested for the filing of any Tax Returns, for the preparation of any audit, and for the prosecution or defense of any claim, suit or proceeding related to any proposed adjustment. Any information obtained under this Section 11.05(a) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

                   (b) The Purchaser agrees to take no action on or after the Closing Date without the prior written consent of the Seller that will increase the Seller's Tax liability or make or change any Tax election, amend any Tax Return, or waive or extend any statute of limitations with respect to Pre-Closing Periods.

                   11.06 Tax Audits.

                   (a) After the Closing, the Purchaser shall notify the Seller in writing of any demand or claim received by the Purchaser or the Company from any Tax authority or any other party with respect to Taxes for which the Seller is liable pursuant to Section 11.01 within ten (10) days of the receipt of such demand or claim by the Purchaser or the Company; provided, however, that a failure to give such notice will not affect the Purchaser's or the Company's rights to indemnification under Section 11.01 unless, or except to the extent that, but for such failure, the Seller could have reduced, avoided, or contested the Tax liability in question in whole or in part. Such notice shall contain factual information (to the extent known) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax authority in respect of any such asserted Tax liability.

                   (b) The Seller may elect to control the conduct, through counsel of the Seller's own choosing and at the Seller's own expense, of any audit, claim for refund, or administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under Section 11.01, including any contest in respect of an Interim Period (any such audit, claim for refund, or proceeding relating to an asserted Tax liability is referred to herein as a "Contest"). If the Seller elects to control a Contest, the Seller shall within thirty (30) calendar days of receipt of the notice of asserted Tax liability notify the Purchaser in writing of its intent to do so. If the Seller properly elects to control a Contest, then the Seller shall have all rights to settle, compromise and/or concede such asserted liability and the Purchaser shall cooperate and shall cause the Company or any of its successors to cooperate in each phase of such Contest. If the Seller does not elect to control the Contest, the Purchaser or the Company may, without affecting its or any other indemnified party's rights to indemnification under this Article XI, assume and control the defense of such Contest with participation by the Seller; provided, however, that the Purchaser may not settle or compromise such Contest without the consent of the Seller.

                   (c) With respect to a Contest that involves an Interim Period, the Seller shall control the conduct, through counsel of the Seller's own choosing and at the Seller's own expense, of any such Contest.

                   11.07 Tax Treatment of Indemnification Payment. The parties agree to treat any indemnity payment made under this Agreement as an adjustment to the purchase price for all Tax purposes.

                                   ARTICLE XII

                                   TERMINATION

                   12.01 Termination. This Agreement may be terminated at any time prior to the Closing:

                   (a) by the written mutual consent of the parties hereto;

                   (b) upon written notice by any party hereto, if (i) any court of competent jurisdiction in the United States or any other United States Governmental Agency shall have issued a Judgment or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and (ii) such Judgment or other action shall have become final and nonappealable;

                   (c) upon written notice at any time on or after (i) April 4, 2002 by the Seller or the Purchaser, if the Closing has not occurred by such date or, (ii) if the sole reason the Closing has not occurred by such date is the failure of the conditions set forth in Section 7.04 or 7.05, June 1, 2002; provided, however, that the party then seeking termination is not then in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement; provided, further, that if the Closing has not occurred on or prior to such date by reason of a default or material breach of the Seller or the Purchaser, then the provisions of Section 12.01(d) shall apply;

                   (d) upon written notice by any party hereto, if (i) all conditions to the other party's obligations to consummate the transactions contemplated hereby shall have been satisfied (or would have been satisfied absent the other party's breach in performing its obligations hereunder), (ii) the other party is in material breach of any of its representations, warranties, covenants or agreements hereunder (which breach continues unremedied by such party for ten (10) days after written notice thereof to such party) (provided however, that if such other party is the Purchaser, it shall not be entitled to such 10-day period if it is in default of its obligation to pay the Purchase Price to the Seller on the Closing Date as provided herein (including such portions of the Purchase Price as are payable by delivery of the Purchase Money Notes and the issuance of the Preferred Interests)); and (iii) the Closing does not occur as a result of such breach; provided, however, that the party then seeking termination is not then in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement;

                   (e) by the Seller, if (i) this Agreement shall remain in full force and effect (ii) the board of directors of the Seller shall have approved the transactions contemplated by this Agreement and (iii) the Seller shall thereafter enter into a definitive agreement providing for the implementation of an Alternative Transaction; provided, however, that no termination pursuant to this Section 12.01(e) shall be effective unless the Seller shall simultaneously pay to the Purchaser a termination fee of $5,000,000 in immediately available funds by wire transfer to an account designated by Purchaser;

                   (f) by the Seller, if the board of directors of the Seller shall not approve this Agreement and the Merger; provided, however, that the Seller may not terminate this Agreement pursuant to this Section 12.01(f) at any time following 12:00 p.m. EST on February 1, 2002; or

                   (g) by the Seller at any time prior to February 8, 2002, in the event that the lenders of Seller and certain of its Subsidiaries set forth on Schedule 12.01(g) shall have failed to consent to the transactions contemplated by this agreement as of such time; provided, however, that no termination pursuant to this Section 12.01(g) shall be effective unless the Seller shall simultaneously pay to the Purchaser a termination fee of $250,000 in immediately available funds by wire transfer to an account designated by Purchaser.

                   12.02 Other Agreements; Material To Be Returned.

                   (a) In the event that this Agreement is terminated by the Seller or the Purchaser pursuant to Section 12.01, the transactions contemplated by this Agreement and the Related Documents shall be terminated, without further action by any party hereto.

                   (b) Furthermore, in the event that this Agreement is terminated pursuant to Section 12.01:

                   (i) The Purchaser shall return all documents and other material received from the Seller, its Affiliates or any of their Representatives relating to the Business or the transactions contemplated by this Agreement and the Related Documents, whether obtained before or after the execution of this Agreement, to the Seller;

                   (ii) The Purchaser agrees that all confidential information received by the Purchaser or its Affiliates or their Representatives with respect to the Seller, the Company, the Business or this Agreement or any of the Related Documents or the transactions contemplated hereby or thereby shall be treated in accordance with the Confidentiality Agreement which shall remain in full force and effect notwithstanding the termination of this Agreement;

                   (iii) The Seller shall return all documents and other material received from the Purchaser, its Affiliates or any of their Representatives relating to the Purchaser or the transactions contemplated by this Agreement or any of the Related Documents, whether obtained before or after the execution of this Agreement, to the Purchaser; and

                   (iv) The Seller agrees that all confidential information received by the Seller or its Affiliates or their respective Representatives with respect to the Purchaser or this Agreement or any of the Related Documents or the transactions contemplated hereby or thereby shall be kept confidential notwithstanding the termination of this Agreement.

                   12.03 Liquidated Damages.

                   (a) Damages to the Seller. In the event that this Agreement is terminated by the Seller pursuant to Section 12.01(d), then the Purchaser agrees that the Seller may instruct the Escrow Agent to deliver the Deposit, together with all interest accrued thereon, to the Seller (or, if the Letter of Credit shall have been delivered to the Seller, the Seller shall have the right to make a drawing of the full amount of the Letter of Credit) as liquidated damages for the Purchaser's breach of its obligations hereunder in immediately available funds by wire transfer to an account then specified by the Seller. The Purchaser and the Seller agree that such liquidated damages shall be the Seller' sole and exclusive remedy hereunder for breach by the Purchaser of this Agreement and are based in part upon the following damages which the Seller will suffer on account of a default by the Purchaser and the failure of the Closing to occur (which damages the Purchaser and the Seller acknowledge and agree are incapable of exact determination of amount): the possibility of being unable to find a new purchaser for the Company or the Business in the amount of the Purchase Price following the Purchaser's default; the inconvenience and expense of re-marketing the Company or the Business for sale; and the expense of negotiating and documenting a new transaction. It is therefore understood and agreed that such liquidated damages amount represents the parties' reasonable estimate of actual damages and does not constitute a penalty. If this Agreement is terminated other than by the Seller as described in the first sentence of this Section 12.03(a), the parties shall instruct the Escrow Agent to deliver the Deposit, together with all interest accrued thereon, to the Purchaser (or, if the Letter of Credit shall have been delivered to the Seller, the Seller shall return the Letter of Credit to the Purchaser).

                   (b) Damages to the Purchaser.

                   (i) In the event that this Agreement is terminated by the Purchaser pursuant to Section 12.01(d), (A) the Purchaser may instruct the Escrow Agent to deliver the Deposit, together with all interest accrued thereon, to the Purchaser (or, if the Letter of Credit shall have been delivered to the Seller, the Seller shall return the Letter of Credit to the Purchaser) and (B) the Seller agrees to pay to the Purchaser on demand $500,000 as liquidated damages for the Seller's breach of its obligations hereunder in immediately available funds by wire transfer to an account then specified by the Purchaser; provided, however, that the amount of liquidated damages payable by the Seller to the Purchaser pursuant to this Section 12.03(b) shall be increased to $5,000,000 in the event that, within 30 calendar days of the termination of this Agreement by the Purchaser pursuant to Section 12.01(d), the Seller shall enter into a definitive and binding agreement providing for an Alternative Transaction.

                   (ii) In the event that this Agreement is terminated by the Seller pursuant to Section 12.01(f) and within 30 days after the date of such termination the Seller shall enter into a definitive and binding agreement providing for an Alternative Transaction, the Seller agrees to pay to the Purchaser on demand $500,000 as liquidated damages in immediately available funds by wire transfer to an account then specified by the Purchaser.

                   (iii) The Purchaser and the Seller agree that the liquidated damages contemplated by this Section 12.03(b) shall be the Purchaser's sole and exclusive remedy hereunder for breach by the Seller of this Agreement and are based in part upon the following damages which the Purchaser will suffer on account of a default by the Seller and the failure of the Closing to occur (which damages the Purchaser and the Seller acknowledge and agree are incapable of exact determination of amount), including: the possibility of being unable to find a similar investment opportunity; the inconvenience and expense of exploring additional investment opportunities; and the fees and expenses of the Purchaser in negotiating and documenting this Agreement and the transactions contemplated hereby. It is therefore understood and agreed that such liquidated damages amount represents the parties' reasonable estimate of actual damages and does not constitute a penalty.

                   12.04 Obligations Shall Cease. In the event that this Agreement shall be terminated pursuant to Section 12.01 hereof, all obligations of the parties hereto under this Agreement shall terminate and become void and of no further effect and there shall be no liability of any party hereto to any other party except (a) for the obligations with respect to confidentiality and publicity contained in Section 9.08 hereof, (b) as set forth in Section 13.03 in respect of certain fees and expenses, (c) the obligations with respect to brokers contained in Sections 3.16 and 4.06 and (d) this Article XII; provided, however, that subject to Section 12.03, nothing contained in this Section shall relieve a party of liability for any breach of the covenants contained herein.

                                  ARTICLE XIII

                                  MISCELLANEOUS

                   13.01 Complete Agreement. This Agreement, the Related Documents and the Schedules and Exhibits attached hereto and thereto and the documents referred to herein (including the Confidentiality Agreement referred to in Section 9.08) and therein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

                   13.02 Waiver, Discharge, etc. This Agreement may not be released, discharged, abandoned, waived, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized representatives. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way be construed to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

                   13.03 Fees and Expenses. Except as otherwise expressly provided in this Agreement, each party hereto shall pay all of the fees and expenses incurred by it in connection with this Agreement, the Related Documents and the transactions contemplated hereby and thereby. For the avoidance of doubt, it is understood and agreed that the Purchaser shall pay the full amount of the HSR Act filing and all fees and expenses related to obtaining (i) title insurance policies in respect of the Owned Real Property and (ii) the New U.S. Forest Service Permit.

                   13.04 Amendments. No amendment to this Agreement shall be effective unless it shall be in a writing signed by each party hereto. The Seller and the Purchaser agree that no amendment to any Related Document shall be effective unless it shall have been approved in writing by each of the Seller and the Purchaser.

                   13.05 Notices. All notices, requests, consents and demands to or upon the respective parties hereto shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) if delivered by hand (including by overnight courier), when delivered, (b) on the day after delivery to a nationally recognized overnight carrier service if sent by overnight delivery for next morning delivery, (c) in the case of mail, three (3) Business Days after deposit in United States first class mail, certified with return receipt requested and postage prepaid and (d) in the case of facsimile transmission, upon receipt of a legible copy. In each case: (x) if delivery is not made during normal business hours at the place of receipt, receipt and due notice under this Agreement shall be deemed to have been made on the immediately following Business Day, and (y) notice shall be sent to the address of the party to be notified, as follows, or to such other address as may be hereafter designated by the respective parties hereto in accordance with these notice provisions:

                  If to the Purchaser, to:

                           Triple Peaks, Inc.
                           77 Okemo Ridge Road
                           Ludlow, VT 05149
                           Attention:  Tim Mueller, President
                           Facsimile:  (802) 228-4458

                  With a copy to:

                           Salmon & Nostrand
                           P.O. Box 535
                           Centennial Arcade
                           Bellows Falls, VT 05101
                           Attention:  George W. Nostrand, Esq.
                           Facsimile:   (802) 463-9713

                  If to the Seller, to:

                           American Skiing Company
                           One Monument Way
                           Portland, ME  04101
                           Attention:  Foster A. Stewart, Jr., Esq.
                                       General Counsel
                           Facsimile:  (207) 791-2607

                  and a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York  10019-6064
                           Attention:  Mitchell L. Berg, Esq.
                           Facsimile:   (212) 757-3990


                   13.06 Governing Law; Waiver of Jury Trial; Consent to Jurisdiction.

                   (a) This Agreement shall be governed by and construed in accordance with the laws of the State of COLORADO without regard to conflict of law principles THEREOF.

                   (b) Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

                   (c) Each of the Purchaser and the Seller irrevocably submits to the NON-exclusive jurisdiction of (i) the CourtS of the State of COLORADO, and (ii) the United States District Court PERTAINING THERETO, for the purposes of any suit, action or other proceeding arising out of this Agreement or the Related Documents and any transaction contemplated hereby or thereby. Each of the Purchaser and the Seller further agrees that the service of any process, summons, notice or document by U.S. registered mail to such Person's respective address set forth above shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Purchaser and the Seller irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Related Documents or the transactions contemplated hereby or thereby in (i) the CourtS of the State of COLORADO or (ii) the United States District Court PERTAINING THERETO, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                   13.07 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                   13.08 Interpretation. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in one form have correlative meanings when used herein in any other form. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule, such reference shall be to a Section or Article of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. For all purposes hereof, the terms "include", "includes" and "including" shall be deemed to be followed by the words "without limitation".


                   13.09 Exhibits and Schedules. The Schedules contained in the Seller Disclosure Schedule and the Exhibits are a part of this Agreement as if fully set forth herein. Matters reflected on any Schedule are not necessarily limited to matters required by this Agreement to be reflected therein and the inclusion of such matters shall not be deemed an admission that such matters were required to be reflected on such Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

                   13.10 Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto except with the prior written consent of the other parties or by operation of law, provided that without such consent the Purchaser may assign its rights and obligations hereunder to any of its direct or indirect Subsidiaries, and the Seller may assign its rights and obligations hereunder to any of its direct or indirect Subsidiaries, in which event such assignee shall be substituted for the assignor for purposes of this Agreement to the extent appropriate, but without affecting any liability of the assignor hereunder.

                   13.11 Third Parties. Except as provided in Sections 9.13,
10.02 and 10.03, nothing herein expressed or implied is intended or shall be construed to confer upon or give any Person, other than the parties hereto and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                   13.12 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the other provisions shall not be affected by such invalidity, illegality or unenforceability, but shall remain in full force and effect.

                   13.13 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and each of which shall be deemed an original. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representatives as of the day and year first above written.

                             AMERICAN SKIING COMPANY


                             By: /s/ Foster A. Stewart, Jr.
                                ------------------------------------------------
                                Name: Foster A. Stewart, Jr.
                                Title: Senior Vice President and General Counsel


                             TRIPLE PEAKS LLC


                             By: Triple Peaks, Inc.,
                               its Managing Member


                             By: /s/ Timothy T. Mueller
                                ------------------------------------------------
                                Name: Timothy T. Mueller
                                Title: President

                                    EXHIBIT A

                                    [FORM OF

                   SOFTWARE LICENSE AND DEVELOPMENT AGREEMENT]


                  This Software License and Development Agreement (the "Agreement") is made as of this 24th day of January, 2002, by and between Triple Peaks LLC, a Colorado limited liability company ("TPL"), and Steamboat Ski and Resort Corporation, a Delaware corporation ("SSRC" and together with TPL the "Licensor"), on the one hand, and American Skiing Company, a Delaware corporation (the "Licensee"), on the other hand.

                  WHEREAS, SSRC developed and owns a central reservations call center management system that is comprised of certain computer software programs and basic and related materials pertinent to said programs (as in current operation, "CORIS");

                  WHEREAS, pursuant to the Stock Purchase and Merger Agreement dated as of January __, 2002 by and between TPL and Licensee (the "SPA"), TPL purchased from Licensee all of the issued and outstanding shares of common stock of SSRC; and

                  WHEREAS, pursuant to the SPA, TPL agreed to grant Licensee a license to use CORIS on the terms and conditions set forth herein.

                  NOW THEREFORE, for and in consideration of the foregoing, the agreements and undertakings hereinafter provided and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged by Licensor and Licensee, Licensor and Licensee hereby agree as follows:

                  1. LICENSE GRANT.

                  (a) Licensor hereby grants to Licensee during the Term (as defined below) an irrevocable, royalty-free, fully-paid license to use, modify, translate, reverse engineer, reproduce, decompile, disassemble, create derivative works based on, copy, display and/or merge into another program or programs in whole or in part: (i) CORIS, including all source code, object code and documentation related thereto, reasonably necessary to operate CORIS; and
(ii) all modifications, improvements and enhancements made pursuant to and contemplated by, and made generally in accordance with, the CORIS Development Plan (the "Development Plan") attached hereto as Exhibit 1 (the "Developments" and together with CORIS, the "Software"). (The rights granted to Licensee pursuant to this Paragraph 1(a), collectively referred to herein as the "License.")

                  (b) Licensee may sublicense the License to any of its subsidiaries or other affiliates that directly own and/or control the Licensed Resorts (as defined herein).

                  2. LICENSE TERRITORY. Licensee shall only use the Software in connection with two ski resorts owned and operated by Licensee or its subsidiaries or other affiliates, consisting of the Killington and Mount Snow ski resorts (the "Licensed Resorts"); provided, however, that Licensee shall have the option to extend the License to The Canyons ski resort owned by Licensee or one of Licensee's subsidiaries (the "Canyons"). Licensor and Licensee shall negotiate, in good faith, the terms of any license covering the Canyons.

                  3. SERVICES.

                  (a) Development Plan. Licensor may, but shall not be required to, undertake to complete the Developments, provided that if Licensor does undertake to complete the Developments, Licensor shall: (i) complete the Developments in a non-discriminatory manner (i.e., in a manner that benefits the Licensee on the same basis as the other users of the Software, including, but not limited to, Licensor); and (ii) use its reasonable best efforts to complete and deliver the Developments in a timely manner (the "Development Services").

                  (b) Maintenance. Licensor shall provide Licensee with services necessary to: (i) keep the Software in good working order and performing in accordance with best industry standards and its specifications; (ii) conform the Software to regulatory, technical, development tool, database and operating system changes; (iii) correct bugs, viruses, errors or malfunctions in the Software. User assistance, training, maintenance and support services including, but not limited to, database administration, shall be provided in substantially the same manner as those provided to the Licensed Resorts by Licensor prior to the Effective Date (the "Maintenance Services").

                  4. TERM AND TERMINATION.

                  (a) The "Term" of this Agreement shall commence as of the closing date under the SPA (the "Effective Date") and shall continue through December 31, 2013 except to the extent earlier terminated pursuant to this Paragraph 4 but in no event shall this Agreement terminate prior to the second anniversary of the Effective Date (the "Initial Term").

                  (b) Termination by Licensor:

                  (i) License. The License granted hereunder may not be terminated by Licensor.

                  (ii) Maintenance Services. Licensor may terminate the Maintenance Services at any time after the Initial Term by giving at least nine (9) months prior written notice to Licensee, provided that Licensor shall not terminate the Maintenance Services so long as Licensor is providing such services for Licensor's own benefit or for the benefit of third parties.

                  (c) Termination by Licensee: Licensee may terminate this Agreement, including the License, as to any Licensed Resort at any time after the Initial Term for any reason upon sixty (60) days written notice to Licensor.

                  (d) Effect of Termination: On or before thirty (30) days after the termination or expiration of this Agreement, Licensee shall destroy all copies of the Software or, at Licensor's request and expense, deliver the Software to Licensor.

                  5. DELIVERY. Licensor acknowledges that CORIS is already installed and operated at the Licensed Resorts. Licensor shall deliver and install one copy of each Development, in both source and object code versions, to each Licensed Resort within ten (10) days of Licensor's completion of such Development.

                  6. FEES.

                  (a) Maintenance Fee. In consideration of Licensor providing the Maintenance Services, Licensee shall pay to Licensor a "Maintenance Fee" in the amount of $97,500 ($63,650 for Killington ski resort and $33,840 for Mount Snow ski resort) for each License Year of the Term for which Licensor provides the Maintenance Services payable in four quarterly installments of $24,375 each allocated proportionately among the Licensed Resorts. Maintenance Fee payments shall be due and payable by the Licensee sixty (60) days after completion of each calendar quarter of each License Year during the Term. For purposes of this Agreement, the first "License Year" shall be defined as the period commencing on the Effective Date and ending December 31, 2002, and each subsequent License Year shall be defined as the twelve (12) month period commencing January 1 of each year and ending December 31 of the same year; provided that the last License Year shall end upon the expiration or earlier termination of this Agreement. For the purposes of this Paragraph 6(a) the last License Year shall end upon the termination of the Maintenance Services and the last installment of the Maintenance Fee payable by Licensee shall be appropriately prorated. The first Maintenance Fee payment due under this Agreement shall be for the period commencing on the date of this Agreement and ending March 31, 2002.

                  (b) In the event that Licensor chooses to undertake the completion of the Developments pursuant to Paragraph 3(a) hereof, Licensee shall pay a "Development Fee" equal to the amounts specified on the Development Plan attached hereto as Exhibit 1 for each Development. Notwithstanding the foregoing, in no event shall the total Development Fee for any Development payable by Licensee exceed the amount listed on the Development Plan for the applicable Development without Licensee's prior express written approval. Licensor shall provide itemized monthly statements to Licensee setting forth in detail the development costs directly associated with each Development. Licensee shall pay to Licensor an amount equal to fifty percent (50%) of the Development Fee owed for each Development in quarterly payments due and payable by the Licensee sixty (60) days after the completion the applicable calendar quarter. Licensee shall pay to Licensor the remaining fifty percent (50%) of the applicable Development Fee within thirty (30) days after the date on which all of the following shall have occurred: (i) Licensor has installed said Development at the Licensed Resorts; (ii) Licensor has provided Licensee with training with respect to said Development; and (iii) said Development is tested, approved and accepted by Licensee. Licensee shall be allowed to offset amounts allocated to the Licensed Resorts prior to the date of this Agreement ($2,184 per week since July 30, 2001 for a total of $43,680 as of December 16, 2001) against the total Development Fee payable by Licensee for each Development. In the event that Licensor sells the Software or abandons a Development at any time prior to the completion and delivery of a Development for which Licensee has already paid a portion of the Development Fee (an "Incomplete Development"), Licensor shall, within sixty (60) days following such sale, provide a refund to Licensee, allocated proportionately among the Licensed Resorts, in an amount equal to the Development Fee already paid by Licensee in connection with such Incomplete Development.

                  (c) Any dispute with respect to the amount of development costs directly associated with any Development shall be submitted for arbitration in Killington, Vermont in accordance with the rules of the American Arbitration Association then in effect. The parties hereto agree that an action to compel arbitration pursuant to this Agreement may be brought in the appropriate Vermont court and in connection therewith the laws of the State of Vermont shall control. Application may also be made to such court for confirmation of any decision or award of the arbitrators, for an order of enforcement and for any other remedies that may be necessary to effectuate such decision or award. The parties hereby consent to the jurisdiction of the arbitrators and of such court and waive any objection to the jurisdiction of such arbitrator and court.

                  7. MODIFICATIONS BY LICENSEE. Notwithstanding anything to the contrary contained herein, Licensor acknowledges that Licensee shall be the sole and exclusive owner throughout the world of any and all right, title and interest, including copyright, in and to any additions, modifications or improvements made by Licensee to the Software and all derivative works based thereon that are created by Licensee.

                  8. REPRESENTATIONS AND WARRANTIES. Licensor represents and warrants to Licensee that it has the right to grant the License as set forth herein. Licensor covenants that all Development Services and Maintenance

Services shall be provided in a timely, professional and competent manner by qualified personnel.

                  9. SALE OF SOFTWARE.

                  (a) Licensor shall not transfer ownership interest in the Software during the Initial Term other than to an Affiliate (as defined in the SPA) of Licensor, provided that if such Affiliate ceases to be an Affiliate of Licensor, such cessation shall be deemed a transfer or sale of the Software for purposes of this Paragraph 9.

                  (b) In the event that Licensor decides to sell the Software after the Initial Term other than to an Affiliate of Licensor, Licensee shall have a right of first offer to purchase the Software to be negotiated in good faith and exercisable by written notice to Licensor within ten (10) days after receipt by Licensee of Licensor's notice that it wishes to sell the Software. If Licensee does not exercise its right of first offer, Licensee may sell the Software to a third party, provided that the sale of the Software shall be subject to the License granted herein. If Licensee exercises its right of first offer but the parties do not come to terms of sale within sixty (60) days of commencing negotiations therefor, Licensor may sell the Software to a third party, provided that the terms and conditions of sale are not materially more favorable to such third party than the final terms and conditions offered to Licensee, and provided further that the sale of the Software shall be subject to the License granted herein.

                  (c) In the event Licensor does not decide to sell the Software but terminates the Maintenance Services pursuant to Subparagraph 4(b)(ii) hereof, Licensee may notify Licensor of its intent to purchase the Software and Licensor shall negotiate the sale of the Software to Licensee in good faith.

                  10. TRADEMARK. Licensee acknowledges that nothing herein has granted Licensee any right, title or interest in and to the mark CORIS.

                  11. INDEMNIFICATION.

                  (a) Licensee shall defend, indemnify and hold Licensor (and its successors, assigns and agents) free and harmless from and against any claims and liability arising by virtue of unauthorized acts or omissions of Licensee outside the scope of normal use, operation or control of the Software.

                  (b) Licensor agrees to indemnify, defend and hold harmless Licensee (and any of its officers, directors, employees, affiliates, successors and assigns) ("Indemnitee") from and against any losses, liabilities, damages, judgments, assessments, fines, costs, expenses or deficiencies (including reasonable attorney's fees and disbursements incurred in connection with any claim for indemnity hereunder ) incurred by Indemnitee based upon, arising out of or due to, or otherwise in respect of: (i) Licensor's breach of any of its representations, warranties, covenants or agreements set forth herein; and (ii) any infringement or alleged infringement by the Licensor or the Software of any intellectual property or other rights of any third party.

                  12. SOFTWARE OWNED BY THIRD PARTIES.

                  (a) In the event that the Software presently runs with or is dependent upon hardware or other software developed by others (including operating systems that must be initialized at hardware start-up and which control system services and operation), Licensor shall provide Licensee with a fully paid license to use such software in the configuration and on the number of sites that will run the Software and/or as needed to operate the Software.

                  (b) As to any future modifications which are dependent on 3rd party hardware or software, Licensor shall provide Licensee with a fully paid license to use such software or hardware in accordance with the foregoing sentence provided that Licensee pays its pro-rata share of the fees for such license.

                  (c) Licensor shall place no software on any Licensee computer that is not fully licensed for use by Licensee on such computer, or in accordance with license agreements which Licensor may have with owners of such software.

                  13. MISCELLANEOUS

                  (a) Complete Agreement. This Agreement and the Exhibits attached hereto and the documents referred to herein and therein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

                  (b) Assignment. This Agreement may not be assigned, in whole or in part, by Licensor without Licensee's written consent other than as part of a sale of all of Licensor's right, title and interest in and to the Software after the Initial Term, but in any event subject to Paragraph 9 hereof. Any attempted assignment by Licensor that does not meet the conditions set forth in Paragraph 9 and this Paragraph 13(b) shall be null and void. Licensee may assign the License to any third party to which Licensee sells, conveys or otherwise transfers its ownership or direct or indirect equity interests in one or more of the Licensed Resorts. If Licensee sells, conveys or otherwise transfers its ownership or direct or indirect equity interests in fewer than all of the Licensed Resorts, Licensor agrees to enter into agreements with each separate Licensed Resort in substitution of this Agreement but providing for the same rights and obligations of each Licensed Resort as provided by the License herein. Upon any permitted assignment of the License or the Agreement hereunder, the assignor shall be released, and the assignor shall release the other party hereto, of all liability hereunder thereafter accruing with respect to the rights and obligations so assigned. In the event of any assignment hereunder, the assignee shall assume all of the obligations of the assignor to the extent accruing after such assignment. Licensor or Licensee may collaterally assign this Agreement to an institutional lender that is providing financing in connection with the Steamboat ski resort or any of the Licensed Resorts and this Agreement may be assigned in connection with such lender's exercise of remedies pursuant to the collateral assignment.

                  (c) Waiver, Discharge, etc. This Agreement may not be released, discharged, abandoned, waived, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized representatives. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way be construed to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

                  (d) Fees and Expenses. Except as otherwise expressly provided in this Agreement, each party hereto shall pay all of the fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby and thereby.

                  (e) Amendments. No amendment to this Agreement shall be effective unless it shall be in a writing signed by each party hereto.

                  (f) Notices. All notices, requests, consents and demands to or upon the respective parties hereto shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) if delivered by hand (including by overnight courier), when delivered, (ii) on the day after delivery to a nationally recognized overnight carrier service if sent by overnight delivery for next morning delivery, (iii) in the case of mail, three (3) Business Days after deposit in United States first class mail, certified with return receipt requested and postage prepaid and (iv) in the case of facsimile transmission, upon receipt of a legible copy. In each case: (A) if delivery is not made during normal business hours at the place of receipt, receipt and due notice under this Agreement shall be deemed to have been made on the immediately following business day, and (B) notice shall be sent to the address of the party to be notified, as follows, or to such other address as may be hereafter designated by the respective parties hereto in accordance with these notice provisions:

                  If to the Purchaser, to:
                  Triple Peaks LLC
                  77 Okemo Ridge Road
                  Ludlow, VT 05149
                  Attention:  Tim Mueller
                  Facsimile:  (802) 228-4458

                  With a copy to:
                  Salmon & Nostrand
                  P.O. Box 535
                  Centennial Arcade
                  Bellows Falls, VT 05101
                  Attention:  George W. Nostrand, Esq.
                  Facsimile:  (802) 463-9713
                  If to the Seller, to:
                  American Skiing Company
                  One Monument Way
                  Portland, ME  04101
                  Attention:  Foster A. Stewart, Jr., Esq.
                                 General Counsel
                  Facsimile:  (207) 791-2607

                  With a copy to:
                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York  10019-6064
                  Attention:  Mitchell L. Berg, Esq.
                  Facsimile:   (212) 757-3990

                  (g) Governing Law; Waiver of Jury Trial.

                  (i) This Agreement shall be governed by and construed in accordance with the laws of the state of Maine without regard to conflict of law principles thereof.

                  (ii) Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

                  (h) Headings. The descriptive headings of the several Paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (i) Interpretation. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in one form have correlative meanings when used herein in any other form. Any capitalized terms used in any

Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. Any capitalized terms used herein or in any Exhibit but not otherwise defined herein or therein shall have the meaning as defined in the SPA. When a reference is made in this Agreement to a Paragraph or Exhibit, such reference shall be to a Paragraph of, or an Exhibit to, this Agreement unless otherwise indicated. For all purposes hereof, the terms "include", "includes" and "including" shall be deemed to be followed by the words "without limitation".

                  (j) Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (k) Third Parties. Except as expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give any Person, other than the parties hereto and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                  (l) Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the other provisions shall not be affected by such invalidity, illegality or unenforceability, but shall remain in full force and effect.

                  (m) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and each of which shall be deemed an original. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized agents as of the date first above written.


LICENSOR:
TRIPLE PEAKS LLC               Officer Name
                                           ----------------------------------
                               Signature
                                           ----------------------------------
                               Title
                                           ----------------------------------
                               Date
                                           ----------------------------------

STEAMBOAT SKI AND RESORT
CORPORATION                    Officer Name
                                           ----------------------------------
                               Signature
                                           ----------------------------------
                               Title
                                           ----------------------------------
                               Date
                                           ----------------------------------

LICENSEES:

AMERICAN SKIING COMPANY        Officer Name
                                           ----------------------------------
                               Signature
                                           ----------------------------------
                               Title
                                           ----------------------------------
                               Date
                                           ----------------------------------

                                    EXHIBIT 1

                             CORIS Development Plan


Task:    Air Interface to Apollo
         Description:
         This task will automate the air request and response cycle. A significant job will be analyzing and documenting the business logic that is currently managed manually in the travel tech process. To produce a response to an air request, the system must evaluate rules to determine what options should be returned, including block, bulk and retail options. These rules may need to be configurable for each resort.

         The automated process will accept requests, execute queries in both CORIS and Apollo, and then return one or more itinerary options to the sales agent. When the sales agent accepts an itinerary, the interface will create the reservation in Apollo and manage the transfer of cross-reference information between CORIS and Apollo.

         Benefit:
         An automated interface will have immediate benefits to call centers. This can either be viewed as a tool to increase call-handling capacity of the call center, or a labor saving at a fixed capacity. Automating the air response process should allow requests to be handled both faster and according to a consistent set of rules.

         In addition to serving the needs of existing CORIS users, this feature has been identified as a "must-have" for Heavenly to adopt CORIS. This would benefit all users because costs for development and maintenance could be more broadly allocated.

Development Fee:  Killington: $0            Mount Snow: $0


Task:    Automated Quote Response
         Phase I
         Description:
         An Automated Quote Response (AQR) system will be built to increase the capacity of a pool of Web agents to respond to quote requests from the Internet. The number of reservations originating from the Internet has grown steadily for the past two years. AQR provides functionality needed to keep up with this demand without additional staff.

         The guest process is identical to the current Quote Response System. They fill out a request form and receive a personalized web page containing their quote.

         The changes in AQR happen in the call center. The system will be managed using the Workflow Manager described above. As an e-mail request is received, AQR will detect the message and create an item in the work queue. It will then perform the first two steps of the process automatically. First, it will read the message and store the guest and request information in the database. Second, it will build a quote based on the criteria included in the guest request. An agent will then see an item in the work queue with a status saying "Ready for Review". The agent has the option to review the quote, add personal comments and make any changes for requests that could not be fulfilled by the automated process before instructing AQR to publish the quote and notify the guest.

         Benefit:
         The time to process a quote request will be dramatically reduced by this process. The personal touch, which is a key strength of the existing quote process, is retained. The guest should benefit from reduced turn-around time for quotes.

Development Fee:  Killington: $ 3930.       Mount Snow: $ 0


Task:    Fulfillment via Internet
         Description:
         Guest confirmations and vendor reports are labor-intensive as well as expensive to print and deliver. This task will provide a method to optionally have these reports delivered automatically via e-mail and/or the Internet. The most likely delivery method will be the "Publish and Notify" technique used for Quote Response. CORIS will publish the report as a web page, and then notify the guest or vendor via e-mail that the report is available.

         Benefit: Reduce paper cost, postage and labor for fulfillment of routine high-volume reports.

Development Fee: Killington: $14555. Mount Snow: $ 985.

Task:    Web CORIS Development (Phase I)
         Description:
         This project will not be complete in FY 2001-02. There will be at least two interim deliverables, however, that will provide benefit prior to completion. The full build-out of Web CORIS will be a booking engine that will support comprehensive vacation booking, changes and inquiries over the Web. During FY 2001-02, significant progress can be made toward this goal.

         The first interim deliverable is Phase II of the automated quote response system. This will further automate the process described in Phase I.

         More importantly, a limited scope version of Web CORIS can be developed that should provide a viable migration path from World Res. Scope limitations will include:

         |_|      Book-only. Changes will be managed via the call center.

         |_| Lodging and activity reservations only. Air will be implemented in a subsequent deliverable.

         |_|      Single scenario shopping.

         Benefit:
         The greatest benefit of this project is that it moves CORIS closer to becoming a multi-channel booking engine. An Internet channel will address unfulfilled consumer demand and provide a low-cost, well-controlled channel of distribution. Internal development assures that the company retains control of what may become its primary sales channel.

         In the more immediate term, the World Res replacement interim deliverable will provide a better option for relatively simple package vacation booking than any commercially available option that has been identified.

Development Fee:  Killington: $ 139780.     Mount Snow: $ 21630.

                                    EXHIBIT B
                           [FORM OF ESCROW AGREEMENT]


                  THIS ESCROW AGREEMENT (this "Agreement"), is made as of January 24, 2002, by and among TransNation LandAmerica, Inc., having an offices at 507 Lincoln Avenue Steamboat Springs, Colorado, 80477 (the "Escrow Agent"), the Law Offices of Salmon & Nostrand, having an office at P.O. Box 535 Centennial Arcade Bellows Falls, Vermont 05101 ("Salmon & Nostrand"), American Skiing Company, a Delaware corporation (the "Seller"), and Triple Peaks LLC, a Colorado limited liability company (the "Purchaser").

                  WHEREAS, the Purchaser and the Seller have entered into that certain Stock Purchase and Merger Agreement, dated as of the date hereof (as the same may be amended from time to time, the "Purchase Agreement"), pursuant to which the Purchaser is acquiring all of the issued and outstanding shares of capital stock of Steamboat Ski & Resort Corporation, a Delaware corporation (the "Company"); and

                  WHEREAS, in accordance with Article II of the Purchase Agreement, the Purchaser has delivered to Salmon & Nostrand, the sum of $5,000,000 in immediately available funds, (the "Deposit");

                  WHEREAS, the Seller and the Purchaser have agreed that, provided that on or before January 31, 2002 the (i) Board of Directors of the Seller approves the Purchase Agreement, and (ii) the Purchase Agreement has not been terminated pursuant to Section 12.01(f) of the Purchase Agreement, Salmon & Nostrand shall have, on or prior to February 1, 2002, either (iii) delivered (x) the Deposit to the Escrow Agent to be held in accordance with this Agreement and
(y) any interest accrued on the Deposit to the Purchaser, or (iv) if the Purchaser shall have delivered the Letter of Credit (as defined in the Purchase Agreement) to the Seller, return the Deposit and any interest accrued thereon to the Purchaser;

                  WHEREAS, if, at the Closing, (i) the Deposit has been delivered to the Escrow Agent, the Escrow Agent shall then deliver the Deposit to the Purchaser and the Purchaser shall apply the Deposit to the Purchase Price, in partial satisfaction of payment of the Purchase Price (or, alternatively, upon termination of this Agreement by the Seller pursuant to
Section 12.01(d), in satisfaction of liquidated damages in the event of a default by the Purchaser as set forth in Section 12.03(a) of the Purchase Agreement), or (ii) if the Letter of Credit shall have been delivered to the Seller, the Seller shall draw upon the Letter of Credit in full (the Purchaser having agreed that the Seller shall not be obligated to consummate the Closing unless and until the issuer of the Letter of Credit shall have paid the proceeds of the Letter of Credit to the Seller).

                  NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

                  1. Definitions. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement. References in this Agreement to the Escrow Agent shall be deemed to apply to Salmon & Nostrand except following delivery of the Deposit to TransNation Land America.

                  2. The Deposit.

                                    (a) No later than one Business Day after
                  receipt of the notice contemplated by Section 2.01(b) of the Purchase Agreement, Salmon & Nostrand shall either (i) deliver
                  (x) the Deposit to the Escrow Agent to be held in accordance with this Agreement, and (y) any interest accrued on the Deposit to the Purchaser or (ii) if the Purchaser shall have delivered the Letter of Credit to the Seller, return the Deposit and any interest accrued thereon to the Purchaser.

                                    (b) The Escrow Agent agrees to establish and
                  maintain and hold the Deposit in escrow in an interest bearing account in an institution acceptable to the Seller and the Purchaser, and shall invest the Deposit in such manner as may be agreed to in writing by the Seller and the Purchaser. All interest earned on the Deposit (the "Income") shall accrue for the benefit of the Purchaser and shall be paid to the Purchaser in accordance with Section 3.1 hereof, unless the Deposit is paid to the Seller due to the Purchaser's default under the Purchase Agreement, in which case the Income shall be paid to the Seller as set forth in Section 3.2 hereof. The party that receives the Income or the benefit thereof shall be responsible for paying any income taxes thereon. The tax identification numbers of the parties hereto shall be furnished to the Escrow Agent upon request.

                  3. Disposition of the Deposit. In the event that the Deposit has been delivered to the Escrow Agent:

                  3.1 Upon the Closing. As soon as reasonably practicable prior to the anticipated Closing Date, the Purchaser and the Seller shall provide the Escrow Agent with written notice (the "Closing Notice") of such anticipated Closing Date together with instructions as to the account(s) of each of the Seller and the Purchaser (the "Account Information") into which the Escrow Agent shall wire transfer the Deposit and the Income, respectively, on the Closing Date. On the Closing Date, the Purchaser and the Seller shall confirm to the Escrow Agent that the Closing is occurring and the Escrow Agent shall deliver the Deposit to the Seller, and any Income shall be distributed to the Purchaser, in each case, in accordance with the instructions set forth in the Closing Notice.

                  3.2 Upon Purchaser Default. If the Seller makes a demand upon the Escrow Agent for release of the proceeds of the Deposit pursuant to Section 12.03(a) of the Purchase Agreement, then within three (3) Business Days of receipt of such demand the Escrow Agent shall give written notice thereof to the Purchaser. If the Escrow Agent does not, within five (5) Business Days following the giving of such notice, receive written objection from the Purchaser, then the Escrow Agent is authorized and required to comply with said demand and shall deliver the Deposit and the Income by wire transfer of immediately available funds to an account designated by the Seller. If the Escrow Agent does receive such objection in a timely manner, then the Escrow Agent shall continue to hold the Deposit and the Income in escrow until otherwise directed by written notice of both the Seller and the Purchaser or a final judgment of a court of competent jurisdiction that is not subject to further appeal (a "Final Order").

                  3.3 Upon Other Termination. If the Purchase Agreement is terminated by the Purchaser or the Seller pursuant to Section 12.01(a), (b),
(c), (e), (f) or (g) thereof, or pursuant to Section 12.1(d) thereof by reason of the Seller's default under the Purchase Agreement, then the Purchaser may make demand on the Escrow Agent for the return of the Deposit and Income to the Purchaser by wire transfer of immediately available funds to an account designated by the Purchaser. If the Purchaser makes a demand upon the Escrow Agent for release of the proceeds of the Deposit pursuant to this Section 3.3, then within three (3) Business Days of receipt of such demand the Escrow Agent shall give written notice thereof to the Seller. If the Escrow Agent does not, within five (5) Business Days following the giving of such notice, receive written objection from the Seller, then the Escrow Agent is authorized and required to comply with said demand and shall deliver the Deposit and the Income by wire transfer of immediately available funds to an account designated by the Purchaser. If the Escrow Agent does receive such objection in a timely manner, then the Escrow Agent shall continue to hold the Deposit and the Income in escrow until otherwise directed by written notice of both the Seller and the Purchaser or a Final Order.

                  4. Termination of this Escrow Agreement. This Agreement shall terminate upon the payment of the Deposit and the Income to the Seller and/or the Purchaser pursuant to Section 3.1, 3.2, or 3.3, as the case may be.

                  5. Disputes. In the event of any dispute as to the disposition of the Deposit or as to any other matters under this Agreement, the Escrow Agent is hereby authorized to deposit, upon five (5) Business Days' notice to the parties, the funds constituting the Deposit with a court of competent jurisdiction. In connection with any such dispute, the Escrow Agent may elect, in its commercially reasonable discretion, to commence an interpleader action relating thereto.

                  6. Sole Duties. The Escrow Agent's sole duties hereunder are as indicated herein, and upon the disposition of the Deposit (and the Income) as herein provided the Escrow Agent shall be deemed to have performed its duties and shall be automatically discharged from any further obligation in connection therewith.

                  7. Escrow Agent Not Liable. The Escrow Agent, in the performance of its duties hereunder, shall not be liable or responsible for any authorization or omitted to be taken hereunder in good faith as herein provided, except for its own willful misconduct or gross negligence and except as provided in Section 11(f) of this Agreement. The Escrow Agent shall be fully protected in relying upon any notice, certificate or other written communication believed by the Escrow Agent to be genuine and purported to be signed or given by any person or persons purporting to have authority to act on behalf of any party hereto.

                  8. Resignation; Successor Escrow Agent. The Escrow Agent or any successor escrow agent, as the case may be, may resign its duties and be discharged from all further duties or obligations hereunder at any time upon giving five (5) Business Days' prior written notice to the parties hereto. The Seller and the Purchaser will thereupon jointly designate a successor escrow agent hereunder within said five (5) Business Day period to whom the Deposit shall be delivered. In default of such joint designation of a successor escrow agent, the Escrow Agent shall retain the Deposit as custodian thereof until otherwise directed by the Seller and the Purchaser, jointly, without further liability or responsibility.

                  9. Notices. All notices, requests, consents and demands to or upon the respective parties hereto shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) if delivered by hand (including by overnight courier), when delivered, (b) on the day after delivery to a nationally recognized overnight carrier service if sent by overnight delivery for next morning delivery, (c) in the case of mail, three (3) Business Days after deposit in United States first class mail, certified with return receipt requested and postage prepaid and (d) in the case of facsimile transmission, upon receipt of a legible copy. In each case: (x) if delivery is not made during normal business hours at the place of receipt, receipt and due notice under this Agreement shall be deemed to have been made on the immediately following Business Day, and (y) notice shall be sent to the address of the party to be notified, as follows, or to such other address as may be hereafter designated by the respective parties hereto in accordance with these notice provisions:

                                    If to the Purchaser, to:

                                    Triple Peaks LLC
                                    c/o Triple Peaks, Inc.
                                    77 Okemo Ridge Road
                                    Ludlow, VT 05149
                                    Attention:  Tim Mueller
                                    Facsimile:  (802) 228-4458

                                    with a copy to:

                                     Salmon & Nostrand
                                     P.O. Box 535
                                     Centennial Arcade
                                     Bellows Falls, VT  05101
                                     Attention:  George W. Nostrand, Esq.
                                     Facsimile:  (802) 463-9713

                                    If to the Seller, to:

                                     American Skiing Company
                                     One Monument Way
                                     Portland, ME 04101
                                     Attention:  Foster A. Stewart, Jr., Esq.
                                                 General Counsel
                                     Facsimile:  (207) 791-2607

                                     with a copy to:

                                     Paul, Weiss, Rifkind, Wharton & Garrison
                                     1285 Avenue of the Americas
                                     New York, NY  10019-6064
                                     Attention:  Mitchell L. Berg, Esq.
                                     Facsimile:  (212) 757-3990
                                    if to the Escrow Agent, to:

                                     TransNation LandAmerica, Inc.
                                     507 Lincoln Avenue
                                     Steamboat Springs, CO 80477
                                     Attention:  Ronald E. Murray
                                     Facsimile: (970) 879-0402

The Escrow Agent shall promptly deliver a copy of any notice received by it in its capacity as the Escrow Agent to the Purchaser and the Seller.


                  10. Indemnification of Escrow Agent. The Seller and the Purchaser hereby agree jointly and severally to indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any loss, cost, liability or damage (including reasonable attorneys' fees and disbursements) incurred in connection with the performance of the Escrow Agent's duties hereunder, except to the extent of loss or damage caused by the Escrow Agent's willful misconduct or gross negligence. The obligations of the Seller and the Purchaser set forth in this Section 10 shall survive the termination of this Agreement and the removal or resignation of the Escrow Agent.

                  11. Miscellaneous Matters Concerning Escrow Agent.

                                    (a) The Escrow Agent shall be entitled to
                  refrain from taking any action contemplated by this Agreement in the event that it becomes aware of any disagreement between the parties hereto as to any facts or as to the happening of any contemplated event precedent to such action.

                                    (b) The Escrow Agent shall have no
                  responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestment made in accordance with any provision which may be contained herein.

                                    (c) The Escrow Agent shall be entitled to
                  compensation for its services hereunder as per Schedule A attached hereto, which is made a part hereof, and for reimbursement of its reasonable and documented out-of-pocket expenses including, but not by way of limitation, the fees and costs of attorneys or agents which it may find necessary to engage in the performance of its duties hereunder, all to be paid one half (1/2) by the Purchaser and one half (1/2) by the Seller, and the Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets of the Deposit with respect to its unpaid fees and nonreimbursed expenses, superior to the interests of any other persons or entities. In the event any such compensation, expenses, fees or costs are drawn by the Escrow Agent from the Deposit, the Seller and the Purchaser each agree to make appropriate payment to the other party such that the party ultimately entitled to receive the Deposit shall receive the full amount thereof without reduction or deduction for the other party's one half (1/2) share of such compensation, expenses, fees or costs.

                                    (d) The Escrow Agent shall be entitled and
                  is hereby granted the right to set off and deduct any unpaid fees and/or nonreimbursed expenses from amounts in the Deposit.

                                    (e) The Escrow Agent shall be under no
                  obligation to invest the deposited funds or the income generated thereby until it has received a Form W-9 or W-8, as -applicable, from the Purchaser and the Seller, regardless of whether such party is exempt from reporting or withholding requirements under the Internal Revenue Code of 1986, as amended.

                                    (f) The Escrow Agent shall have only those
                  duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including, without limitation, the Purchase Agreement. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other agreement.

                                    (g) The Escrow Agent shall have the right,
                  but not the obligation, to consult with counsel of choice and shall not be liable for action taken or omitted to be taken by Escrow Agent in accordance with the advice of such counsel. If the Escrow Agent becomes involved in litigation on account of this Agreement, it shall have the right to retain counsel and shall have a first lien on the property deposited hereunder for any and all reasonable and documented out-of-pocket costs, attorneys' fees, charges, disbursements, and expenses in connection with such litigation; and shall be entitled to reimburse itself therefor out of the property deposited hereunder, and if it shall be unable to reimburse itself from the property deposited hereunder, the Purchaser and the Seller jointly and severally agree to pay to the Escrow Agent on demand its reasonable and documented out-of-pocket charges, counsel and attorneys' fees, disbursements, and expenses in connection with such litigation.

                                    (h) Any entity into which the Escrow Agent
                  may be merged, converted or with which the Escrow Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any entity to which all or substantially all of the business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                                    (i) The other parties to this Agreement
                  acknowledge and agree that the transfer of any moneys from the Deposit is subject to the final settlement of the sale of any securities.

                                    (j) In the event that any escrow property
                  shall be attached, garnished or levied upon by any court order (including, by bankruptcy), or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or entity, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

                                    (k) The Escrow Agent shall report to the
                  Internal Revenue Service, as of each calendar yearend, all income earned from the investment of the Deposit against the Purchaser or the Seller, whether or not said income has been distributed during such year, as and to the extent required by law. The Escrow Agent agrees, to the extent permitted by law, to make any such report as near as possible to the filing deadline therefor in order that it may report any income earned to the party which actually received the same. If the filing deadline for any calendar year shall occur prior to the distribution of such income, the Escrow Agent may report such income as earned by the Purchaser. Any tax returns required to be prepared and filed will be prepared and filed by the party which is reported to have received such income with the Internal Revenue Service in all years income is earned, whether or not income is received or distributed in any particular tax year, and Escrow Agent shall have no responsibility for the preparation and/or filing or any tax return with respect to any income earned by the Deposit. Any taxes payable on income earned from the investment of the Deposit shall be paid by the party which is reported to have received such income, whether or not the income was distributed by the Escrow Agent during any particular year. The Escrow Agent shall have no obligation to pay any taxes or estimated taxes. After the Deposit and the income earned thereon has been distributed by the Escrow Agent, the parties agree to cooperate and to file any amended reports which may be necessary in order to correct any filings with the Internal Revenue Service which reported income as having been earned by a party which did not actually receive such income.


                  12. Entire Agreement. This Agreement, the Purchase Agreement and the Related Documents contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements, written or oral, with respect thereto.

                  13. Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Purchaser, the Seller and the Escrow Agent or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                  14. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado applicable to agreements made and to be performed entirely within such State without regard to conflict of law principles thereof.

                  15. Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT EITHER PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT.

                  16. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except by operation of law, except that each of the Purchaser and the Seller may assign its rights and obligations hereunder to any entity to which it assigns its rights and obligations under the Purchase Agreement. Notwithstanding the foregoing, no assignment of the interest of any of the parties hereto shall be binding upon the Escrow Agent unless and until reasonable written evidence of such assignment shall be delivered to the Escrow Agent.

                  17. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  18. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                      PURCHASER:

                                      TRIPLE PEAKS LLC

                                      By:    Triple Peaks, Inc.,
                                             its Managing Member


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:



                                      SELLER:

                                      American Skiing Company




                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:



                                      LAW OFFICES OF SALMON & NOSTRAND


                                      By:
                                         ---------------------------------------
                                         Name: George W. Nostrand, Esq.
                                         Title: Principal

                                      ESCROW AGENT:

                                      TRANSNATION LANDAMERICA, INC.



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE A


                                  FEE SCHEDULE



                  Annual Charge                               $____________

                  Any out-of-pocket expenses, or extraordinary fees or expenses such as attorneys' fees or messenger costs, are additional and are not included in the above schedule.

                  The annual fee is billed in advance and payable prior to that year's service.

                                    EXHIBIT C

                  The following are the principal terms which will be included in the Joint Promotional Agreement:

         1. Term. The Agreement shall have a term commencing on the closing and ending three years and six months thereafter (the "Term").

         2. Marketing Practices. The Agreement shall provide that each of Purchaser and GSRP shall be entitled to market their products and services on each other's properties in a manner consistent with their current and past practices, until the end of the Term. SSRC and GSRP agree to cooperate and work with each other to achieve these mutual goals. GSRP shall only be entitled to market its Steamboat Grand Hotel, and not its other quartershare products, at the Purchaser's resort.

         3. Trademarks. GSRP shall have a non-exclusive license to use all of the trademarks and service marks of SSRC (the "Marks") in connection with marketing and sales of the hotel and the units therein, including, without limitation, in connection with all sales, marketing, publicity and advertising campaigns. The License to use the Marks shall automatically terminate at the end of the Term. GSRP agrees that it will not use any of the Marks in any way that is harmful to the Marks or to the goodwill that SSRC has invested and built into them.

         The parties shall negotiate in good faith in an effort to include the following additional matters in the Joint Promotional Agreement.

         4.       Joint Marketing Programs.

         5.       SSRC Use of LodgeNet.

         6.       Conference Space.

         7.       Event Catering.

         8.       SSRC Employee Benefits.

         9.       GSRP Website.

         10.      Resort Marketing.

         11.      Complimentary Room Nights.

         12.      GSRP Employee Benefits.

         13.      Sales Kiosk.

         14.      Signage.

         15.      Trademark License.

         16.      Exclusive Marketing Rights.

         17.      Steamboat Grand Owner Discounts and Benefits.

         18.      First Tracks Program.

         19.      SSRC Website.

         20.      SSRC Sales and Marketing Collateral.

         21.      SSRC Photograph and Image Library.

         22.      Unit Owner Use of First Tracks.

         23.      Data Base Information Sharing.

         24.      Employee Incentive Programs.

         25.      Parking.

         26.      Steamboat Central Reservations.

         27.      SSRC Promotions.

         28.      Employee Housing.

         29.      Co-Op Marketing Programs.

                                    EXHIBIT A

                          Trademarks and Service Marks


                         STEAMBOAT (stylized and plain)

                         Steamboat Central Reservations

                                    EXHIBIT D

                          KEYBANK NATIONAL ASSOCIATION
                              _____________________
                              _____________________


                IRREVOCABLE LETTER OF CREDIT NO. _______________


                                                               January __, 2002


American Skiing Company
One Monument Way
Portland, ME 04101


Ladies and Gentlemen:

         At the request and for the account of our customer, Okemo Mountain, Inc. (the "Borrower"), we, KeyBank National Association, hereby establish in your favor, as seller under the Stock Purchase and Merger Agreement dated as of January __, 2002 (the "Stock Purchase Agreement") by and among American Skiing Company and Triple Peaks, LLC., this Irrevocable Letter of Credit No. ________ in the amount of $5,000,000 (the "Stated Amount"), effective immediately and expiring at 5:00 p.m. (Cleveland time) on June 30, 2002 (the "Stated Termination Date") or earlier as hereinafter provided.

         We hereby irrevocably authorize you to draw on us, in the amount of this Letter of Credit in one drawing by your draft, payable at sight on a Business Day, and accompanied by your written and completed certificate signed by you in the form of Exhibit A attached hereto (such draft accompanied by such certificate being your "Draft") and accompanied by this Letter of Credit. "Business Day" means a day that is a day on which banks are not required or authorized to close in New York, New York or Cleveland, Ohio.

         The sight draft drawn under this Letter of Credit must bear on its face the clause "Drawn under KeyBank National Association Irrevocable Letter of Credit No. _______." Each Draft shall be presented to us at the following address: KeyBank National Association, ________, ____________. A Draft shall be deemed to have been presented on the date actually received by us. Presentation may not be made in any manner other than as provided in this paragraph. Payment under this Letter of Credit may be made by (i) the deposit of same day funds into a designated account with us, if such deposit is requested; (ii) if wire transfer is requested, the entry of an appropriate wire transfer in the Federal Reserve wire system and the obtaining of a Federal Reserve reference number; or
(iii) otherwise, the mailing of a check to you.

         Upon the earliest of (i) our honoring your Draft presented hereunder or
(ii) the Stated Termination Date, this Letter of Credit shall terminate.

         This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Stock Purchase Agreement), except only the Draft referred to herein, which is hereby incorporated by reference; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such Draft.

         Only you or your successor as seller under the Stock Purchase Agreement to whom this Letter of Credit is transferred may make the drawing under this Letter of Credit. Transfer of this Letter of Credit to such successor shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate in the form of Exhibit B hereto. Upon such presentation, we shall forthwith transfer this Letter of Credit to your successor or, if so requested by your successor, issue a letter of credit to your successor with provisions therein consistent with this Letter of Credit. Upon the payment to you or to your account of the amount specified in the Draft drawn hereunder, we shall be fully discharged of our obligation under this Letter of Credit, and we shall not thereafter be obligated to make any further payments under this Letter of Credit.

         This Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

         Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at: KeyBank National Association, ___________, ___________, specifically referring to the number of this Letter of Credit.


                                  Very truly yours,


                                  KEYBANK NATIONAL ASSOCIATION

                                  By:______________________________________
                                     Name:
                                     Title:

                                    EXHIBIT E

THIS NOTE IS SUBJECT TO A SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF __________, 2002 AMONG TRIPLE PEAKS LLC, CERTAIN OTHER PARTIES NAMED THEREIN AS GUARANTORS, KEYBANK NATIONAL ASSOCIATION, AS AGENT, AND THE HOLDER OF THE SUBORDINATED NOTE, WHICH AMONG OTHER THINGS, SUBORDINATES THE OBLIGOR'S (AS DEFINED BELOW) AND EACH GUARANTOR'S OBLIGATIONS HEREUNDER TO THE OBLIGOR'S AND EACH GUARANTOR'S OBLIGATIONS TO CERTAIN HOLDERS OF SENIOR DEBT (AS DEFINED BELOW), AS MORE FULLY DESCRIBED IN SAID SUBORDINATION AND INTERCREDITOR AGREEMENT.



                                      NOTE

$4,500,000.00                                        Steamboat Springs, Colorado
                                                     ________ __, 2002

                  TRIPLE PEAKS LLC, a Colorado limited liability company (the "Obligor"), hereby promises to pay to the order of AMERICAN SKIING COMPANY, a Delaware corporation (the "Lender," and together with any permitted transferee of this Note, the "Holder"), on ______, 2005 (the "Maturity Date") or following acceleration upon the occurrence of an Event of Default (as set forth herein), the principal amount of FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000.00) in lawful money of the United States of America.

         1. Interest; Payment. Interest shall accrue on the principal amount of this Note (the "Note") at the rate of ten percent (10%) per annum, from and including the date hereof to but not including the date of payment of the outstanding principal balance hereof; provided, however, that upon the occurrence of an Event of Default, such rate of interest shall increase to fourteen percent (14%) per annum (the "Default Interest"). Interest or Default Interest, as the case may be, shall be computed on the basis of a 360-day year of twelve 30-day months, and shall be payable to the Holder on the first day of each calendar quarter from and after the date hereof until the outstanding principal balance hereof shall be paid in full in U.S. dollars in immediately available funds to an account designated by the Holder. The outstanding principal and all accrued and unpaid interest shall be due and payable to the Holder on the Maturity Date. The Obligor agrees that payments hereunder shall be made without recoupment, setoff or counterclaim, except for rights of setoff granted pursuant to the Purchase Agreement.

         2. Definitions. (a) As used herein, the following terms shall have the following meanings:

         "Affiliate" of any specified Person means any other Person, existing or future, directly or indirectly Controlling, Controlled by or under common Control with the specified Person.

         "Change of Control" shall mean any with respect to the Obligor (a) any merger or consolidation, whether direct or indirect, of the Obligor or any of its Subsidiaries with any Person; (b) any sale, lease, exchange, transfer or other disposition by the Obligor or any Subsidiary (in one transaction or a series of transactions) to any Person of assets having a value of 25% or more of the total value of the assets of the Obligor or any of its Subsidiaries (which assets shall be deemed not to include, for purposes of this definition, any real property not used in or essential to the operation of the ski resorts owned by the Obligor or any of its subsidiaries); (c) the issuance, exchange or transfer by the Obligor or any of its Subsidiaries (in one transaction or series of transactions) of any securities of the Obligor or any of its Subsidiaries to any Person in excess of 25% of the equity securities of the Obligor or such Subsidiary issued and outstanding as of the date of such issuance; or (d) any other transaction or series of transactions that result in any "person" or "group" (as such terms are used for purposes of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable) (A) become the "beneficial owners" (as such term is used in Rule 13d-3 of the Exchange Act), directly or indirectly, of 25% or more of the total voting powers normally entitled to vote in the election of directors, managers or trustees, as applicable, of the Obligor or any of its Subsidiaries (including for this purpose 25% of the "Class A" units or "Class B" units of the Obligor) or (B) otherwise acquiring, through contract, acquisition of equity interests or otherwise, the power to control the management and business of the Obligor or any of its Subsidiaries.

         "Control" shall mean the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of securities, by contract or otherwise.

         "Credit Agreement" shall mean the Credit Agreement, dated as of the date hereof (including any and all documents related thereto), among the Obligor, KeyBank National Association ("KeyBank") and the other lenders parties thereto and KeyBank, as agent, as amended, restated, supplemented or otherwise modified from time to time.

         "Debt" shall mean (i) all borrowings under this Note, (ii) all borrowings from time to time under the Credit Agreement, (iii) any other obligation for borrowed money which under GAAP is shown on the balance sheet as a liability (including capitalized lease obligations but excluding reserves for deferred income taxes, deferred pension liability and other deferred expenses and reserves), (iv) all obligations for the deferred purchase price of property or services except accounts payable in the ordinary course of business, (v) indebtedness secured by any Lien existing on property subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed, (vi) guarantees of any borrowing or any other transaction included in this definition and endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and (vii) reimbursement obligations with respect to letters of credit to the extent of the aggregate face amount of such letters of credit.

         "Default" means an event or condition which, with the giving of notice or the passage of time or both, would become an Event of Default.

         "Financial Statements" shall mean (i) for periods commencing on or after the date hereof (a) the unaudited quarterly, and audited annual, balance sheet and statements of income, cash flow and equity (together with the notes thereto) of the Obligor and each of its Subsidiaries, in each case prepared on a consolidated basis in accordance with GAAP and (ii) for prior periods the unaudited pro forma balance sheet and statements of income, cash flow and stockholders' equity (together with the notes thereto) of Okemo Mountain, Inc. ("Okemo") and The Sunapee Difference, LLC ("Sunapee") as of April 30, 2001, 2000 and 1999, respectively, prepared in accordance with GAAP.

         "GAAP" shall mean United States generally accepted accounting principles, as in effect from time to time.

         "Lien" means any lien, encumbrance, security interest, charge, mortgage, title defect or imperfection, encroachment, option or pledge of any nature whatsoever.

         "LLC Agreement" shall mean the limited liability company agreement of the Obligor as in effect as of the date hereof.

         "Loan Documents" shall mean this Note and the Security Agreement.

         "Material Adverse Effect" shall mean a material adverse effect upon the results of operations, properties, assets or condition of the business of the Obligor and its Subsidiaries taken as a whole; provided, however, that "Material Adverse Effect" shall not include any change, effect, condition, event or circumstance arising out of or attributable to (i) changes, effects, conditions, events or circumstances that generally affect the ski, resort or hospitality industries and that do not materially and disproportionately affect the business as compared to other ski resorts, (ii) general economic conditions, changes, effects, events or circumstances, or (iii) changes arising from the announcement of the execution of the Purchase Agreement.

         "Person" shall mean any individual, a corporation, a limited liability company, a partnership, an unincorporated association, a joint venture, a governmental agency, or another entity.

         "Preferred Interests" shall mean the 10% Class B Preferred Units of the Obligor.

         "Purchase Agreement" shall mean that certain Stock Purchase and Merger Agreement, dated January __, 2002, between the Obligor and the Lender, as amended, modified or supplemented from time to time.

         "Security Agreement" shall mean the Guaranty and Security Agreement, dated as of the date hereof, among the Obligor, Okemo Mountain, LLC, Steamboat, LLC, The Sunapee Difference, LLC (each, a "Guarantor") and the Lender, as amended, modified or supplemented from time to time.

         "Senior Creditors" shall mean the collective reference to the lenders under the Credit Agreement and all other holders of Senior Debt.

         "Senior Debt" shall mean the obligations of the Obligor and any Subsidiary, existing as of the date hereof or arising hereafter, in respect of the unpaid principal of and interest on the notes made by the Obligor and any such Subsidiary in favor of the Senior Creditors in connection with the Credit Agreement (the "Senior Notes") (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the loans and interest accruing at the then applicable rate provided in the Credit Agreement, the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding, relating to the Obligor or any such Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of the Obligor and any Subsidiary to Senior Creditors, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement or the Senior Notes or any other document made, delivered or given in connection or therewith, including interest rate protection agreements and hedge agreements, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise.

         "Subordinated Debt" shall mean the principal amount of this Note and any interest and other amounts from time to time owing hereunder or under the Security Agreement.

         "Subsidiary" shall mean, with respect to any specified Person, any other Person (i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other Person are owned or Controlled, directly or indirectly, by such specified Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or Control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, limited liability company, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other Person is owned or Controlled, directly or indirectly, by such specified Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or Control exists. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

         (b) The expressions "prior payment in full," "paid in full," "payment in full" and any other similar terms or phrases when used in this Note shall mean payment in full in immediately available funds; and the term "interest" shall include any Default Interest due.

         3. Representations and Warranties. To induce the Holder to accept this Note, the Obligor hereby represents and warrants as follows:

         (a) Organization of the Obligor. (i) The Obligor and each of its Subsidiaries (other than Walton Ponds Apartments, Inc. ("WPA")) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted, and (ii) WPA is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and carry on its business as presently owned or conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not result in a Material Adverse Effect.

         (b) Power and Authority. The Obligor and each Guarantor (as hereinafter defined) has the requisite power and authority to execute and deliver the Loan Documents to which it is a party and to perform the transactions contemplated thereby. All action on the part of the Obligor and each Guarantor necessary to approve or to authorize the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder has been duly taken. The Loan Documents have been duly executed and delivered by the Obligor and the Guarantors and constitute the legal, valid and binding obligations of the Obligor and the Guarantors, enforceable against them in accordance with their respective terms.

         (c) No Conflicts. Neither the execution or delivery by the Obligor or any Guarantor of any Loan Document nor the performance by it of the transactions contemplated thereby, shall:

         (i) conflict with or result in a breach of any provision of the certificate of formation, limited liability company agreement or other organizational document of the Obligor or such Guarantor;

         (ii) violate any Law applicable to the Obligor or such Guarantor or by which the Obligor or such Guarantor or any of its properties is bound;

         (iii) require any consent, approval, authorization or other order or action of, or notice to, or declaration, filing or registration with, any Person; or

         (iv) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any contract or agreement to which the Obligor or such Guarantor is a party or by which it may be bound or to which a material portion of its properties may be subject.

         (d) Obligor Financial Statements; Undisclosed Obligor Liabilities.


         (i) The Financial Statements delivered to the Holder as of the date hereof, and the Financial Statements to be delivered pursuant to Section 9(a)(i) fairly present or shall fairly present, in all material respects, the financial position of the Obligor and its Subsidiaries (or the other Persons which are the subject of such Financial Statements), the results of their operations and cash flows as of the dates and for the periods indicated therein, subject to normal year-end audit adjustments and the absence of related notes. The Financial Statements have been and shall be, in all material respects, accurately derived from the books and records of the applicable Subsidiary of the Obligor (or the Person which is the subject of the applicable Financial Statement).

         (ii) The Obligor does not and shall not have any liabilities other than
(i) liabilities reflected in the Financial Statements or liabilities not required to be so reflected, (ii) liabilities accruing after the date hereof in the ordinary course of business and (iii) liabilities reflected on the pro forma balance sheet attached hereto on Schedule 3(d).

         (e) Title to Properties. Each of the Obligor and its Subsidiaries has on the date hereof good and marketable title (or, in the case of personal property, good title) to the property and assets described as being owned by the Obligor and the Obligor's Subsidiaries in Schedule 3(e). Such property and assets shall not be subject to monetary Liens other than (i) Liens securing the financings shown in the Financial Statements or other financings permitted by this Note, (ii) the Liens created by the Security Agreement and (iii) Liens for taxes not yet due and payable and mechanics' Liens for amounts owing in the ordinary course of business and permitted under the terms of the Senior Debt.

         (f) Litigation. Except as disclosed in the Purchase Agreement, there are no material claims, actions or legal proceedings pending or, to the knowledge of the Obligor, threatened against the Obligor or any of its Subsidiaries or any material portion of their respective properties or assets before any Governmental Authority against or involving the Obligor or any of its Subsidiaries. None of the Obligor or any its Subsidiaries has received written notice that the Obligor or any of its Subsidiaries is subject to any material order, judgment, injunction or decree of any Governmental Authority.

         (g) Compliance with Laws. The business and operations of Obligor and its Subsidiaries are being conducted in material compliance with all material Laws.

         (h) Documentation. The Obligor has delivered to the Lender correct, accurate and complete copies of the LLC Agreement and the Credit Agreement, each as in effect as of the date hereof.

         (i) Taxes. Each of the Obligor and its Subsidiaries has filed all Tax returns and reports required to be filed by it and has paid, or established adequate reserves for, all Taxes required to be paid by it and no deficiencies for any Taxes have been proposed, asserted or assessed against such Person, and no requests for waivers of the time to assess any such Taxes are pending. As used herein, "Taxes" shall include all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

         4. Security Interest. The obligations of the Obligor under this Note are (i) guaranteed by each Guarantor and (ii) secured by a security interest in certain collateral granted by the Obligor and each Guarantor, each as provided under the Security Agreement. The Holder is entitled to the benefits of this Note and the Security Agreement and may enforce the agreements contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. The liens created by the Security Agreement shall be junior only to the liens securing the Senior Debt (on the terms and conditions set forth in the Subordination Agreement (as hereinafter defined)) and any equipment leases or other purchase money financing (provided in each case that the limitations set forth in Section 9(b)(i) are not exceeded).

         5. Prepayment; Acceleration.


         (a) Mandatory Prepayment; Acceleration. Subject to the provisions of the Subordination Agreement, (i) if an Event of Default occurs under Section 11(c) or (d), then the outstanding principal and accrued interest of this Note shall automatically become immediately due and payable, (ii) if any other Event of Default occurs and is continuing, the Holder, by written notice to the Obligor, may declare the principal and accrued interest of the Note to be due and payable immediately, (iii) upon such a declaration, then the outstanding principal and accrued interest of this Note shall become immediately due and payable and (iv) the Holder of the Note may rescind an acceleration and its consequences by written notice to the Obligor if all existing Events of Default have been cured or waived, except nonpayment of principal and accrued interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any mandatory prepayment under this Section 5(a) shall include payment of reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Holder and associated with such prepayment, if any.

         (b) Optional Prepayment. The Obligor shall have the right to prepay this Note, in whole or in part, at any time and from time to time upon ten (10) Business Days' prior written notice to the Holder. Any such prepayment shall be accompanied by payment of all accrued and unpaid interest on the amount being prepaid.

         6. Transfer, Exchange and Replacement of Note. Subject to the third sentence of this Section 6, this Note shall be transferable in whole or in part by the Holder. Upon delivery of this Note duly endorsed by, or accompanied (if required by the Obligor) by proper evidence of succession, assignment or authority to transfer executed by, the Holder, in each case accompanied by any necessary transfer tax imposed upon transfer or evidence thereof, the Obligor shall execute a new Note or Notes to the Person or Persons entitled thereto and such Person or Persons shall be deemed the Holder hereunder. THIS NOTE MAY NOT

BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES LAW IN CONNECTION WITH SUCH SALE OR TRANSFER OR SUCH SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION. The Obligor may deem and treat the Person in whose name this Note is held as the absolute, true and lawful owner of this Note for all purposes. Upon receipt by the Obligor of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, the Obligor shall make and deliver a new Note of like tenor, in lieu of this Note, if (i) in case of loss, theft or destruction, the Obligor receives indemnity or security reasonably satisfactory to it, and (ii) this Note is surrendered and canceled, if mutilated.

         7. Securities Laws. By its acceptance of this Note, Holder hereby represents and warrants to the Obligor that it is an "accredited investor" as that phrase is defined in Rule 501 under the Securities Act, and is acquiring this Note for its own account, for investment, and not with a view to the distribution of this Note in a manner contrary to the provisions of the Securities Act or any applicable state securities laws.

         8. Subordination. Payment of the Subordinated Debt is and shall be expressly subordinate and junior in right of payment to the prior payment of the Senior Debt to the extent and in the manner set forth in that certain Subordination and Intercreditor Agreement of even date herewith among Holder, the Obligor and KeyBank, as Agent (the "Subordination Agreement").

9.       Covenants.

         (a) Affirmative Covenants. The Obligor hereby agrees that, so long as any amounts under this Note remain outstanding or owing to the Holder hereunder, Obligor shall (and, in the case of the covenants set forth in clauses (ii), (iii) and (iv), Obligor shall cause its Subsidiaries to);

         (i) Financial Statements. Deliver to the Holder (i) Financial Statements certified by the chief financial officer of the Obligor and delivered to the Holder no later than 45 days following the end of the applicable fiscal quarter or 90 days following the end of the fiscal year, as the case may be and
(ii) such other financial statements and reports as are delivered to the Senior Creditors.

         (ii) Maintenance of Existence; Compliance. Preserve, renew and keep in full force and effect its organizational existence and take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply with all material contractual obligations and requirements of law.

         (iii) Maintenance of Property; Insurance. Keep all property useful and necessary in its business and operations in good working order and condition, ordinary wear and tear excepted; and maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.

         (iv) Payment of Taxes and other Charges. The Obligor and its Subsidiaries shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Obligor or any of its Subsidiaries or upon the income, profits or property of the Obligor or any of its Subsidiaries, and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Obligor or any of its Subsidiaries; provided, however, that the Obligor or any of its Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         (v) Notices. Promptly give notice to the Holder of:

                  (1)      the occurrence of any Default or Event of Default;

                  (2)      any litigation or proceeding affecting the Obligor
                           (i) in which the amount involved is $250,000 or more and which is not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to this Agreement;

                  (3) the failure of any representation or warranty set forth in Section 3 to be true and correct in all material respects as of the date made; and

                  (4) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

         Each notice pursuant to this Section 9 shall be accompanied by a statement of an officer or managing member of the Obligor setting forth details of the occurrence referred to therein and stating what action the Obligor proposes to take with respect thereto.

         (b) Negative Covenants. The Obligor hereby agrees that, so long as any amounts remain outstanding or owing hereunder, the Obligor shall not and shall cause each of its Subsidiaries not to, directly or indirectly:

         (i) Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Debt other than (1) Debt incurred in favor of the Senior Creditors (provided that the principal amount of such Debt shall not at any time exceed $118,300,000, $43,300,000 of which shall be used solely for the purpose of the construction of the Jackson Gore Inn at the Okemo ski resort), (2) equipment leases in existence on the date hereof at the Steamboat ski resort which have an aggregate current principal balance of approximately $1,800,000, (3) in the case of WPA, the mortgage loan presently owing by WPA, which loan has a current principal balance of approximately $2,400,000, (4) other Debt incurred in the ordinary course of business and not exceeding

$7,500,000 in aggregate principal amount at any one time, (5) refinancings of the debt described in clauses (1) and (3) provided that the principal amount of any such refinancing does not exceed the then outstanding principal balance of the Debt being refinanced and (6) Debt of the Obligor to any Guarantor and Debt of any Guarantor to the Obligor or any other Guarantor. The limitations set forth in clauses (1) and (3) shall be reduced by any payments of principal (except for payments of principal with respect to the revolver portion of the Senior Debt, which revolver portion shall not exceed $35,000,000) made by Obligor or any Subsidiary on the Debt described in such clauses, other than out of the proceeds of any refinancing. The proceeds of any sale or transfer of any assets of the Obligor or any Subsidiary shall be used to pay down Senior Debt to the extent required under the documentation for the same.

         (ii) Liens. Create, incur, assume or suffer to exist any Lien upon any property of the Obligor or any of its Subsidiaries, whether now owned or hereafter acquired, except for (a) Liens securing Senior Debt and other Debt permitted hereunder, (b) Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings, (c) Liens created pursuant to the Security Agreements, (d) non-monetary Liens that do not, individually or in the aggregate, materially and adversely affect the value or operation of any of the Steamboat, Okemo or Sunapee resorts and (e) non-monetary Liens permitted under the Credit Agreement.

         (iii) Fundamental Changes. (a) Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or dispose of all or substantially all of its property or business, (b) create, declare, designate or otherwise authorize or issue any new class of equity, or (c) enter into any agreement to do, or cause to be done, the events of actions described in (a) or (b).

         (iv) Restricted Payments. Declare or pay any distribution on account of, or make any other payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any equity interest of the Obligor or any of its Subsidiaries, whether now or hereafter outstanding, either directly or indirectly, whether in cash or property or in obligations of the Obligor or any of its Subsidiaries, or any other payments to the holders of equity or to their Affiliates, other than (A) distributions or dividends by a Subsidiary to another Subsidiary or to the Obligor, (B) distributions on the Preferred Interests and
(C) tax distributions made in accordance with the LLC Agreement.

         (v) Disposition of Assets. Dispose of any material portion of the property of the Obligor or any of its Subsidiaries, whether now owned or hereafter acquired, except for the disposition of any property arising in the ordinary course of business, including without limitation, sales of real estate developed for resale.

         (vi) Operating Agreement. Amend or modify the LLC Agreement without the express written consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed.

         Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall prohibit transfers of assets between wholly-owned Subsidiaries or between a wholly-owned Subsidiary and the Obligor, provided that the Holder receives such security agreements, UCC-1, financing statements and other documents and instruments as are necessary to preserve the Holder's lien and security interest in the Collateral with the same level of priority as on the date hereof.

         10. Events of Default. An "Event of Default" shall occur if:

         (a) the Obligor shall default in the payment of the principal or interest on, or any other amount payable under, this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise;

         (b) (i) the Obligor or any Subsidiary shall fail to pay any amount when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise and after the expiration of any applicable grace periods) in respect of Debt in an aggregate outstanding principal amount in excess of $500,000 or
(ii) any Debt of the Obligor or any Subsidiary in an aggregate outstanding principal amount in excess of $250,000 shall be declared to be due and payable prior to the stated maturity thereof;

         (c) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (x) relief in respect of the Obligor or any Subsidiary, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Obligor or any Subsidiary, or for a substantial part of its property or assets, or (z) the winding up or liquidation of the affairs of the Obligor or any Subsidiary and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

         (d) the Obligor or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (c) above, (iii) apply for or consent to the appointment of a receiver trustee, custodian, sequestrator, conservator or similar official for the Obligor or any Subsidiary, or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

         (e) one or more judgments for the payment of money in an aggregate amount in excess of $250,000 (to the extent not covered by insurance) shall be rendered against the Obligor, any Subsidiary or both and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Obligor or any Subsidiary to enforce any such judgment;

         (f) any material uninsured damage to or loss, theft or destruction of any assets of the Obligor or any Subsidiary shall occur that has a material adverse effect on the assets, business or financial condition of the Obligor or such Subsidiary;

         (g) a Change of Control shall have occurred;

         (h) the Obligor or any Subsidiary, as the case may be, shall fail to observe or perform any covenant or agreement contained in this Note or any other Loan Document;

         (i) any representation, warranty, certification or statement made by or on behalf of the Obligor or any Subsidiary in this Note, or any other Loan Document or in any certificate, writing or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made as of any date; or

         (j) any material provisions of this Note or any other Loan Document, shall terminate or become void or unenforceable or the Obligor or any Subsidiary shall so assert in writing.

         11. Subrogation. After all amounts payable under or in respect of the Senior Debt are paid in full, the Holder shall be subrogated to the rights of holders of the Senior Debt to receive payments or distributions applicable to the Senior Debt to the extent that distributions otherwise payable to the Holder have been applied to the payment of the Senior Debt. A distribution made under this Section 11 to a holder of the Senior Debt which otherwise would have been made to the Holder is not, as between the Obligor and the Holder, a payment by the Obligor on the Senior Debt.

         12. Notices. All notices, requests, consents, communications and demands to or upon the respective parties hereto shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) if delivered by hand (including by overnight courier), when delivered, (ii) on the day after delivery to a nationally recognized overnight carrier service if sent by overnight delivery for next morning delivery, (iii) in the case of mail, three (3) Business Days after deposit in United States first class mail, certified with return receipt requested and postage prepaid and (d) in the case of facsimile transmission, upon receipt of a legible copy. In each case: (x) if delivery is not made during normal business hours at the place of receipt, receipt and due notice under this Note shall be deemed to have been made on the immediately following Business Day, and (y) notice shall be sent to the address of the party to be notified, as follows, or to such other address as may be hereafter designated by the respective parties hereto in accordance with these notice provisions:

         (a) If to the Lender, to American Skiing Company, One Monument Way, Portland, ME 04101, Attention: Foster A. Stewart, Jr., Esq. General Counsel, telecopy: (207) 791-2607, or to such other address as the Holder may give notice of to the Obligor from time to time (with copies to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019,
Attention: Mitchell L. Berg, Esq., telecopy: (212) 757-3990).

         (b) If to the Obligor, Triple Peaks LLC, 77 Okemo Ridge Road, Ludlow, VT 05149, Attention: Tim Mueller, telecopy: (802) 228-4458, or to such other address as the Obligor may give notice of to the Holder from time to time (with copies to Salmon & Nostrand, P.O. Box 535, Centennial Arcade, Bellows Falls, Vermont 05105; Attention George W. Nostrand, telecopy: (802) 228-4458).

         13. Entire Agreement. Each of the Obligor and the Holder confirms that this Note, the Security Agreement, the Purchase Agreement and the Related Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

         14. Severability. Any provision of this Note that is prohibited or unenforceable in a jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         15. Successors and Assigns. All covenants and agreement of the Obligor and the Holder under this Note shall be binding on the Obligor and the Holder and their respective successors and assigns.

         16. Amendments. No amendment, supplement, waiver or other modification to this Note shall be effective without the prior written consent of the Obligor and the Holder.

         17. Governing Law. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Colorado without giving effect to principles regarding conflicts of law.

         18. Presentment. The Obligor hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.

         19. Waiver of Jury Trial. THE OBLIGOR AND ITS SUBSIDIARIES HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO AND OF ANY COLORADO STATE COURT FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTES, THE SECURITY

AGREEMENT AND THE TRANSACTIONS AND AGREEMENTS CONTEMPLATED BY THE PURCHASE AGREEMENT. THE OBLIGOR AND ITS SUBSIDIARIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING OR THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE OBLIGOR AND ITS SUBSIDIARIES, AND THE LENDER, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY. Each of the Obligor and its Subsidiaries and the Lender irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the respective party at its address for notices pursuant to Section 12 hereof.

         20. Severability. In case any one or more of the provisions or part of a provision contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Note, but the Note shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

         21. Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the obligations outstanding under any Loan Document ("Excess Interest"). If any Excess Interest is provided for herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Obligor or any guarantor or endorser shall be obligated to pay Excess Interest, (c) any Excess Interest that any Holder may have received hereunder shall, at the option of the Holder, be (i) applied as a credit against outstanding principal of and/or accrued and unpaid interest (not to exceed the maximum permitted amount) on this Note, (ii) refunded to the Obligor or (iii) any combination of the foregoing, and (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contractual rate allowed under applicable law (the "Maximum Rate") and this Note and the other Loan Documents shall be deemed to have been so reformed and modified. If for any period of time interest under any Loan Document shall be calculated at the Maximum Rate rather than the applicable rate under such Loan Document, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such obligations shall remain at the Maximum Rate until the Holder shall have received the amount of interest which would have been received during such period had the rate of interest not been limited to the Maximum Rate during such period.

         IN WITNESS WHEREOF, the Obligor has caused this Note to be executed by its duly authorized representative as of the day first written above.



                                 TRIPLE PEAKS LLC



                                 By:
                                    --------------------------------------------
                                    Name:  Timothy T. Mueller
                                    Title: Manager

                                   EXHIBIT F

THIS GUARANTY AND SECURITY AGREEMENT IS SUBJECT TO A SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF ______, 2002 AMONG TRIPLE PEAKS LLC, CERTAIN OTHER PARTIES NAMED THEREIN AS GUARANTORS, KEYBANK NATIONAL ASSOCIATION, AS AGENT, AND THE HOLDER OF THE NOTE (AS DEFINED BELOW), WHICH AMONG OTHER THINGS, SUBORDINATES EACH GRANTOR'S (AS DEFINED BELOW) OBLIGATIONS HEREUNDER TO SUCH GRANTOR'S OBLIGATIONS TO CERTAIN HOLDERS OF SENIOR DEBT (AS DEFINED BELOW), AS MORE FULLY DESCRIBED IN SAID SUBORDINATION AND INTERCREDITOR AGREEMENT.



                         GUARANTY AND SECURITY AGREEMENT


                  THIS GUARANTY AND SECURITY AGREEMENT (as amended, modified and supplemented from time to time, this "Agreement") is made as of February ___, 2002, by and among (i) TRIPLE PEAKS LLC, a Colorado limited liability company having an address at 77 Okemo Ridge Road, Ludlow, Vermont 05149
 (the "Company"), (ii) OKEMO MOUNTAIN, LLC, a Vermont limited liability company STEAMBOAT, LLC, a Colorado limited liability company, and THE SUNAPEE DIFFERENCE, LLC, New Hampshire limited liability company (each, a "Guarantor" and, collectively, the "Guarantors"), and (iii) AMERICAN SKIING COMPANY, a Delaware corporation having an address at One Monument Way, Portland, Maine 04101 (together with its successors and assigns, the "Secured Party").

                  WHEREAS, the Company and the Secured Party have entered into that certain Stock Purchase and Merger Agreement, dated as of January __, 2002 (as amended, modified or supplemented from time to time, the "Purchase Agreement");

                  WHEREAS, in partial satisfaction of its obligation to pay the Purchase Price (as defined in the Purchase Agreement) the Company has issued to the Secured Party its Promissory Note, dated __________, 2002, in the original principal amount of $4,500,000 (as amended, modified or supplemented from time to time, the "Note");

                  WHEREAS, each of Guarantors is a wholly owned subsidiary of the Company and has agreed, jointly and severally, to guaranty the prompt payment and performance of the obligations of the Company under the Note and this Agreement (the "Obligations"); and

                  WHEREAS, it is the intention of the parties hereto (in satisfaction of Sections 2.01(c) and 8.06 of the Purchase Agreement) that the granting by the Company and each Guarantor of the security interest pursuant to this Agreement will secure all of the Obligations and the obligations of the Guarantors under this Agreement (all of such obligations collectively being referred to herein as the "Secured Obligations").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants herein contained, and intending to be legally bound hereby, the parties hereto HEREBY AGREE AS FOLLOWS:

         1. Each Guarantor, jointly and severally, hereby guarantees to the Secured Party the full and punctual payment when due (whether at stated maturity, by required prepayment, by acceleration or otherwise), as well as the performance, of all of the Obligations, including all such which would become due but for the operation of the automatic stay pursuant to ss.362(a) of the Federal Bankruptcy Code and the operation of ss.ss.502(b) and 506(b) of the Federal Bankruptcy Code. The guaranty provided by the Guarantors under this Agreement (the "Guaranty") is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Secured Party first attempt to collect any of the Obligations from the Company or resort to any collateral security or other means of obtaining payment. Each Guarantor waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company or any Person (as defined in Section 13(a) below) primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Secured Party to assert any claim or demand or to enforce any right or remedy against the Company or any other Person primarily or secondarily liable with respect to any of the Obligations; (b) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (c) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation, amendments or modifications of any of the terms or provisions of the Note or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (d) the addition, substitution or release of any Person primarily or secondarily liable for any Obligation; (e) any rights which the Secured Party may have against any collateral security or other means of obtaining repayment of any of the Obligations; or (f) any other act or omission which might vary the risk of such Guarantor or otherwise operate as a release or discharge of such Guarantor, all of which may be done without notice to such Guarantor. If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Company by reason of the Company's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the each Guarantor to the same extent as if such Guarantor at all times had been the principal obligor on all such Obligations. In the event that demand or acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Note or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

         2. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Secured Party against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Secured Party for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Secured Party by the Company on account of the Secured Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Secured Party, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Secured Party in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Secured Party, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as the Secured Party may determine.

         3. The Company and each Guarantor (each, a "Grantor") hereby grants to the Secured Party a security interest in the Collateral (as defined in Section 4 below), to secure the Secured Obligations.

         4. The collateral granted to the Secured Party hereunder shall be all of the right, title and interest of each Grantor in and to any personal property, whether now owned or hereafter existing or acquired, including without limitation, all equipment in all of its forms, wherever located, and all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto, all furniture, goods and inventory, work-in-progress, vehicles, accounts (including health care insurance receivables), chattel paper (whether tangible or electronic), instruments, cash, investment property, documents, deposit accounts, letter-of-credit rights, general intangibles, contracts, leases, software, source and operating codes, designs, marketing and other plans, intellectual property, trade names and trademarks, supporting obligations, all books and records pertaining to any of the foregoing and, to the extent not listed above as original collateral, all proceeds and products of any of the foregoing; provided, however, that the collateral granted under this Agreement shall not include (i) any real property or any interest in real property of any Grantor, (ii) any Equipment that is a component of, or used in connection with, any ski lift of any Grantor, (iii) the State of New Hampshire Operating and Lease Agreement between The State of New Hampshire and The Sunapee Difference, LLC, (iv) the State of Vermont Lease Agreement between the State of Vermont and Okemo Mountain, Inc., or (v) the permit issued to the Company by the U.S. Forest Service on November 12, 1997, as amended from time to time, or any comparable permit issued for the use of the same properties (collectively, the "Collateral").

         5. Each Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office any initial financing statements and amendments thereto that indicate the Collateral. Each Grantor agrees to provide promptly to the Secured Party any information reasonably requested in connection therewith. Upon payment in full of the Secured Obligations, the Secured Party shall forthwith deliver to the Grantors termination statements, terminating the Secured Party's security interest hereunder and the security interest granted by this Agreement shall become null and void and of no further force and effect. The guarantee given and security interest created hereunder shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         6. Each Grantor agrees, at its expense, to execute, acknowledge, deliver all such further instruments and documents and cause to be done all further things the Secured Party may from time to time reasonably request for assuring and preserving the validity and perfection of the security interests granted under this Agreement and the rights and remedies of the Secured Party with respect thereto.

         7. To induce the Secured Party to enter into the Purchase Agreement and to make an extension of credit to the Company pursuant thereto and to the Note, each Grantor jointly and severally represent and warrants to the Secured Party that:

         (a) Title; No Other Liens. Except for the security interest granted to the Secured Party pursuant to this Agreement and except for Liens (as defined in the Note) permitted under the Note, (i) the Grantors own each item of the Collateral free and clear of any and all Liens or claims of others and (ii) no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except for such as have been filed in favor of the Secured Party pursuant to this Agreement.

         (b) Perfected Liens. The security interest granted pursuant to this Agreement (a) constitutes a valid, legal and perfected security interest in all Collateral in favor of the Secured Party as collateral security for the Secured Obligations, effective against all creditors of the Company and the Guarantors, and any Persons purporting to purchase any Collateral from the Company or any Guarantor (except purchases of inventory in the ordinary course of business) and
(b) is prior to all other Liens on the Collateral in existence on the date hereof except for those securing the Senior Debt (as defined in the Note, equipment leases permitted under the Note and Liens arising in the ordinary course of business that are for claims that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings.

         (c) Schedule A. Schedule A sets forth (i) the exact legal name and mailing address of each Grantor, (ii) each Grantor's type of entity, (iii) the jurisdiction in which each Grantor is organized and its organizational number or accurately states that such Grantor has none, (iv) the location of the place of business of each Grantor, or if a Grantor has more than one, its chief executive office, (v) each Grantor's federal tax identification number and (vi) the places where each Grantor's books and records concerning the Collateral are currently kept.

         8. Each Grantor covenants with the Secured Party as follows: (a) without providing at least thirty (30) days prior written notice to the Secured Party, no Grantor shall change its name, the location of its place of business or, if more than one, its chief executive office, or its mailing address or organizational identification number, if it has one; (b) if the Grantor does not have an organizational identification number and later obtains one, it will promptly so notify the Secured Party; (c) such Grantor will not change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of the Secured Party; (d) the Secured Party shall be named a loss payee under any insurance policy relating to the Collateral, subject to the rights of the Senior Creditors (as defined in the Note) and the lessors under equipment leases permitted under the Note; and (e) except for the security interest created hereunder and Liens permitted under the Note, the Grantors shall be the owner of the Collateral free and clear from any Lien, and the Grantors shall defend the same against all claims and demands of all Persons at any time claiming the same or any interests adverse to the Secured Party and
(f) such Grantor will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located; and (g) such Grantor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation thereof or incurred in connection with this Agreement.

         9. Upon the occurrence of any Event of Default (as defined in the Note), subject to the provisions of the Subordination Agreement (as defined in
Section 13(a) below), the Secured Party shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, all rights and remedies of a secured party under the laws of such jurisdiction, including the Uniform Commercial Code (the "UCC") as enacted in such jurisdiction, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party or its agent may enter upon any premises on which the Collateral may be situated and remove the same therefrom. Each Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party's rights and remedies hereunder. To the fullest extent permitted by law, each Grantor hereby expressly waives any and all rights or defenses arising by reason of (i) any "one action" or "anti-deficiency" law which would otherwise prevent the Secured Party from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Guarantor before or after the Secured Party's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other law which in any other way would otherwise require any election of remedies by the Secured Party. Subject to the provisions of the Subordination Agreement, each Grantor hereby appoints the Secured Party its attorney-in-fact, effective upon the occurrence of an Event of Default, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Secured Party deems necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

         10. Any notices or demands to be effective under this Agreement shall be given pursuant to the notice provisions of the Note and to the Guarantors at their respective addresses indicated on the signature pages hereof.

         11. The proceeds of the sale of any of the Collateral by the Secured Party pursuant to the terms hereof shall, subject to the rights of the holder of any Lien that is superior (and permitted hereunder to be superior) to the Liens created hereby, be applied as follows:

         FIRST: To the payment of the costs and expenses of such sale, including the out-of-pocket expenses of the Secured Party and the reasonable fees and out-of-pocket expenses of counsel employed by the Secured Party in connection therewith;

         SECOND: To the payment of all amounts then owing to the Secured Party with respect to the Secured Obligations;

         THIRD: The balance (if any) of the proceeds shall be paid to the applicable Grantor or its respective successors or assigns.

         12. Any Collateral which may be obtained by the Secured Party pursuant to this Agreement or otherwise, or the right to so obtain Collateral, may be pledged by the Secured Party or an affiliate thereof to the secured parties of any such affiliate or may be assigned to any holder of the Note.

         13. (a) All terms used herein shall have the meanings as defined in the UCC, unless the context otherwise requires. In addition the following terms used herein have the following meanings:

         "Person" means an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a joint venture, a Governmental Agency or another entity.

         "Subordination Agreement" means the Subordination and Intercreditor Agreement, dated as of ____________, 2002, among the Company, the Guarantors, KeyBank National Association, as agent, and the Secured Party, as amended, modified or supplemented from time to time.

         (b) The Grantors shall pay to the Secured Party upon demand the amount of any and all expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, which the Secured Party may incur in connection with, (i) the administration of this Agreement or the Note, including any modification or waiver hereof or thereof, (ii) the custody, preservation or sale of, or collection from, or other realization upon, any of the Collateral pursuant to this Agreement, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder or under the Note or (iv) the failure of any representation or warranty of the Grantors hereunder or under the Note to be true and correct when made or the failure by any Grantor to perform or observe any of its obligations hereunder or under the Note. In addition, the Grantors shall indemnify and hold the Secured Party and its directors, officers, employees, agents, shareholders and affiliates harmless from and against any and all losses, claims, damages, liabilities and related expenses, including reasonable fees and expenses of its counsel, incurred by such Person in connection with (i) this Agreement and the Note and any of the documents contemplated hereby or thereby, (ii) the Collateral, and (iii) any claim, litigation, investigation or proceedings relating to any of the foregoing, including, without limitation, any environmental claims, unless such loss, claim, damage, liability or expense is due to the willful misconduct or gross negligence of such Person. Any such amounts payable pursuant to this Section 13(c) shall be additional Secured Obligations secured hereby.

         (c) No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Agreement and to such provision, and executed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way be construed to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         (d) Each Grantor agrees that payments by such Grantor hereunder shall be made without recoupment, setoff or counterclaim, except for rights of setoff granted pursuant to the Purchase Agreement.

         (e) This Agreement shall be binding upon and inure to the benefit of the Secured Party, the Company and the Guarantors and their respective successors and assigns.

         (f) This Agreement shall be governed by the laws of the State of Colorado applicable to contracts made and performed entirely within the State of Colorado without regard to conflict of laws rules applied in the State of Colorado.

         (g) EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         (h) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  [Remainder of page intentionally left blank.]

                  IN WITNESS WHEREOF, the undersigned have executed or caused this Agreement to be executed on the date first set forth above.


                                   TRIPLE PEAKS LLC


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                   OKEMO MOUNTAIN, LLC, as Guarantor
                                    By:  Triple Peaks LLC,
                                         its Managing Member


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                       Address: 77 Okemo Ridge Road
                                                Ludlow, VT 05143
                                       Fax:         (802) 228-


                                    THE SUNAPEE DIFFERENCE, LLC, as Guarantor
                                       By:  Triple Peaks LLC,
                                            its Managing Member


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                         Address: 77 Okemo Ridge Road
                                                  Ludlow, VT 05143
                                         Fax:     (802)-228-

                                    STEAMBOAT, LLC, as Guarantor
                                      By:  Triple Peaks LLC,
                                           its Managing Member


                                      By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                       Address: 77 Okemo Ridge Road
                                                Ludlow, VT 05143
                                       Fax:        (802)-228-


                                       AMERICAN SKIING COMPANY


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT G

                    SUBORDINATION AND INTERCREDITOR AGREEMENT

         SUBORDINATION AND INTERCREDITOR AGREEMENT (this "Agreement"), dated as of ________ __, 2002, among (i) KEYBANK NATIONAL ASSOCIATION, in its capacity as agent (together with any successor agent, the "Agent") for the Lenders (as defined herein), (ii) AMERICAN SKIING COMPANY, a Delaware corporation (the "Subordinating Creditor, and together with its successors and assigns, the "holders of Subordinated Debt"), (iii) TRIPLE PEAKS LLC, a Vermont limited liability company (the "Borrower") and (iv) each of the subsidiaries of the Borrower party hereto (each, a "Guarantor" and collectively, the "Guarantors" and together with the Borrower, the "Obligors").

                                    Recitals

         Pursuant to the Credit Agreement (as defined herein), the Agent and the Lenders have agreed, upon the terms and subject to the conditions contained therein, to make loans and otherwise to extend credit to the Obligors. Pursuant to a Stock Purchase and Merger Agreement of even date herewith (the "Stock Purchase Agreement") between the Subordinating Creditor and the Borrower, the Subordinating Creditor has sold certain assets to the Borrower, and in partial payment thereof, the Borrower has executed and delivered to the Subordinating Creditor its Subordinated Note (as defined herein), which is guaranteed (the "Subordinated Guarantees") by the Guarantors. It is a condition precedent to the Lenders' willingness to make loans and otherwise to extend credit to the Obligors pursuant to the Credit Agreement that the Obligors and the Subordinating Creditor enter into this Agreement with the Agent, and it is a condition precedent to the Subordinating Creditor's willingness to accept the Borrower's Subordinated Note that the Agent and the Obligors enter into this Agreement with the Subordinating Creditor.

         NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         Section 1. Definitions. Terms not otherwise defined herein have the same respective meanings given to them in the Credit Agreement. In addition, the following terms shall have the following meanings:

         "Credit Agreement Documents" shall mean the Credit Agreement, dated as of the date hereof (the "Credit Agreement"), by and among the Obligors, the Lenders party thereto and the Agent, as agent, together with the related documents thereto (including, without limitation, any notes, guarantee agreements and security documents), in each case as such Credit Agreement, notes, guarantee agreements and other documents may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, by increasing the amount of available borrowings thereunder or adding any additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such agreements or documents or any successor or replacement agreements or documents and whether by the same or any other agent, lender or group of lenders.

         "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement entered into (or guaranteed by) any Obligor with a counter party which is entitled to the benefits of any security or guarantees provided for under the Credit Agreement.

         "Lenders" shall mean the lenders from time to time party to the Credit Agreement.

         "Non-Payment Event of Default" shall mean the occurrence of any event of default (other than Payment Default) under the Credit Agreement, as such event of default is defined therein, permitting the Lenders to accelerate the maturity of the obligations under the Credit Agreement.

         "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements or other similar arrangements or arrangements designed to protect against fluctuations in currency values entered into (or guaranteed by) any Obligor with a counter party which is entitled to the benefits of any security or guarantees provided for under the Credit Agreement.

         "Payment Default" shall mean the occurrence of any default in the payment when due, whether at maturity, upon any redemption, declaration or otherwise, of any principal of, premium, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt.

         "Preferred Interests" shall have the meaning set forth in Section 2.01(d) of the Stock Purchase Agreement.

         "Senior Debt" shall mean the principal of, premium, if any, interest on (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), reimbursement obligations under letters of credit issued under, all fees, expenses and indemnities with respect to, and all other monetary obligations with respect to (including, in each case, all guarantees of the foregoing obligations), any Indebtedness of any Obligor, whether outstanding on the date hereof or hereafter created, incurred or assumed, under (or in respect of) (i) the Credit Agreement Documents and (ii) all Interest Rate Protection Agreements and Other Hedging Agreements; provided, however, the principal amount of the Senior Debt entitled to the benefits hereunder shall not exceed (x) $129,500,000 so long as the Subordinated Note is outstanding and (y) $132,000,000 after the Subordinated Note has been paid in full, so long as the Preferred Interests are outstanding, in each case less the amount of all permanent reductions in the Senior Debt, including without limitation scheduled amortization or any other repayments of any term loans and any permanent reductions in any revolving credit facilities.

         "Senior Guarantees" shall mean any guaranty entered into by an Obligor or any other person guaranteeing the Senior Debt of one or more other Obligors.

         "Subordinated Debt" shall mean (a) all principal, premium, interest, fees, costs, enforcement expenses (including legal fees and disbursements) and other obligations created or evidenced by the Subordinated Note (including the Subordinated Guarantees) or any prior, concurrent or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of the holders of Subordinated Debt together with the security documents by which the Obligors have granted security interests in certain of their assets to the Subordinating Creditor, which security interests are in all events junior and subordinate to the liens granted to secure the Senior Debt, but excluding any indemnification claims under the Stock Purchase Agreement and (b) the rights of the holders of Subordinated Debt to receive any cash payments with respect to the Preferred Interests, including without limitation rights to receive any principal, interest or other amounts that would be due upon conversion of the Preferred Interests into a debt obligation of the Borrower pursuant to the terms thereof.

         "Subordinated Note Documents" shall mean collectively, the Subordinated Note, the Guarantee and Security Agreement from the Obligors to the Subordinating Creditor of even date herewith, the Subscription Agreement (as defined in the Stock Purchase Agreement), the Preferred Interests, and any and all guaranties directly or indirectly guarantying any Indebtedness of the Borrower to the holders of Subordinated Debt under any of the foregoing and all security documents securing any of the Subordinated Debt, whether now existing or hereafter created.

         Section 2. No Payment on Subordinated Debt in Certain Circumstances.

         Section 2.1. General. The Subordinated Debt and all other obligations of the Obligors under the Subordinated Note Documents shall be and hereby are subordinated and junior to the prior and final irrevocable payment in full in cash or cash equivalents acceptable to the holders of Senior Debt of all Senior Debt and the irrevocable termination of the lending commitments thereunder, whether now or hereafter incurred or owed by the Obligors, to the extent and in the manner provided herein. Notwithstanding the immediately preceding sentence, the Borrower shall be permitted to pay and the Subordinating Creditor shall be permitted to receive, subject to the provisions of Section 2.2 hereof, (a) any regularly scheduled payment of interest on the Subordinated Debt, (b) any principal repayment on the Subordinated Debt made at the scheduled maturity on _____ __, 2005 (c) any payment in connection with the scheduled redemption of the Preferred Interests on ______ __, 2007 and (d) to the extent permitted under the Credit Agreement, any payment in connection with the redemption of the Preferred Interests funded by the issuance of additional common membership interests of the Borrower. Notwithstanding the foregoing, the Borrower shall be permitted to pay, and the Subordinating Creditor shall be permitted to receive, any costs and expenses required to be reimbursed or paid by the Borrower to the Subordinating Creditor not to exceed (x) $5,000 in the aggregate in any fiscal year of the Borrower in which there has been no event of default under the Subordinated Note and (y) $25,000 in the aggregate in any fiscal year of the Borrower in which there has been and is continuing an event of default under the Subordinated Note.

Section 2.2.      Postponement Period.

(a) Upon receipt by the holders of Subordinated Debt of a notice of a Payment Default, which notice shall specify that it is a Default Notice (as hereinafter defined) delivered pursuant to this Section 2.2(a), no payment of any kind or character shall be made by or on the behalf of the Obligors or any other Person acting on its or their behalf on or with respect to the Subordinated Debt (nor shall the Obligors or any other Person acting on its or their behalf acquire any Subordinated Debt for cash or property or otherwise) during the continuance of such Payment Default (a "Payment Postponement Period"). A copy of any such Default Notice shall be sent to the Borrower as well, although the failure to deliver same shall not affect or postpone a Payment Postponement Period.

(b) Upon receipt by the Borrower and the holders of Subordinated Debt of a notice of a Non-Payment Event of Default, which notice shall specify that it is a Default Notice delivered pursuant to this Section 2.2(b), no payment of any kind or character shall be made by or on behalf of the Obligors or any other Person acting on its or their behalf on or with respect to the Subordinated Debt (nor shall the Obligors or any other Person acting on its or their behalf acquire any Subordinated Debt for cash or property or otherwise) for a period of 180 days (any such period being herein called a "Non-Payment Postponement Period" and, together with the Payment Postponement Period, the "Postponement Periods") following receipt of such notice by the Borrower and the holders of Subordinated Debt, subject to the provisions of Section 2.3.


(c) Any notice under paragraphs (a) and (b) above (each a "Default Notice") shall set forth the Payment Default or Non-Payment Event of Default the subject of such Default Notice. Notwithstanding the foregoing and whether or not a Postponement Period shall be in effect, upon the final maturity of the Senior Debt or upon the acceleration thereof no payment or distribution of any kind or character shall be made on, or in respect of, any Subordinated Debt (nor shall any Subordinated Debt be acquired by any Obligor or any Person acting on its or their behalf for cash or property or otherwise) and the holders of Subordinated Debt shall not receive or accept any of the foregoing until the Senior Debt has been irrevocably paid in full in cash or cash equivalents acceptable to the holders of the Senior Debt and the irrevocable termination of the lending commitments thereunder.

                  Section 2.3. Resumption of Payment.

(a) Following the commencement of a Payment Postponement Period and on the earlier to occur of (1) the date on which all Payment Defaults have been cured or waived and the holders of Subordinated Debt have received written notice from the holders of Senior Debt (or their representative) initiating such Payment Postponement Period that all such Payment Defaults have been cured or waived (such written notice to be delivered promptly to the holders of Subordinated Debt following such cure or waiver) and (2) the final payment having been made in full in cash or cash equivalents acceptable to the holders of Senior Debt of all Senior Debt and the irrevocable termination of the lending commitments under all of the Senior Debt, then upon the earlier to occur of (1) or (2) above and so long as such payments are otherwise permitted to be made hereunder at such time, the Obligors shall make all payments whether current or past due (subject to any grace or cure periods) to the holders of Subordinated Debt and shall resume all other required payment obligations under the Subordinated Note Documents (which in any event, except after the occurrence of (2) above, shall not include any accelerated payments).

(b) Following the commencement of a Non-Payment Postponement Period and on the earliest to occur of (1) the expiration of the Non-Payment Postponement Period, (2) the date on which all Non-Payment Events of Default have been cured or waived and the holders of Subordinated Debt have received written notice from the holders of Senior Debt (or their representative) initiating such Non-Payment Postponement Period that all such Non-Payment Events of Default have been cured or waived (such written notice to be delivered promptly to the holders of Subordinated Debt following such cure or waiver) and (3) the final payment having been made in full in cash or cash equivalents acceptable to holders of Senior Debt of all Senior Debt and the irrevocable termination of the lending commitments under all Senior Debt, then upon the earliest to occur of (1), (2) or (3) above and so long as such payments are otherwise permitted to be made hereunder at such time, the Obligors shall make all payments whether current or past due (subject to any grace or cure periods) to the holders of Subordinated Debt and shall resume all other required payment obligations under the Subordinated Note Documents (which in any event, except after the occurrence of (3) above, shall not include any accelerated payments).

(c)      Payment by the Obligors to the holders of Subordinated Debt within five
         (5) Business Days after any Postponement Period of all amounts due and owing to the holders of Subordinated Debt during such Postponement Period shall be deemed a cure of any default under the Subordinated Note Documents caused by such delayed payment.

         Section 2.4. Limitation on Non-Payment Postponement Periods. For purposes of Section 2.2(b) only, (a) the Obligors shall not be prohibited from making, and the holders of Subordinated Debt shall not be prohibited from receiving, payments on the Subordinated Debt by operation of such Section 2.2(b) for more than an aggregate of 180 days within any 360 day period and (b) there shall not be more than two Non-Payment Postponement Periods in any 360 day period. No Default Notice commencing a Non-Payment Postponement Period may be based on a Non-Payment Event of Default which was in existence as of the time of the issuance of any earlier Default Notice commencing a Non-Payment Postponement Period and specified therein unless such Non-Payment Event of Default shall have been cured or waived for not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenant as of a date after the date of commencement of such Non-Payment Postponement Period that, in either case, would give rise to a Non-Payment Event of Default pursuant to any provisions under which a Non-Payment Event of Default previously existed or was continuing shall constitute a new Non-Payment Event of Default for this purpose).

          Section 3.1. Enforcement. Nothing contained in this
Agreement is intended to or shall impair, as between the Obligors and their respective creditors other than the holders of Senior Debt, the obligations of the Obligors to the holders of Subordinated Debt to pay any Subordinated Debt as and when such Subordinated Debt shall become due and payable in accordance with its terms, or to affect the relative rights of the holders of Subordinated Debt and creditors of the Obligors other than the holders of Senior Debt, nor shall anything herein or therein (except as set forth in the succeeding sentence) prevent any holder of Subordinated Debt from exercising all remedies otherwise permitted by applicable law upon the happening of a default or an event of default under the Subordinated Note Documents subject to the rights, if any, of the holders of Senior Debt to receive all payments of any kind or character made by or on behalf of any Obligor (or any other Person acting on its behalf) to the holders of Subordinated Debt to the extent provided for in this Agreement. In furtherance, and not in limitation, of the foregoing provisions of this Section 3.1, no provision of this Agreement shall prevent or be deemed or construed to prevent any holder of Subordinated Debt from accelerating the maturity of the Subordinated Debt in accordance with the provision of the Subordinated Note Documents or from exercising any other remedies upon an event of default thereunder which may at the time otherwise be available to such holder; provided that, notwithstanding the foregoing, prior to the expiration of 180 days following receipt by the Borrower and the Agent of a notice from the holders of Subordinated Debt indicating their ability to accelerate the maturity of the Subordinated Debt in accordance with the terms thereof (the "Standstill Period"), any declaration that all or any portion of the unpaid principal amount of the Subordinated Debt shall be due and payable prior to its stated maturity shall not be effective (and any such notice shall be deemed rescinded) unless and until all of the Senior Debt has also been accelerated or all of the Senior Debt has become due and payable in accordance with its terms, and during any Standstill Period the holders of Subordinated Debt shall not assert, collect or enforce the Subordinated Debt or any part thereof or take any action to foreclose or realize upon the Subordinated Debt or any part thereof or enforce any right of repayment, reimbursement, restitution, contribution or indemnity whatsoever or any other payment obligation under any of the Subordinated Note Documents or initiate (or join in) any judicial action with respect to the Subordinated Debt, including initiating (or joining in) a filing of a petition for relief under the Bankruptcy Code, except with respect to all of the foregoing provisions of this Section 3.1, (a) to the extent (but only to such extent) that the holders of Subordinated Debt file any notices that may be required to toll the running of any applicable statute of limitation (which filings would not be made earlier than 30 days prior to the expiration of such statute of limitations), and (b) as a result of a filing by the Borrower for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law being deemed to automatically accelerate the Senior Debt and the Subordinated Debt. Without limiting the foregoing, until the Senior Debt has been irrevocably paid in full in cash or cash equivalents acceptable to the holders thereof and the lending commitments thereunder have been irrevocably terminated, the holders of Subordinated Debt shall not exercise any right of subrogation with respect to any assets of the Obligors or any guarantor of or provider of collateral security for the Senior Debt (which right the holders of Subordinated Debt may assert following such irrevocable payment in full and irrevocable termination). For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the holders of Subordinated Debt would be entitled except for the provisions of this Agreement, and no payment over pursuant to the provisions of this Agreement to the holders of Senior Debt by or for the account of the holders of Subordinated Debt shall, as among the Obligors and their creditors (other than holders of Senior Debt and the holders of Subordinated Debt) be deemed to be a payment or distribution by the Obligors to or on account of the Senior Debt.

         Section 3.2. Annulment of Acceleration. In the event of a declaration of acceleration under the Subordinated Note because an event of default set forth in Section 10(b) of the Subordinated Note has occurred and is continuing

(which declaration is effective as provided in this Agreement), such declaration of acceleration shall be automatically annulled if the holders of Senior Debt have rescinded their declaration of acceleration in respect of the Senior Debt within 15 Business Days of such declaration, have provided prompt notice of such rescission to the holders of Subordinated Debt, and no other event of default under the Subordinated Note has occurred during such period of 15 Business Days which has not been cured. In the event of such an annulment, any event of default under the Subordinated Note resulting from the Obligors' failure to pay any amounts accelerated under the Subordinated Note shall be deemed waived, and any acceleration of the Subordinated Debt predicated solely on such event of default under the Subordinated Note, shall be automatically rescinded if, within one (1) Business Day after the restriction on payment of the Subordinated Debt has expired or been terminated, the Obligors have made payment in full of all past due amounts (excluding amounts due solely as a result of acceleration) and no other event of default under the Subordinated Note is then continuing.

         Section 4. Payments Held in Trust. In the event that any payment or distribution of any kind or character shall be received by any holder of Subordinated Debt on account of the Subordinated Debt at a time when such payment or distribution is prohibited by this Agreement (whether by Section 2, Section 6 or otherwise), such holder of Subordinated Debt will hold such payment or distribution in trust for the benefit of the holders of Senior Debt. Each such holder of Subordinated Debt shall immediately pay such payment or distribution over to the Agent for the benefit of the holders of Senior Debt in the same form of payment received by such holder of Subordinated Debt with appropriate endorsements, for application to the Senior Debt. Each Obligor hereby acknowledges that the provisions of this Section 4 require the holders of Subordinated Debt to pay over to the Agent for the benefit of the holders of Senior Debt (or their respective representatives) any payments received by the holders of Subordinated Debt in contravention of this Agreement, and hereby irrevocably authorizes such payment to such holders of Senior Debt (or their respective representatives), notwithstanding any instructions to the contrary that it may deliver to the holders of Subordinated Debt after the date hereof.

Section 5.        Intercreditor Matters.


         Section 5.1. Lien Subordination. The Senior Debt, the Credit Agreement Documents and any and all other documents and instruments evidencing or creating the Senior Debt and all guaranties, mortgages, security agreements, pledges and other collateral guarantying or securing the Senior Debt or any part thereof shall be senior to the Subordinated Debt and all of the Subordinated Note Documents irrespective of the time of execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof or the filing of any financing statement or continuation statement relating to any thereof.

         Section 5.2. Release of Guaranties and Collateral. Without limiting any of the rights of the Agent and the Lenders under the Credit Agreement Documents or applicable law, in the event that the Agent or the Lenders, in connection with any sale or other disposition of assets in the Obligor's ordinary course of business, release or discharge any guaranties of the Senior Debt given by guarantors which have also guarantied the Subordinated Debt or any security interests in, or mortgages or liens upon, any collateral securing the Senior Debt and also securing the Subordinated Debt, such guarantors or (as the case may be) such collateral shall thereupon be deemed to have been released from all such guaranties or security interests, mortgages or liens in favor of the Subordinating Creditor; provided that any net cash proceeds received by the Borrower or such guarantor in connection with any sale or other disposition of assets in which such release or discharge is granted are applied, or are held for application, to reduce the Senior Debt. The Subordinating Creditor agrees that, within ten (10) days following the Agent's written request therefor, the Subordinating Creditor will execute and deliver to the Agent for filing any and all such termination statements, mortgage discharges, lien releases and other agreements and instruments as the Agent reasonably deems necessary or appropriate in order to give effect to the preceding sentence. If and to the extent that any net cash proceeds received by the Borrower or such guarantor in connection with any sale or other disposition of assets in which such release or discharge is granted are applied, or are held for application, to reduce the Senior Debt, then, subject to the Agent's receipt of such proceeds, the Subordinating Creditor hereby irrevocably appoints the Agent, and its successors and assigns, and their respective officers, with full power of substitution, the true and lawful attorney(s) of the Subordinating Creditor for the purpose of effecting any such executions, deliveries and filings if and to the extent that the Subordinating Creditor shall have failed to perform such obligations pursuant to the foregoing provisions of this Section 5.2 within such ten (10) day period. [Credit Agreement to include customary provisions requiring application of net cash proceeds to permanent reduction of Senior Debt or reinvestment of sales proceeds in assets of Obligors within 180 days of receipt.]

         Section 5.3. Certain Intercreditor Issues Relating to Collateral. The Subordinating Creditor agrees that it will take no action to realize on any collateral security held by it (including, without limitation, acceleration, commencement of litigation, commencement of a bankruptcy proceeding or a foreclosure action) without ninety (90) days' prior written notice to the Agent, which notice may be given only after the occurrence of an Event of Default under the Subordinated Note. In the event of any casualty with respect to any collateral, the Agent shall have the exclusive right to adjust, compromise or settle any insurance claims on commercially reasonable terms, and the Subordinating Creditor shall acquiesce in any such settlement. In the event of proceedings under Chapter 11 of the Bankruptcy Code, or any similar proceeding under federal or state insolvency law, the Subordinating Creditor agrees that the Agent may authorize the Obligors to use the collateral in such manner as the Agent deems appropriate, and the Subordinating Creditor shall consent to the use of such collateral as directed by the Agent. Without limiting the generality of the foregoing, the Subordinating Creditor will not object to the use of the collateral or the proceeds thereof on the grounds that the interest of the Subordinating Creditor is not being adequately protected. Neither the Agent nor the Subordinating Creditor assumes any responsibility to the other to advise of information regarding the financial condition of the Obligors, the collateral or any other circumstance relating to the risk of nonpayment of the obligations of the Obligors. Each of the Agent and the Subordinating Creditor shall be responsible for managing its relationship with the Obligors and neither of them shall be deemed to be the agent of the other for any purpose.

         Section 6. Bankruptcy, etc.; Retention of Junior Securities.


         Section 6.1. Payments relating to Subordinated Debt.

(a) Upon any payment or distribution of assets of any Obligor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of any Obligor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to any Obligor or its property, whether voluntary or involuntary, all Senior Debt due or to become due shall first be irrevocably paid in full in cash or cash equivalents acceptable to such holders of Senior Debt, before any such payment or distribution of any kind or character (other than Permitted Junior Securities (as hereafter defined)) is made on account of any Subordinated Debt, or for the acquisition of any Subordinated Debt for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of any Obligor of any kind or character, whether in cash, property or securities, to which the holders of Subordinated Debt would be entitled except for the provisions hereof, shall be paid by such Obligor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of Subordinated Debt if received by them, directly to the Agent for the benefit of the holders of Senior Debt for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been irrevocably paid in full in cash or cash equivalents acceptable to such holders of Senior Debt after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

(b) In the event that any of the Obligors or any other guarantor of or provider of collateral for the Senior Debt makes any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party, under any bankruptcy, insolvency, reorganization or similar act or law, state, federal or foreign law, common law or equitable cause (such payment being hereinafter referred to as a "Voided Payment"), (i) then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made and (ii) the provisions of this Agreement shall be reinstated and continue in full force and effect until the full amount of such Voided Payment (together with interest thereon) is paid in full in cash or cash equivalents acceptable to the respective holders of such Senior Debt. It is further agreed that any diminution (whether pursuant to any court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of any Obligor's obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or cash equivalents acceptable to the holders of Senior Debt, shall have no effect on (and shall not reduce) the amount of Senior Debt deemed to be outstanding hereunder, and the amount of all Senior Debt for purposes of this Agreement shall be calculated as if no such diminution had occurred.

(c) As used herein, the term "Permitted Junior Securities" shall mean, for purposes of this Agreement, so long as the effect of any exclusion employing this definition is not to cause the Subordinated Debt to the treated in any case or proceeding or similar event described in Section 6.1(a) as part of the same class of claims as the Senior Debt or any class of claims pari pasu with, or senior to, the Senior Debt, for any payment or distribution, (a) debt securities of the Borrower or any successor corporation provided for by a plan of reorganization or readjustment in any such case, proceeding or similar event referred to in Section 6.1(a), so long as such debt securities (i) are subordinated at least to the same extent that the Subordinated Debt is subordinated to the payment of all Senior Debt, (ii) are unsecured or are secured by liens only on the same assets of the Obligors subject to liens under the Subordinated Note Documents and such liens shall be subordinated to all liens securing Senior Debt, (iii) have no maturity, amortization, sinking fund, repayment or similar payment earlier than six months after the final maturity of any revolving credit, line of credit or similar facility included as part of the Senior Debt then outstanding (to the extent that the maturity of any such facility provided under the Credit Agreement Documents as of the date hereof shall not have been extended (or extended by refinancing) prior to the commencement of such case or proceeding or such event and as such Senior Debt may be modified pursuant to any such reorganization or readjustment), (iv) do not require the cash payment of principal, interest or other cash amounts until such time as all Senior Debt then outstanding (as such Senior Debt may be modified pursuant to any such reorganization or readjustment) has been paid in full in cash or cash equivalents acceptable to the holders of such Senior Debt, except for regularly scheduled quarterly interest payments at an interest rate not to exceed 10% per annum and except for payments due on the scheduled maturity date permitted under clause (iii) above, (v) shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such debt securities than those in effect with respect to the Subordinated Debt on the date hereof (or the Senior Debt, after giving effect to such reorganization or readjustment), and (vi) to the extent that same are to be guaranteed, shall only be guaranteed by Subsidiaries of the Borrower that have guaranteed the Senior Debt of the Borrower (as such Senior Debt may be modified pursuant to any such reorganization or readjustment) and such guarantees shall be subordinated at least to the same extent as the Subordinated Debt of the Guarantors is subordinated to the payment of all Senior Debt of the Guarantors and (b) equity interests of the Borrower or any successor entity provided for by a plan of reorganization or readjustment in any such case, proceeding or similar event referred by in Section 6.1(a); provided that, in each case with respect to clauses (a) and (b) above,
         (x) if a new entity results from any such reorganization or readjustment, such entity assumes all Senior Debt that will be outstanding after giving effect thereto and (y) the rights of the holders of Senior Debt are not, without the consent of such holders, altered by any such reorganization or readjustment, including, without limitation, such rights being impaired within the meaning of Section 1124 of the Bankruptcy Code, or any impairment on the right to receive interest accruing during the pendency of a bankruptcy or insolvency proceeding, including proceedings under the Bankruptcy Code.

         Section 6.2. Subordinated Debt Voting Rights. At any such meeting of creditors or in the event of any such case or proceeding, in each case as referred to in Section 6.1(a), the holders of Subordinated Debt shall retain the right to vote and otherwise act with respect to the Subordinated Debt

(including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension); provided, however, if any holder of Subordinated Debt fails to file any claim or proof of claim necessary to enforce the obligations of the Obligors in respect of the Subordinated Debt at least fifteen days before the time to file such claim or proof of claim has expired, then the holders of Senior Debt (or their representatives) may as attorney-in-fact for such holder of Subordinated Debt file such claim or proof of claim; and provided further that the Subordinating Creditor shall not vote with respect to any such plan or take any action in any way so as to contest (i) the validity, perfection, priority or enforceability of any Senior Debt or any liens on and securing interests in any collateral therefor or guaranties thereof, (ii) the rights and remedies of any holder of any Senior Debt established in any instruments or agreements creating or evidencing any of the Senior Debt, or (iii) the Subordinating Creditor's obligations and agreements set forth in this Agreement.

         Section 6.3. Retention of Junior Securities. As and to the extent provided in Section 6.1, the holders of Subordinated Debt shall be entitled to receive and retain Permitted Junior Securities.

         Section 7. Legend. Any promissory note issued by the Borrower to the holders of Subordinated Debt evidencing the Subordinated Debt (and any Subordinated Guarantee) shall contain the following legend:

         THIS NOTE [GUARANTY] IS SUBJECT TO A SUBORDINATION AGREEMENT DATED AS OF _____________, 2002 AMONG TRIPLE PEAKS LLC, CERTAIN OTHER PARTIES NAMED THEREIN AS GUARANTORS, KEYBANK NATIONAL ASSOCIATION, AS AGENT, AND THE HOLDER OF THE SUBORDINATED NOTE, WHICH AMONG OTHER THINGS, SUBORDINATES THE BORROWER'S AND EACH GUARANTOR'S OBLIGATIONS HEREUNDER TO THE BORROWER'S AND EACH GUARANTOR'S OBLIGATIONS TO CERTAIN HOLDERS OF SENIOR DEBT, AS MORE FULLY DESCRIBED IN SAID SUBORDINATION AGREEMENT.

         Section 8. Obligations Absolute. Nothing contained in this Agreement shall impair, as among the Obligors and the holders of Subordinated Debt, the obligation of the Obligors to pay to the holders of Subordinated Debt all amounts payable in respect of the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent the holders of Subordinated Debt (except as expressly otherwise provided in this Agreement, including Sections 2, 3, 5 and 6) from exercising all rights, powers and remedies otherwise permitted by Subordinated Note Documents and by applicable law upon a default in the payment or performance of the Subordinated Debt or under any Subordinated Note Document, all, however, subject to the rights of the holders of Senior Debt as set forth in this Agreement.

         Section 9. Actions by Senior Debt Holders.


(a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any such holder, or by any non-compliance by any Obligor with the terms, provisions and covenants of the Subordinated Note Documents, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

(b) The Subordinating Creditor agrees, with respect to the Senior Debt and any and all Senior Debt Documents, that the Borrower and the holders of Senior Debt may agree to increase the amount of the Senior Debt, subject to the proviso contained in the definition thereof, including the automatic reductions in the Senior Debt as a result of any permanent reductions and amortization of term loans, or otherwise modify the terms of any of the Senior Debt and the Senior Debt Documents, and the holders of the Senior Debt may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Borrower and all other persons, in each case without the consent of the Subordinating Creditor or the Borrower and without affecting the agreements of the Subordinating Creditor or the Borrower contained in this Agreement; provided, however, that no such modification, extension or compromise shall reduce the amount of (including, without limitation, by modifying the portion of proceeds required to be applied) or extend the times for payment of scheduled amortization or any other required payments on any term loans or of any permanent reductions in any revolving credit facilities or amend the asset sales provisions contained in Section __ of the Credit Agreement as set forth in the Credit Agreement executed and delivered on the date hereof.

         Section 10. Modification or Sale of the Subordinated Debt. The Subordinating Creditor will not, at any time while this Agreement is in effect, modify any of the terms of any Subordinated Debt or any of the Subordinated Note Documents; nor will the Subordinating Creditor sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt to any person other than a person who agrees in a writing, reasonably satisfactory in form and substance to the Agent, to become a party hereto and to succeed to the rights and to be bound by all of the obligations of the Subordinating Creditor hereunder. In the case of any such disposition by the Subordinating Creditor, the Subordinating Creditor will notify the Agent at least five (5) days prior to the date of such intended disposition.

         Section 11. Termination of Subordination. This Agreement shall continue in full force and effect, and the obligations and agreements of the holders of Subordinated Debt and the Obligors hereunder shall continue to be fully operative, until all of the Senior Debt shall have been irrevocably paid and satisfied in full in cash or cash equivalents acceptable to the holders of Senior Debt and such full payment and satisfaction shall be final and not avoidable and irrevocable termination of the lending commitments under the Senior Debt (subject to any reinstatement as provided in Section 6).

         Section 12. Notices.

(a) All notices and other communications which are required and may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and effective in all respects if given in writing or telecopied, delivered or mailed by registered or certified mail, postage prepaid, as follows:

         If to the Agent:  KeyBank National Association
                                    176 Federal Street
                                    Boston, MA 02110
                                    Attention: Mr. Carlton F. Williams
                                    Facsimile: (617) 748-5017

         With copies to:   KeyBank National Association
                                    4910 Tiedeman Road
                                    Brooklyn, OH 44144
                                    Attention: Ms. Cathy Cahill
                                    Facsimile:

                                            and to:

                                    Goodwin Procter LLP
                                    Exchange Place
                                    Boston, MA 02109
                                    Attention: Edward Matson Sibble, Jr., P.C.
                                    Facsimile: (617) 523-1231

         If to the Subordinating
         Creditor:
                                    American Skiing Company
                                    One Monument Way
                                    Portland, ME 04101
                                    Attention: Foster A. Stewart, Jr., Esq.,
                                               General Counsel
                                    Facsimile: (207) 791-2607

        With a copy to:             Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, NY 10019
                                    Attention: Mitchell L. Berg, Esq.
                                    Facsimile: (212) 757-3990

         If to the Borrower:        Triple Peaks LLC
                                    77 Okemo Ridge Road
                                    Ludlow, VT 05149
                                    Attention: Mr. Tim Mueller, President
                                    Facsimile: (802) 228-4458

         With a copy to:            Salmon & Nostrand
                                    P.O. Box 535
                                    Centennial Arcade
                                    Bellows Falls, VT 05101
                                    Attention: George W. Nostrand, Esq.
                                    Facsimile: (802) 463-9713

or such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto. Notices shall be deemed given and effective upon the earlier to occur of (i) the third day following deposit thereof in the U.S. mail or (ii) receipt by the party to whom such notice is directed.

(b) For purposes of this Agreement, (i) any notice required to be delivered to the holders of Senior Debt by the holders of Subordinated Debt will be deemed to have been duly delivered to all holders of Senior Debt if such notice was delivered to the Agent at the Agent's address indicated above and (ii) any notice required to be delivered to the holders of Subordinated Debt by the holders of Senior Debt will be deemed to have been duly delivered to all holders of Subordinated Debt if such notice was delivered to the Subordinating Creditor at its address indicated above and to each other holder of Subordinated Debt which has notified in writing the Agent and the other holders of Senior Debt of such holder's address and other contact information (it being understood that until such time as such other holders of Subordinated Debt shall have so delivered its contact information, such holder shall nevertheless be subject to the terms and provisions of this Agreement (including Sections 2, 3, 5 and 6) as if such holders had received (and shall be deemed to have received) all notices required to be delivered to it).

         Section 13. Governing Law. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by and interpreted in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law) and shall be a sealed instrument under such laws. Each of the holders of Subordinated Debt, the Agent, the other holders of Senior Debt (by their acceptance of the benefits of this Agreement) and the Obligors agrees that any suit for enforcement of this Agreement shall be brought in the courts of the State of New York or any federal court sitting therein, in each case which are located in the City of New York, and consents to the nonexclusive jurisdiction of such courts and service of process in any such suit being made upon any of the parties hereto, as applicable, by mail at the address specified in Section 12.

         Section 14. Waiver of Jury Trial. Each of the holders of Subordinated Debt, the Agent, the other holders of Senior Debt (by their acceptance of the benefits of this Agreement) and the Obligors hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance of such rights and obligations. Each of the holders of Subordinated Debt, the Agent, the other holders of Senior Debt (by their acceptance of the benefits of this Agreement) and the Obligors (a) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that such party has been induced to enter into this Agreement by, among other things, the waivers and certifications contained herein.

         Section 15. Miscellaneous. This Agreement may be executed in several counterparts and by each party hereto on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought. The holders of Subordinated Debt acknowledge and agree that the provisions of this Agreement are for the benefit of, and are, and are intended to be, an inducement and a consideration to, each holder of Senior Debt (whether or not a party hereto), whether such Senior Debt was created or acquired before or after the date of this Agreement, and each holder of Senior Debt shall be deemed conclusively to have relied upon the subordination provisions contained in this Agreement in acquiring and continuing to hold such Senior Debt, and that the provisions of this Agreement shall be enforceable directly by the holders of Senior Debt. The Agent, acting upon the instructions of the requisite Lenders, may, in its sole and absolute discretion, waive any provisions of this Agreement benefiting the Agent and the Lenders; provided, however, that such waiver shall be effective only if in writing and signed by the Agent and shall be limited to the specific provision or provisions expressly so waived. No waiver on the part of any holder of Subordinated Debt of any provision of this Agreement shall be effective unless in writing and signed on behalf of such holder of Subordinated Debt. This Agreement shall be binding upon the successors and assigns of each of the holders of Subordinated Debt, the Agent, the other holders of Senior Debt and the Obligors and shall inure to the benefit of the holders of Subordinated Debt, the Agent and the other holders of Senior Debt, and their respective successors and assigns. Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. Section 16. No Benefit to Obligors. The Obligors are not a beneficiary of any portion of this Agreement and shall not have any rights arising under this Agreement or the right to enforce any provision hereof.

         [The remainder of this page has been left blank intentionally]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                  AGENT:           KEYBANK NATIONAL ASSOCIATION, as Agent


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title

                  SUBORDINATING
                  CREDITOR:        AMERICAN SKIING COMPANY


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title

        [Signature Page to the Subordination and Intercreditor Agreement]

                  BORROWER:                 TRIPLE PEAKS LLC


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                  GUARANTORS:               OKEMO MOUNTAIN, LLC


                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:

                                            THE SUNAPEE DIFFERENCE, LLC


                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:

                                            STEAMBOAT, LLC

                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:


        [Signature Page to the Subordination and Intercreditor Agreement]




                                    EXHIBIT H


                             TERMS AND CONDITIONS OF
                             CLASS B PREFERRED UNITS



1. At the Closing, the Company will have 916 authorized Units. 559 Units will be designated Class A Common Units, 327 Units will be designated Class B Common Units, and 30 Units will be designated Class B Preferred Units. All Units will be issued except 92 Class A Common Units, which will be reserved for incentive compensation programs. The Class B Preferred Units shall be issued to American Skiing Company (together with its successors and assigns, the "Holder") at the Closing, with each Unit having a face/capital account value of $100,000, for a total of $3,000,000. The Units will be issued in exchange for stock of Steamboat Ski & Resort Corporation.

2. The issuance of the Class B Preferred Units shall be made pursuant to a subscription agreement in form and substance reasonably satisfactory to the Purchaser which shall, in any event, contain the representations, warranties, covenants and other agreements (including as to Events of Default) set forth in the Purchase Money Note and in any other agreement entered into between the Company and any other member; provided, however, that the $7,500,000 figure referred to in the negative covenant contained in the Purchase Money Note regarding the incurrence of Debt (as defined in the Purchase Money Note) by the Company shall, following payment of the Purchase Money Note in full in cash, be increased to $10,000,000.

3. Class B Preferred Units shall be entitled to a 10% in kind preferred distribution that will accrue and accumulate on a quarterly and compounding basis (the "Preferred Distributions"). Upon conversion into Class B Common Units, all accrued but unpaid Preferred Distributions shall be paid to the Holder in immediately available funds. The Preferred Distributions will be guaranteed payments for tax purposes. Except for tax distributions, no distribution shall be made on any other Units until all current and accumulated Preferred Distributions have been paid in full in cash. Tax distributions shall not be paid on Preferred Distributions.

4. Upon dissolution and liquidation of the Company prior to redemption or conversion of Class B Preferred Units, the holders of Class B Preferred Units shall be entitled to be paid out of the assets of the Company available for distribution to Unit holders, before any distribution is made to the holders of any other Units, an amount equal to $100,000 per Unit plus any accrued but unpaid and accumulated Preferred Distributions. The Company's obligations to the holders of the Class B Preferred Units for such payments are subordinated to the Senior Debt in accordance with the terms of the Subordination Agreement. Class B Preferred Units shall not be entitled to any further share of liquidation proceeds.

5. Upon the occurrence of a Change of Control (as defined in the Purchase Money Note) or an Event of Default (including any breach of any representation, warranty, covenant or other agreement contained in the Purchaser LLC Agreement or in the subscription agreement), the holders of Class B Preferred Units shall be entitled to be paid out of the assets of the Company an amount equal to $100,000 per Unit plus any accrued but unpaid and accumulated Preferred Distributions. The Company's obligations to the holders of the Class B Preferred Units for such payments are subordinated to the Senior Debt in accordance with the terms of the Subordination Agreement.

6. Class B Preferred Units shall be callable and redeemable by the Company at any time for an amount equal to $100,000 per Unit plus all accrued but unpaid and accumulated Preferred Distributions. A minimum of one
         (1) Class B Preferred Unit shall be redeemed with each call. Any unredeemed Class B Preferred Units outstanding on ________________, 2007 may, at the election of the Holder, be converted to an equal number of Class B Common Units or may be redeemed in exchange for an unsecured promissory note (the "Preferred Note") to be issued by the Company to the Holder (a) in the aggregate principal amount equal to the sum of (i) the product of $100,000 multiplied by the number of Class B Preferred Units outstanding as of such time plus (ii) all accrued but unpaid Preferred Distributions, (ii) bearing interest at 12% (14% following an Event of Default) per annum payable quarterly in cash, (iii) having a maturity date of 12 months following its date of issuance and (iv) otherwise having the same terms and conditions as the Purchase Money Note except that the Preferred Note shall not be secured, including the terms of subordination under the Subordination Agreement.

7. Class B Preferred Units shall not have voting rights unless and until converted to Class B Common Units. Once converted, the Units shall have the same voting and other rights as regular Class B Common Units and shall vote as part of the Class B Units on all matters.

8. As long as any of the Class B Preferred Units are outstanding and have not been converted to Class B Common Units, without the prior written consent of the Holder, the Company shall not amend the Purchaser LLC Agreement or authorize or, except pursuant to the incentive compensation programs referred to in paragraph 1, issue any Units (or any other security, including, without limitation, any option, warrant or convertible security).

9. A transfer of the Units shall be subject to a right of first offer whereby the Holder shall advise the Company that it intends to seek a purchaser for all or any portion of Units then held by the Holder. Thereafter, the Company shall have 30 days to make an offer to purchase the Units. If the offer is accepted by the Holder, the Company shall effect such purchase on the terms of the offer no later than 30 days after the date such offer was made. If the offer is rejected by the Holder, for a period of 120 days after the making of such offer the Holder may transfer Units to one or more transferees, provided that the terms of any such transfer shall be no less favorable to the Holder than those contained in the Company's offer.

10. The Company shall deliver to the Holder audited annual and unaudited quarterly financial statements and all such other information as is reasonably requested by the Holder.